Exhibit 99.3

[Reference translation – in case of any discrepancy, the original Japanese version shall prevail.]

August 3, 2020

To whom it may concern,

Company name	SoftBank Corp.
Name of Representative	Representative Director, President & CEO	Ken Miyauchi
(Securities Code: 9434, Tokyo Stock Exchange First Section)
Inquiries	Executive Officer, General Manager of Finance & Accounting Division	Takashi Naito
(TEL. 03-6889-2000)
Company name	NAVER J. Hub Corporation
Name of Representative	Representative Director	Sang-Jin Park
Inquiries	Finance Manager	Yong-Jae Kim
(Email. yongjae.kim@navercorp.com)

Notice Concerning the Commencement of the Joint Tender Offer for Shares of LINE Corporation

(Securities Code: 3938)

As announced in the “Notice Concerning the Planned Commencement of the Joint Tender Offer for Shares of LINE Corporation (Securities Code: 3938)” dated December 23, 2019 (hereinafter, the “Press Release for the Planned Commencement of the Joint Tender Offer”), SoftBank Corp. (hereinafter, “SoftBank”), NAVER Corporation (hereinafter, “NAVER”), Z Holdings Corporation (Securities Code: 4689, listed on the First Section of Tokyo Stock Exchange, Inc. (hereinafter, “TSE”)), a consolidated subsidiary of SoftBank (hereinafter “ZHD”), and LINE Corporation (Securities Code: 3938, listed on the First Section of TSE), a consolidated subsidiary of NAVER (hereinafter, the “Target Company”), have entered into a business integration agreement, a definitive agreement regarding the business integration of ZHD and its subsidiaries and the Target Company and its subsidiaries (hereinafter, the “Business Integration”) among the four companies, as of December 23, 2019 (hereinafter, the “Definitive Business Integration Agreement.” For the details of the Definitive Business Integration Agreement, please refer to “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” in “1 Purpose of Purchase” below.), and have decided, respectively, that SoftBank and NAVER or its wholly-owned subsidiary will jointly implement the Japan and the United States (hereinafter, the “U.S.”) Tender Offers for acquiring all of the Target Company Share Certificates (defined below) (excluding the NAVER-owned Target Company Share Certificates (defined in “(1) Overview of the Tender Offer” in “1 Purpose of Purchase” below) and the treasury shares owned by the Target Company), as part of a series of transactions to realize the Business Integration, subject to the Conditions Precedent (defined in “(1) Overview of the Tender Offer” in “1 Purpose of Purchase” below) being satisfied.

As SoftBank and NAVER J. Hub Corporation, NAVER’s wholly-owned subsidiary (hereinafter “NAVER J. Hub”; and NAVER and NAVER J. Hub are collectively referred to as the “NAVER Parties”; and SoftBank and NAVER J. Hub are collectively referred to the “Tender Offerors”) confirmed today, given that the procedures and measures necessary under the competition laws of the U.S., Taiwan and South Korea have been completed and the procedures and measures necessary under the competition laws of Japan are expected to be completed by the date immediately before the expiration date of the purchase period of the Tender Offer (hereinafter, the “Tender Offer Period”), that all of the Conditions Precedent have been completed and satisfied, except for the condition to commencement of the Japan and U.S. Tender Offers that the Clearance Procedures (defined in “(1) Overview of the Tender Offer” in “1 Purpose of Purchase” below) which are necessary for the implementation of the Delisting Procedures (as defined in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” below) have been completed, and that such condition to commencement of the Japan and U.S. Tender Offers has been waived by all the parties to the Definitive Business Integration Agreement, the Tender Offerors have decided today to commence tender offers in Japan and the U.S. as detailed below.

①

A tender offer to be implemented in Japan pursuant to the Financial Instruments and Exchange Act (Act No. 25 of 1948, as amended from time to time, hereinafter, the “Act”) for the purpose of acquiring all of the outstanding shares of (i) common shares (hereinafter, the “Target Company Shares”), (ii) the Share Options, (iii) the Convertible Bonds, and (iv) the ADSs (Note 1) (the Share Options, the Convertible Bonds, the names of each share option and each convertible bond, and the ADSs are defined in “(3) Price of Purchase” in “2. Outline of Purchase” below; hereinafter, the Target Company Shares, the Share Options, the Convertible Bonds and the ADSs are referred to as the “Target Company Share Certificates”) (excluding the NAVER-owned Target Company Share Certificates and the treasury shares owned by the Target Company) (hereinafter, the “Tender Offer”).

(Note 1)

The Tender Offer aims to acquire all of the Target Company Share Certificates. As the Tender Offerors must solicit offers to sell all of the Share Certificates issued by the Target Company pursuant to Article 27-2, paragraph (5) of the Act and Article 8, paragraph (5), item (iii) of the Order for Enforcement of the Financial Instruments and Exchange Act of Japan (Cabinet Order No. 321 of 1965, as amended from time to time, hereinafter, the “Order”), the Tender Offerors included the ADS in the class of share certificates subject to the Tender Offer. However, with respect to the ADSs, which are listed securities in the U.S., it has become clear that it is difficult for the Tender Offerors, which are incorporated in Japan, to acquire the ADSs in the Tender Offer, which will be conducted outside of the U.S., given that there are no operators such as financial instruments business operators to act as tender offer agents to acquire the ADSs in the Tender Offer. Therefore, the Tender Offerors will accept only tenders of the Target Company Share Certificates other than the ADSs, and not tenders of the ADSs in the Tender Offer. In addition, although the U.S. Tender Offer (defined below) will accept tendering of the ADSs, ADS holders who want to tender not in the U.S. Tender Offer but in the Tender Offer need to convert their ADSs into Target Company Shares (please refer also to “(11) Tender Offer Agent ” in “2 Outline of Purchase ” below).

②

A tender offer to be implemented in the U.S. pursuant to the U.S. Securities Exchange Act of 1934 (as amended from time to time, the “U.S. Securities Exchange Act”) for the purpose of acquiring (i) the Target Company Shares owned by residents of the United States (the residents of the U.S. who own the Target Company Shares are hereinafter referred to as the “U.S. Shareholders”) and (ii) all of the ADSs (hereinafter, the “U.S. Tender Offer”; and the Tender Offer and the U.S. Tender Offer are collectively referred to as the “Japan and U.S. Tender Offers”) (Note 2).

(Note 2)

The terms and conditions of the U.S. Tender Offer are substantially the same as those of the Tender Offer to the extent possible in light of the requirements under the U.S. Securities Exchange Act and the tender offer practices in the U.S. For the details, please refer to “① U.S. Tender Offer” in “(2) Other Information Necessary for Investors to Determine Whether to Tender in Purchase” in “4. Other Information” below.

The purchase price for the Tender Offer is expected to be approximately JPY 372 billion, and each Tender Offeror will purchase 50% of the tendered Target Company Share Certificates.

1.	Purpose of Purchase

(1)	Overview of the Tender Offer

As of today, SoftBank is a subsidiary of SoftBank Group Corp. (hereinafter, “SBG”) which owns 62.07% of the voting rights of SoftBank through SoftBank Group Japan Corporation, SBG’s wholly-owned subsidiary, and SoftBank shares are listed on the First Section of TSE. As of today, SoftBank does not own any Target Company Share Certificates. However, as of today, all of the shares in NAVER J. Hub are owned by NAVER. As of today, NAVER J. Hub does not own any Target Company Share Certificates. NAVER owns 174,992,000 Target Company Shares (Ownership Ratio (Note 1): 66.37%), 3,658 units of the share options attached to the Convertible Bonds due 2023 (total number of the Target

Company Shares subject to such share options: 4,898,888 shares; the Ownership Ratio: 1.86%), and 3,658 units of the share options attached to the Convertible Bonds due 2025 (total number of the Target Company Shares subject to such share options: 4,865,655 shares; the Ownership Ratio:1.85%) (the Target Company Shares and the Convertible Bonds owned by NAVER are hereinafter collectively referred to as the “NAVER-owned Target Company Share Certificates”).

(Note 1)

“Ownership Ratio” is the percentage (rounded off to two decimal places, and the same applies hereinafter in the calculation of the Ownership Ratio) of shares owned out of the number of shares (263,658,285 shares), calculated by adding (i) the total number of issued shares of the Target Company (241,544,142 shares) as of June 30, 2020 as described in the “Consolidated Financial Results (IFRS) for the Six Months Ended June 30, 2020” filed by the Target Company dated July 29, 2020 (hereinafter, the “Target Company Summary of Financial Results for the Second Quarter”), (ii) the number of Target Company Shares to be issued upon the exercise of the 4th Series Share Options (402 units), the 5th Series Share Options (65 units), the 7th Series Share Options (764 units), the 8th Series Share Options (1 units), the 10th Series Share Options (74 units), the 11th Series Share Options (110 units), the 13th Series Share Options (94 units), the 14th Series Share Options (65 units), the 16th Series Share Options (91 units), the 17th Series Share Options (750 units), the 18th Series Share Options (241 units), the 19th Series Share Options (3 units) and the 20th Series Share Options (12,621 units) that are existing as of June 30, 2020, and exercisable as of today (2,592,100 shares) and (iii) the number of Target Company Shares to be issued upon the exercise of the share options attached to the Convertible Bonds due 2023 (7,316 units) and the share options attached to the Convertible Bonds due 2025 (7,316 units) (19,529,086 shares) (Note 2), and subtracting from the total of (i) through (iii) (263,665,328 shares) (iv) the number calculated by subtracting the number of the treasury shares owned by the Target Company as of June 30, 2020 as described in the Target Company Summary of Financial Results for the Second Quarter the parts owned by J-ESOP of the Target Company as of the same day (7,043 shares). Note that since the exercise period of the 22nd Series Share Options, the 23rd Series Share Options, 24th Series Share Options and the 25th Series Share Options issued by the Target Company starts on July 29, 2022, it is assumed that no share options, other than those described above as the share options exercisable as of today, will become exercisable during the Tender Offer Period.

(Note 2)

This is the total of (i) the number of Target Company Shares (9,764,543 shares) to be issued upon the exercise of the share options attached to the Convertible Bonds due 2023 (3,658 units) and the share options attached to the Convertible Bonds due 2025 (3,658 units) owned by the holders of the Convertible Bonds (the “Convertible Bond Holders”) other than NAVER, and (ii) the number of Target Company Shares (9,764,543 shares) to be issued upon the exercise of the share options attached to the Convertible Bonds due 2023 (3,658 units) and the share options attached to the Convertible Bonds due 2025 (3,658 units) owned by NAVER (19,529,086 shares). With respect to the calculation on the number of Target Company Shares to be issued upon the exercise of the share options attached to the Convertibles Bonds due 2025 owned by the Convertible Bond Holders other than NAVER and NAVER, a fraction less than 1 share is rounded off. The same applies to the calculation on the number of Target Company Shares to be issued upon the exercise of each share option attached to the Convertible Bonds.

As announced in the Press Release for the Planned Commencement of the Joint Tender Offer, SoftBank, NAVER, ZHD and the Target Company have entered into the Definitive Business Integration Agreement, the definitive agreement regarding the Business Integration among the four companies, as of December 23, 2019, and have decided, respectively, that SoftBank and NAVER or its wholly-owned subsidiary will jointly implement the Japan and U.S. Tender Offers, including the Tender Offer for acquiring all of the Target Company Share Certificates (excluding the NAVER-owned Target Company Share Certificates and the treasury shares owned by the Target Company; the same applies hereinafter), as part of a series of transactions to realize the Business Integration, subject to the conditions precedent (Note 3) being satisfied.

(Note 3)

Under the Definitive Business Integration Agreement, the commencement of the Japan and U.S. Tender Offers, including the Tender Offer is conditional upon: (i) a resolution being adopted at the Target Company’s board of directors meeting, by a unanimous resolution of the directors without conflicts of interest, expressing their opinion that they support the Japan and U.S. Tender Offers and recommend that the shareholders of the Target Company and holders of the ADSs tender in the Japan and U.S. Tender Offers (however, they will leave holders of the Share Options and Convertible Bonds to decide whether to tender their Share Options and Convertible Bonds in the Japan and U.S. Tender Offers), and that such opinion has not been changed or withdrawn; (ii) the Special Committee (as defined in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” below) of the Target Company, established in connection with the Japan and U.S. Tender Offers advises the Target Company’s board of directors that it would be appropriate to express the supporting opinion described in (i) above, and such advice has not been changed or withdrawn; (iii) the special committee of ZHD established in connection with the Business Integration advises ZHD’s board of directors that the Business Integration would not be disadvantageous to minority shareholders of ZHD, and such advice has not been changed or withdrawn; (iv) the representations and warranties of each party to the Definitive Business Integration Agreement are true and correct in all material respects; (v) all obligations under the Definitive Business Integration Agreement with which each party to the Definitive Business Integration Agreement must comply or which each party must perform before the commencement date of the Japan and U.S. Tender Offers have been complied with or performed in all material respects; (vi) ZHD’s shareholders’ meeting resolves to approve the share exchange agreement concerning the Share Exchange (as defined in “(3) Important Agreements Concerning the Tender Offer” below) as well as all other items which require approval of the shareholders’ meeting with regard to the Business Integration (except for the election of directors of ZHD pursuant to the provisions of the Capital Alliance Agreement (as defined in “(3) Important Agreements Concerning the Tender Offer” below)), and such resolutions are maintained in full force and effect; (vii) in the event that ZHD’s annual general shareholders’ meeting is held before the commencement date of the Japan and U.S. Tender Offers, such annual general shareholders’ meeting resolves to approve the election of directors of ZHD pursuant to the provisions of the Capital Alliance Agreement, and such resolution to approve the election is maintained in full force and effect; (viii) the implementation of a series of transactions relating to the Business Integration does not, and is not reasonably expected to, constitute a violation of laws and regulations; (ix) with regard to the procedures under the competition laws and regulations, and the investment control laws and regulations of each country which are necessary for the implementation of the Business Integration (including obtaining the permits and licenses and expiration of necessary waiting period and/or review period, hereinafter, the “Clearance Procedures”), the Clearance Procedures which are necessary for the implementation of the Delisting Procedures have been completed; (x) there are no decisions issued by governmental organizations seeking to impose restrictions upon or prohibit a series of transactions relating to the Business Integration; (xi) no circumstances have arisen or been discovered that would make the implementation of a series of transactions relating to the Business Integration or the achievement of the purpose of the Business Integration impossible or extremely difficult due to material adverse effects, or conditions or events which may have material adverse effects, on the business, financial condition, managing condition or cash flows, or forecast(s) thereof, of the group (which means, as to any person, a corporate group consisting of that person and its subsidiaries) of each party to the Definitive Business

Integration Agreement taken as a whole; (xii) there is no Material Fact Pertaining to Business or Other Matters (as set forth in Article 166, paragraph (2) of the Act) of the Target Company which is not Publicized (having the meaning set forth in Article 166, paragraph (4) of the Act) by the Target Company, and the Target Company has delivered documents evidencing the same to SoftBank and NAVER; and (xiii) all of the Definitive Business Integration Agreement, the Transaction Agreement (as defined in “(3) Important Agreements Concerning the Tender Offer” below), the JV Agreement (as defined in “(3) Important Agreements Concerning the Tender Offer” below) and the Capital Alliance Agreement are validly existing (hereinafter, the “Conditions Precedent”).

As the Tender Offerors confirmed today, given that the procedures and measures necessary under the competition laws of the U.S., Taiwan and South Korea have been completed and the procedures and measures necessary under the competition laws of Japan are expected to be completed by the date immediately before the expiration date of the Tender Offer Period, that all of the Conditions Precedent have been completed and satisfied, except for the condition to commencement of the Japan and U.S. Tender Offers that the Clearance Procedures necessary for the implementation of the Delisting Procedures have been completed, and that such condition to commencement has been waived by all the parties to the Definitive Business Integration Agreement, the Tender Offerors have decided, today, to commence the Japan and U.S. Tender Offers, including the Tender Offer.

The Tender Offer will be conducted, jointly and concurrently with the U.S. Tender Offer to be conducted in the U.S., as part of a series of transactions to acquire all of the Target Company Share Certificates (hereinafter, the “Transaction”). Therefore, there is no upper or lower limit of share certificates to be purchased in the Tender Offer, and the Tender Offerors will purchase all of the Share Certificates tendered in the Tender Offer (hereinafter, the “Tendered Share Certificates”). In addition, for each type of Tendered Share Certificates, SoftBank will purchase a number equivalent to 50% of the Tendered Share Certificates, and NAVER J. Hub will purchase a number equivalent to the remaining 50% of the Tendered Share Certificates, respectively (if there is a fraction in the number of any type of the Tendered Share Certificates that each of the Tender Offerors will purchase, the number of such type of the Share Certificates that SoftBank is to purchase will be rounded up, and the number of such type of the Share Certificates that NAVER J. Hub is to purchase will be rounded down).

In the event that the Tender Offerors fail to acquire all of the Target Share Certificates through the Japan and U.S. Tender Offers, including the Tender Offer, the Tender Offerors intend to implement a series of procedures after the consummation of the Japan and U.S. Tender Offers, including the Tender Offer, such that NAVER and the Tender Offerors will become the only shareholders of the Target Company, as described in “(5) Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)” below.

According to the “Announcement of Opinion Regarding the Planned Commencement of the Joint Tender Offer for the Shares of LINE Corporation by SoftBank Corp. and NAVER Corporation, the Controlling Shareholder of LINE Corporation” announced by the Target Company on December 23, 2019 (hereinafter, the “Target Company Press Release of December 2019”), the Target Company, at its board of directors meeting held on December 23, 2019, resolved to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer, in the event of the commencement of the Japan and U.S. Tender Offers, including the Tender Offer, and to recommend that the shareholders of the Target Company and the holders of the ADSs tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer. However, the Target Company resolved to leave it to the discretion of each holder of the Share Options (the “Share Option Holders”) and the Convertible Bond Holders as to whether to tender their Share Options and Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer. This is because the Target Company has not examined the appropriateness of the purchase price for the Share Options and the Convertible Bonds, and because the Share Options were issued to directors and employees of the Target Company and its subsidiaries and the purchase price of the Share Options is JPY 1 per unit. Also, as described in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” below, according to the Target Company Press Release of December 2019, the aforementioned Target Company’s board of directors meeting resolved to request that, when the Japan and U.S. Tender Offers, including the Tender Offer, commence, the Special Committee review whether there is any change in its opinion as stated in the December 2019 Report (as defined in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer”), and if there is no change, to report to the Target Company’s board of directors to that effect, and if there is any change, to provide an opinion to the Target Company’s board of directors, and also resolved that based on such opinion, that the Target Company’s board of directors would express its opinion again on the Japan and U.S. Tender Offers, including the Tender Offer at the time of the commencement of the Japan and U.S. Tender Offers, including the Tender Offer.

In addition, according to “Announcement of Opinion Regarding the Joint Tender Offer for the Shares of LINE Corporation by SoftBank Corp. and NAVER J. Hub Corporation, a Wholly-Owned Subsidiary of NAVER Corporation, the Controlling Shareholder of LINE Corporation” announced by the Target Company as of today (hereinafter, the “Target Company Press Release of August 2020,” collectively with the Target Company Press Release of December 2019, the “Target Company Press Releases”), after requesting that the Special Committee review whether there is any change in its opinion as stated in the December 2019 Report, and if there is no change, to report to the Target Company’s board of directors to that effect, and if there is a change, to provide an opinion to the Target Company’s board of directors, the Target Company received the August 2020 Report (as defined in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer”) to the effect that there is no change in the opinion submitted by the Special Committee, and the Target Company concluded that given the opinion of the Special Committee and the business conditions of the Target Company and the environment surrounding the Transaction, and upon careful examination of the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer for a second time, there is no factor even today that changes the decision regarding the Japan and U.S. Tender Offers, including the Tender Offer. Accordingly, the Target Company decided again by resolution of its board of directors meeting held as of today, to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer, to recommend that the shareholders of the Target Company and the holders of the ADSs tender the Target Company Shares and the ADSs in the Japan and U.S. Tender Offers, including the Tender Offer, and to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender their Share Options and Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer based on the bases and reasons described in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” below. For details of the decision-making process at the Target Company, please refer to “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” below.

(2)	Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer

① Background, purpose and decision-making process of the decision to implement the Tender Offer

(i)	Background and Reasons for the Tender Offer

SoftBank is a corporate group composed of SoftBank Group (SBG, its 1,475 subsidiaries and 455 affiliates (the number of companies as of the end of March 2020), and the same applies hereinafter), and its main businesses are “Consumer” (provision of mobile communications, broadband services, and ancillary businesses for individual customers), “Corporate” (provision of telecommunications services and solutions for corporate customers), “Distribution” (direct sales and wholesale of IT products, mobile accessories, etc.), Yahoo business (provision of e-commerce and advertising-related services, etc.), and other businesses (businesses not included in the aforementioned segments, such as provision of settlement agency services and smartphone specialized securities). Under the management philosophy of “Happiness for people through the information revolution”, SoftBank Group maximizes corporate value, aims to become a corporate group that provides the most necessary technologies and services to people around the world, and engages in a variety of businesses in the information and technology field. Among other efforts, having the advanced sales and marketing know-how cultivated in the telecommunications field and solid a customer base, by fully leveraging its knowledge in cutting edge technology around the world, which SoftBank Group as a whole is able to obtain, SoftBank has positioned its strategy to expand its customer base and establish a new revenue base while providing benefits not only to existing customers but also to society as a whole.

NAVER J. Hub is a company that was established by NAVER on July 12, 2018 to engage in global AI (Note 1) investment and other real-estate leasing. In 2018, NAVER J. Hub established and invested in the Future Fund Limited Liability Business Partnership, and it also invested in Mission Worldwide Group Limited (approximately JPY 1.5 billion). In addition, NAVER J. Hub has invested in real estate, including the Parkhouse Nishi-Shinjuku Tower 60 and Estem Plaza Meguro Art Terrace in Meguro, Tokyo (current name, BASECAMP TOKYO). NAVER, the wholly-owning parent company of NAVER J. Hub and a South Korean corporation, is a company that provides “NAVER” (www.naver.com) services, which is well known for being the most widely used web search engine and Internet portal services in South Korea and as of the end of June 2020, and is composed of 128 group companies. NAVER, an “aggregate of global challenges” that constantly provides innovative services to the global marketplace, provides not only a variety of innovative content, but also advanced technology platforms such as SNOW (a video messaging app), NAVER WEBTOON (digital manga platform), and BAND (a group social media platform). By focusing on research and development of new technology, NAVER has positioned its strategy to lead new technology trends such as AI, robotics, and Mobility (Note 2). As described in the Press Release for the Planned Commencement of the Joint Tender Offer, NAVER had planned to implement the Japan and U.S. Tender Offers by itself or with the wholly-owned subsidiary as the tender offeror, and in mid-June 2020, NAVER decided to select NAVER J. Hub as the tender offeror, considering factors such as the fact that it is reasonable to use NAVER J. Hub, which is a Japanese entity, in order to ensure smooth financing in JPY, because the settlement of the Transaction, except for the settlement of the ADSs tendered in the U.S. Tender Offer, will be made in JPY, in addition to the fact that NAVER J. Hub is engaged in the investment business in Japan.

(Note 1)	AI is an abbreviation for Artificial Intelligence.

(Note 2)	Mobility refers to automated driving related technologies.

Meanwhile, the Target Company has established the mobile messenger platform “LINE,” and, using it as a basis, also provides content-based services, such as games and music distribution services, as well as general services including advertising, mobile remittances, and payment services. The Target Company Group (a corporate group consisting of the Target Company, its 64 subsidiaries and 78 affiliates (the number of companies as of the end of June 2020), and the same applies hereinafter), with “CLOSING THE DISTANCE” as their corporate mission, aims to realize a world in which people and people, people and information, and services and content are connected seamlessly and in which life is complete just by connecting to “LINE,” and expresses the value standard for realizing this mission in the word “WOW.” “WOW” refers to the “first experience that impresses users” and refers to the “surprise that people cannot help but share with their friends,” and the Target Company Group has positioned the pursuit of “WOW” as a strategy in order to continue to grow over the medium to long term and create social value.

SoftBank, NAVER and the Target Company believe that the social and industrial situations surrounding us are facing major global changes on a daily basis. In particular, overseas companies, mainly in the U.S. and China, dominate the Internet market, and comparing the size of companies, these companies has gone far ahead of companies in countries in Asia (excluding China) and Japan.

Furthermore, in Japan, there is a need to improve productivity in line with the shrinking labor force and to respond swiftly to natural disasters, and SoftBank, NAVER and the Target Company believe that the use of AI and technology in these fields has great potential.

Under these circumstances, SoftBank, under the “Beyond Carrier” strategy which aims to achieve sustainable growth, through further expansion of the telecommunications business, growth of Yahoo Japan Corporation (ZHD) and expansion into new fields, aims to go beyond its role as a telecommunications carrier and develop new businesses that leverage cutting-edge technology such as AI and IoT (Note 3) through collaboration with each group company and prominent companies in which it has invested. In addition, NAVER aims to transform and innovate its state-of-the-art technological platforms in order to provide services that transcend the boundaries of South Korea’s largest search portal engine. In this Business Integration, ZHD Group (a corporate group consisting of ZHD, its 94 subsidiaries and 24 affiliates (the number of companies as of the end of March 2020), and the same applies hereinafter) which provides various services in Japan, with a firm user base (annual log-in user IDs: approximately 80 million; total MAU (Note 4) of all applications: 140 million) and abundant assets (total consolidated assets: JPY 2,795,895 million), and the Target Company Group, which has a customer base of 84 million MAU in Japan and 101 million MAU overseas, and abundant service lineups, are to consolidate management resources, strengthen each business domain, and invest in the growth of new business domains, in order to provide convenient experiences to Japanese users and update Japan’s society and industries, and thereby become the leading companies to lead the world from Japan and Asia by expanding this innovative model to Asia and to the world beyond. Regarding the Business Integration, SoftBank, NAVER, ZHD and the Target Company are expecting to collaborate in a variety of fields. SoftBank, through further growth of ZHD which plays a key role in its “Beyond Carrier” strategy and through creating new business opportunities in the 5G era, and NAVER, through accelerating the growth of Fintech services (Note 5) which utilizes cutting-edge technologies, and through establishing its position as the leading IT company based on AI technologies, believe the Business Integration to be a significant transaction that contributes to increasing the corporate value of both SoftBank and NAVER.

(Note 3)	IoT is an abbreviation for the Internet of Things, in which things communicate via the Internet.

(Note 4)

MAU is an abbreviation for Monthly Active Users, which means the number of monthly active users. Specifically, according to ZHD, it refers to the number of active IDs which log in within a year. According to the Target Company, the same term refers to the number of user accounts which activate “LINE” or “LINE GAME” from mobile terminals 1 or more times in a certain month, or the number of user accounts which activate “LINE” or other related applications based on “LINE” and send messages from PCs or mobile terminals.

(Note 5)

Fintech is a term created by combining “Finance” and “Technology.” It refers to activities aimed at resolving inefficiencies in existing financial services and providing innovations in financial services by utilizing smart devices such as smartphones and tablets, as well as big data utilization technologies.

In the Business Integration, ZHD Group and the Target Company Group will consolidate their respective business resources, and the Integrated Company Group (referring to ZHD, which is to be the integrated company after the Business Integration, as well as to ZHD Group (other than ZHD), which includes companies that will be ZHD’s subsidiaries and affiliates, and the Target Company Group; the same applies hereinafter) will pursue synergy in their respective business domains, while investing in business with the aim of growth in AI, commerce, Fintech, advertising, O2O (Note 6), and other new business domains, and thereby aim to leap into a corporate group that is capable of overcoming the fierce competition in Japan and globally, ZHD and the Target Company will integrate their businesses in a spirit of equality.

(Note 6)	O2O (O-to-O) is an abbreviation of Online to Offline and refers to the program where online (the Internet) information affects offline (real-world) purchasing activities.

Through the Business Integration, the Integrated Company Group will bring together the management resources of ZHD Group and the Target Company Group, combine the ZHD Group slogan, “Make our users’ lives convenient to a surprising (!) extent” and the Target Company Group’s value standard, “WOW”, and, through AI and Internet-based technologies, create and provide richer and more convenient lifestyles to users.

The Integrated Company Group will first update Japanese society and industry by providing the best user experience in Japan and then expand to Asia and to the rest of the world beyond, with the aim of becoming the “AI Tech company leading the world from Japan and Asia.”

According to the “Announcement Regarding Definitive Agreement on Business Integration” announced on December 23, 2019 by ZHD and the Target Company, the integration parties of the Business Integration, ZHD and the Target Company believe the basic strategy and integration synergies of the Business Integration to be as below, and SoftBank and NAVER support the ideas of this integration of the parties.

(a)	Basic Strategy of the Business Integration

The Integrated Company Group will bring together the strengths of ZHD and the Target Company and consolidate their management resources, whereby it will continue to produce services reflecting the vision and management philosophy expressed by the slogans of the respective companies, “!” (which expresses the ZHD Group slogan “Make our users’ lives convenient to a surprising (!) extent”) and “WOW.” As competition with these companies continues to intensify, as global Internet companies, especially those in the U.S. and China that possess high name recognition, financial strength and technology, as well as startup companies which aggressively take on the challenge to create new values, the Integrated Company (referring to ZHD, the integrated company after the Business Integration, and the same applies hereinafter) will tackle the concerns and needs of its users thoroughly to provide services that they can enjoy safely and securely.

As part of the strategy above, the Integrated Company will mutually supplement the core services which are important in directly contacting its users, such as media, SNS, messaging and payments, in order to establish an advantageous position in Japan promptly with respect to these core services.

In addition, the Integrated Company will mutually utilize ZHD Group’s customer base, which mainly includes the customer base of ZHD and Yahoo Japan Corporation, ZHD’s wholly-owned subsidiary (hereinafter, “Yahoo Japan”) (annual log-in user IDs: approximately 80 million; total MAU of all applications: 140 million), and the Target Company’s customer base (MAU in Japan: 84 million; MAU outside Japan: 101 million) in order to connect their respective existing services seamlessly and thereby maximize the user base through mutual referral of existing customers of the companies.

Furthermore, the Integrated Company will develop and expand new services by utilizing the technical capabilities and know-how of both ZHD and the Target Company, while using their strong existing services, in order to make the lives of the users even more convenient.

Through these efforts, the Integrated Company will aim to become, within a short period of time, “The AI Tech company that leads the world from Japan and Asia”.

(b)	Integration Synergies of the Business Integration

Through the Business Integration and based on the above basic strategy, the Integrated Company Group will generate integration synergies which primarily focuses on the following and will aim to become the AI tech company that leads the world from Japan and Asia.

This Business Integration, the integration of a leading communication service and a leading media service, is the first of its kind, and the Integrated Company Group expects that the media value of the Integrated Company Group’s business will be significantly improved. In addition, it is anticipated that the result will have positive ripple effects on the following synergies.

①	Synergies in marketing business

By utilizing the “multi-big data” of both ZHD/Yahoo Japan and the Target Company, all companies engaged in marketing activities in Japan will be able to conduct their marketing activities more productively, making it possible to improve sales as a result of increased ad unit prices and cross-selling of the advertising products of both ZHD and the Target Company. In addition, through the joint development of O2O/OMO (Note 7) field as a new area of advertisement as well as the utilization of the two companies’ complementary product lineups, it is expected that a synergistic effect of expanding integrated marketing solutions will occur in the future.

(Note 7)	OMO is an abbreviation of Online Merges with Offline and refers to the integration between online (the Internet) and offline (real-life).

②	Synergies in attracting customers

By connecting the Target Company’s communications platform, which has a user base of 84 million MAU in Japan, with ZHD’s/Yahoo Japan’s e-commerce service (Yahoo Shopping, PayPay Mall, PayPay Flea Market, YAHUOKU!, ZOZOTOWN, Yahoo Travel, Ikyu.com, etc.), it is expected that more customers will be attracted to each of the services of the ZHD Group, including its e-commerce services. The Target Company has a broad user demographic including users who have never used or rarely use e-commerce services, and therefore, synergies are expected to develop within a short period of time by applying the know-how for accelerating customer referrals to each service of the ZHD Group, which was obtained through past collaboration with SoftBank and Ikyu.com. In addition, it is expected that through the use of official LINE accounts that enable direct access to the users, the number of users of the Integrated Company and the retention rates for such users will increase.

③	Synergies with Fintech business

By collaborating in the payments and financial businesses, which are actively promoted by both ZHD and the Target Company, it is expected that convenience will increase for both users and retail outlets, in such ways as further increase in the number of users and the expansion and sharing of available retail outlets. In addition, cost reductions are expected by leveraging the solid customer base in the payment business and by efficient business operations, such as sharing the sales activities of both companies, which may in turn enable the strengthening of the Fintech business.

④	Synergies in new business/system development

By increasing the engineering resources and sharing the know-how of both ZHD and the Target Company regarding system development, more attractive services may be created for users. While acceleration of development in various fields is expected, the two companies have been focusing their resources on the development of AI infrastructure in particular, and the Integrated Company will also further strengthen and accelerate the development of AI infrastructure that will support all of its services. In addition to the above, the two companies plan to explore the possibilities for additional areas of collaboration to create more business synergies, on the assumption that there will be further discussions on the productive use of their complementary services and high-quality customer bases, as well as excellent relationships with business partners.

Furthermore, the Integrated Company will formulate a business plan as the Integrated Company after the Business Integration has been completed.

In addition, as announced in “Notice Concerning Conclusion of Business Alliance MOU by Z Holdings Corporation, LINE Corporation, SoftBank Corp. and NAVER Corporation” released as of today (hereinafter, the “Business Alliance MOU Press Release”), SoftBank, NAVER, ZHD and the Target Company entered into a business alliance memorandum of understanding (hereinafter, the “Business Alliance MOU”, for the details of the Business Alliance MOU, please refer to “④ the Business Alliance MOU” in “(3) Important Agreements Concerning the Tender Offer” below) as of today, pursuant to which they have agreed they will conduct information sharing, review, verification testing and discussions for the purpose of implementing the business alliance to engage in joint business activities relating to the businesses conducted in Japan.

(ii)	Background to the conclusion of the MOU on the Business Integration

Considering the basic strategies and the integration synergies as described above, with the initiative of ZHD and the Target Company followed by the participation of SoftBank, the parent company of ZHD, and NAVER, the parent company of the Target Company, the four companies began discussions on various possibilities, including business alliances between ZHD and the Target Company, in mid-June 2019. After that, since around early August of the same year, the four companies have discussed and examined a wide range of options for the feasibility and methods of the Business Integration, bearing in mind issues such as limitations under applicable domestic and foreign laws and regulations. Through these discussions, from mid-August until late-August, as the method for the Business Integration, the four companies decided to conduct an initial examination primarily focused on the feasibility of a series of transactions, to be conducted jointly by SoftBank and NAVER or its wholly-owned subsidiary, which includes a tender offer to the Target Company, an absorption-type corporate demerger in which the Target Company would cause a wholly-owned subsidiary newly established by the Target Company (hereinafter, the “Target Company Successor”) to succeed to all of the Target Company’s business, and a share exchange in which ZHD would become the share exchange wholly-owning parent company while the Target Company Successor would become the share exchange wholly-owned subsidiary, with ZHD shares as consideration. In early September 2019, each party shared an understanding of the significance of the transaction, and decided to conduct further deliberations, including the implementation of due diligence. As a result, from late September to early November 2019, while discussions on the objectives of the Business Integration including synergies continued, due diligence was conducted on the Target Company by SoftBank, NAVER and ZHD and due diligence was conducted on ZHD by NAVER and the Target Company. As a result of this process, a basic common understanding was reached among the four companies that the method stated in “(i) Method of the Business Integration” in “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” below, including the delisting of the Target Company by SoftBank and NAVER or its wholly-owned subsidiary, was to be considered as a primary matter. Accordingly, as notified by the “Notice Concerning the Entry into a Memorandum of Understanding Regarding the Business Integration of Z Holdings Corporation (Securities Code: 4689) and LINE Corporation (Securities Code: 3938) and the Submission of a Letter of Intent in Relation to a Joint Tender Offer for the Shares of LINE Corporation” announced on November 18, 2019 by SoftBank and NAVER, as of the same date, a non-binding memorandum of understanding regarding a series of transactions relating to the Business Integration (hereinafter, the “Business Integration MOU”) was reached to be executed. On the same day, SoftBank and NAVER submitted to the Target Company a letter of intent regarding the proposal of the Japan and U.S. Tender Offers, including the Tender Offer for conducting the transaction to realize the Business Integration. In the letter of intent, SoftBank and NAVER proposed to the Target Company that the purchase price for the Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer (hereinafter, the “Tender Offer Price”) would be JPY 5,200 per Target Company Share, taking into account the Business Integration synergies and the premiums associated with the transfer of control.

(iii)	Background to the Conclusion of the Definitive Business Integration Agreement and the Implementation of the Tender Offer

Since the Business Integration MOU was executed, SoftBank and ZHD, on the one hand, and NAVER and the Target Company, on the other hand, have continued to examine deliberately the details of the terms and conditions and the method of transactions in a series of transactions in relation to the Business Integration, in order to execute the Definitive Business Integration Agreement. As a result of these examinations, the four companies reached a definitive agreement to implement the Business Integration using the method described in “(i) Method of the Business Integration” in “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” below including the delisting of the Target Company by SoftBank and NAVER Parties. Accordingly, as announced in the “Notice Concerning the Entry into the Definitive Agreement regarding the Business Integration of Z Holdings Corporation (Securities Code: 4689) and LINE Corporation (Securities Code: 3938)” as of December 23, 2019, by SoftBank and NAVER, the four companies entered into the Definitive Business Integration Agreement as of the same day. Furthermore, concurrently with the aforementioned examinations, SoftBank and NAVER have engaged in repeated discussions and negotiations with the Target Company on the Tender Offer Price since early December 2019. Specifically, although SoftBank and NAVER proposed to the Target Company the Tender Offer Price to be JPY 5,200 on December 10, 2019 and JPY 5,320 on December 18, 2019, the Target Company requested them to reconsider the proposal because the Target Company did not view such proposed Tender Offer Prices as sufficient or as appropriate prices. Through the aforementioned negotiations, SoftBank and NAVER proposed to the Target Company that the Tender Offer Price be JPY 5,380 on December 20, 2019. After that, SoftBank, NAVER, and the Target Company agreed to set the Tender Offer Price at JPY 5,380 per share on December 23, 2019. NAVER, at its board of directors meeting held on the same day, and SoftBank, by the decision of Ken Miyauchi, Representative Director, President & CEO of SoftBank, who was authorized by the resolution of the board of directors meeting of SoftBank held on the same day, decided to implement the Japan and U.S. Tender Offers, including the Tender Offer. Subsequently, as the Tender Offerors confirmed today, the procedures and measures necessary under the competition laws of the U.S., Taiwan, and South Korea have been completed and the procedures and measures necessary under the competition laws of Japan are expected to be completed by the date immediately before the expiration date of the Tender Offer Period, all of the Conditions Precedent have been completed and satisfied, except for the condition that the Clearance Procedures which are necessary for the implementation of the Delisting Procedures have been completed, and such condition to the commencement of the Japan and U.S. Tender Offers for the completion of the Clearance Procedures has been waived by all the parties to the Definitive Business Integration Agreement. Accordingly, today, NAVER J. Hub, by the resolution of the board of directors meeting of NAVER J. Hub held on the same day, and SoftBank, by the decision of Ken Miyauchi, Representative Director, President & CEO of SoftBank, who was authorized by the resolution of the board of directors meeting of SoftBank held on July 20, 2020, decided to implement the Japan and U.S. Tender Offers, including the Tender Offer. Although the price fluctuation of the market price of the Target Company Shares has exceeded the Tender Offer Price on a closing price basis most recently since June 24, 2020, this seems to be caused by a combination of factors including the impacts of each announcement made by SoftBank, NAVER, ZHD and the Target Company since December 23, 2019 with respect to the Business Integration and the news reports relevant thereto, trading volume, the trends in the entire stock market. The Tender Offerors consider that regardless of such latest price fluctuation, as there is no change in circumstances that may have impact on the basis for the consideration of the Tender Offer Price, the Tender Offer Price is still an appropriate price.

Note that as of today, each country including Japan, where ZHD and the Target Company operate the businesses, is under the influence of the spread of the COVID-19 infection. However the Tender Offerors, NAVER, ZHD and the Target Company consider that the purpose of the Business Integration and the necessity to achieve the purpose is not affected by such influence and there is no material change of the basis of the agreement concluded as the Definitive Business Integration Agreement, even taking into account the changes to the business, economy, market and other surrounding matters resulting from COVID-19 infection since December 23, 2019, the date upon which they entered into the Definitive Business Integration Agreement.

② Management policy after the Tender Offer

The Japan and U.S. Tender Offers, including the Tender Offer will be conducted as part of the Business Integration, and after the Japan and U.S. Tender Offers, including the Tender Offer it is assumed that the Tender Offerors, NAVER, ZHD and the Target Company will conduct a series of transactions as described in “(i) Method of the Business Integration” in “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” below. For the basic policies and other details with respect to the period after the Business Integration, please refer to “(i) Background and Reasons for the Tender Offer” in “① Background, purpose and decision-making process of the decision to implement the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” above.

In addition, given that the Tender Offerors decided to commence the Japan and U.S. Tender Offers, including the Tender Offer, at this time, SoftBank, NAVER, ZHD and the Target Company assume as of today that the Business Integration will be completed around March 2021. For the details of the schedule in relation to the implementation of the Business Integration, please refer to “④ Publication of ‘Announcement Regarding Schedule for Implementation of the Business Integration’” in “(2) Other Information Necessary for Investors to Determine Whether to Tender in Purchase” in “4. Other Information” below.

As of today, the Target Company’s officers consist of eight directors and three statutory auditors; however, SoftBank and NAVER have agreed that after the completion of the Business Integration, the number of directors of the Target Company will be five, of which three will be appointed by SoftBank and the remaining two will be appointed by NAVER, in accordance with the JV Agreement (as defined in “(3) Important Agreements Concerning the Tender Offer” below). SoftBank and NAVER have also agreed that after the completion of the Business Integration, the Target Company will be transformed from a company with a board of statutory auditors and statutory auditors into a company solely with statutory auditors in order to improve management efficiency, and the number of statutory auditors of the Target Company will be two, of which one will be appointed by SoftBank and the other will be appointed by NAVER. For the details of the JV Agreement, please refer to “② The JV Agreement” in “(3) Important Agreements Concerning The Tender Offer” below.

In addition, ZHD and the Target Company have agreed on the governance and operations of the Integrated Company, pursuant to the Capital Alliance Agreement (as defined in “(3) Important Agreements Concerning the Tender Offer” below). For the details of the Capital Alliance Agreement, please refer to “③ The Capital Alliance Agreement” in “(3) Important Agreements Concerning the Tender Offer” below.

③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer

According to the Target Company Press Releases, the process and reasons for the decision that led the Target Company to approve the Japan and U.S. Tender Offers, including the Tender Offer were as below.

As described in “(ii) Background to the conclusion of the MOU on the Business Integration” in “① Background, purpose and decision-making process of the decision to implement the Tender Offer” above, SoftBank, ZHD, NAVER and the Target Company began discussions on various possibilities, including business alliances, in mid-June 2019. After that, since around early August of the same year, the four companies have discussed and examined a wide range of options for the feasibility and methods of the Business Integration, bearing in mind issues such as limitations under applicable domestic and overseas laws and regulations.

As a result, a basic common understanding was reached among the four companies that the method described in “(i) Method of the Business Integration” in “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” below, including the delisting of the Target Company by SoftBank and the NAVER or its wholly-owned subsidiary was to be mainly considered, and the Business Integration MOU was executed as of November 18, 2019. On the same day, SoftBank and NAVER submitted to the Target Company a letter of intent regarding the proposal of the Japan and U.S. Tender Offers, including the Tender Offer for the transaction to realize the Business Integration, proposing a Tender Offer Price of JPY 5,200 per Target Company Share.

In the course of such discussions and examinations, the Target Company determined that there was the possibility of structural conflicts of interest between NAVER, the controlling shareholder of the Target Company, and the Target Company’s minority shareholders in carrying out the Business Integration, and similarly there were issues with information asymmetry. Therefore the Target Company began to install a framework to examine and negotiate the Business Integration independently from NAVER from the standpoint of improving the Target Company’s corporate value and securing the interests of the Target Company’s general shareholders, to ensure the appropriateness of the transaction terms and the fairness of the procedures of the Business Integration.

Specifically, as described in “(d) Establishment of the Special Committee in the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below, the Target Company established a special committee on October 15, 2019, which consists of three persons, Rehito Hatoyama (Chairperson), Tadashi Kunihiro and Koji Kotaka who have no interests in SoftBank, NAVER, ZHD, and the Target Company, who are outside directors of the Target Company notified to TSE as independent officers, and who are judged to have the experience and eligibility necessary to consider the Business Integration (hereinafter, the “Special Committee”). In considering the Business Integration, the Target Company consulted with the Special Committee regarding (i) whether the Business Integration facilitates the improvement of the corporate value and its purpose is reasonable, (ii) whether the fairness of procedures for the Business Integration have been ensured, (iii) whether the validity of the terms and conditions of the Business Integration is ensured, and (iv) whether it is considered based on the above (i) to (iii) that the Business Integration is not disadvantageous to the minority shareholders of the Target Company.

After receiving the proposal of the Japan and U.S. Tender Offers, including the Tender Offer from SoftBank and NAVER, considering that if a series of procedures to delist the Target Company (hereinafter referred to, collectively with the Japan and U.S. Tender Offers, as the “Delisting Procedures”) are implemented, the Delisting Procedures will constitute transactions between the Target Company and its controlling shareholder as set forth in the Securities Listing Regulations of TSE, the

Target Company, while continuously consulting with the Special Committee, resolved at its board of directors meeting held on November 18, 2019, to change the terms of reference for the Special Committee to: (i) whether the Business Integration, including the Japan and U.S. Tender Offers, facilitates the improvement of the corporate value and its purpose is reasonable, (ii) whether the fairness of procedures for the Business Integration, including the Japan and U.S. Tender Offers, has been ensured, (iii) whether the appropriateness of the terms and conditions of the Delisting Procedures including the Japan and U.S. Tender Offers (including the Tender Offer Price of the Japan and U.S. Tender Offers, including the Tender Offer) has been ensured, (iv) whether it is considered based on the above (i) to (iii) that the Business Integration is not disadvantageous to the minority shareholders of the Target Company, and (v) whether it is considered to be reasonable that the Target Company’s board of directors will express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer and recommend the Target Company’s shareholders to tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer (hereinafter, (i) through (v) are collectively referred to as the “Terms of Reference”). The Target Company resolved to make decisions on the Business Integration including the Japan and U.S. Tender Offers, by accurately understanding and comprehending, and fully respecting, the determinations of the Special Committee, and not to agree to the Business Integration including the Japan and U.S. Tender Offers if the Special Committee determined that the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures are not appropriate.

Furthermore, as described in “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee” and “(f) Acquisition of advice from independent law firms for the Special Committee” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below, the Special Committee appointed Merrill Lynch Japan Securities Co., Ltd. (hereinafter, “BofA”) as a financial advisor and Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo) as legal advisors, respectively independent from SoftBank, NAVER, ZHD, and the Target Company.

As described in “(b) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Target Company” and “(c) Acquisition of advice from independent law firms by the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below, the Target Company appointed JP Morgan Securities Japan Co., Ltd. (hereinafter, “J.P. Morgan”) as a financial advisor and third party valuation advisor and Anderson Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho) as legal advisors, respectively independent from SoftBank, NAVER, ZHD, and the Target Company.

The Target Company received an initial proposal from SoftBank and NAVER on November 18, 2019, involving a Tender Offer Price of JPY 5,200, and subsequently continued to discuss and negotiate the transaction terms of the Delisting Procedures including the Tender Offer Price with SoftBank and NAVER. Specifically, the Target Company received a proposal of a Tender Offer Price of JPY 5,200 on December 10, 2019, and a proposal of a Tender Offer Price of JPY 5,320 on December 18, from SoftBank and NAVER. However, the Target Company determined that neither of the proposed Tender Offer Prices was sufficient as an appropriate price and requested SoftBank and NAVER to reconsider the proposal. Through these negotiations, the Target Company received a proposal of a Tender Offer Price of JPY 5,380 from SoftBank and NAVER on December 20, 2019.

In the above-referenced examination and negotiation process, the Target Company made timely reports to the Special Committee with respect to important aspects and decided negotiation policies based on the directions and requests from the Special Committee, and the Special Committee attended negotiations between the Target Company and SoftBank, and NAVER as necessary. Specifically, the Target Company first gave prior explanation to the Special Committee with respect to the negotiation policy regarding the Delisting Procedures, and as the Special Committee requested the Target Company increase the Tender Offer Price based on the stand-alone share value of the Target Company and the premiums in transactions of similar nature, the Target Company decided its negotiation policy based on such request. When the Target Company held negotiations on the Delisting Procedures with SoftBank and NAVER, the Special Committee attended the negotiations with SoftBank and NAVER on three occasions in order to communicate its request clearly to the related parties, and the Special Committee expressed its opinion on these occasions.

Subsequently, on December 23, 2019, the Target Company received a report from the Special Committee stating: based on certain assumptions, (i) it is found that the Business Integration including the Japan and U.S. Tender Offers facilitates the improvement of the corporate value, and its purpose is reasonable; (ii) it is found that the fairness of the procedures for the Business Integration including the Japan and U.S. Tender Offers have been ensured; (iii) it is found that the appropriateness of the terms and conditions of the Delisting Procedures including the Japan and U.S. Tender Offers (excluding the prices of the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer) is ensured; (iv) it is considered based on above (i) to (iii) that the resolutions of the Target Company’s board of directors in relation to expressing its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer and to the Business Integration including the Delisting Procedures through a share consolidation or other methods after the Japan and U.S. Tender Offers, including the Tender Offer, are not disadvantageous to the Target Company’s minority shareholders; and (v) it is considered to be reasonable for the Target Company’s board of directors to express its opinion in support of the Japan and U.S. Tender Offers, including the Tender Offer and to recommend that the Target Company’s shareholders and holders of the ADSs tender their Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer (hereinafter the “December 2019 Report”) (for the outline of the December 2019 Report, please refer to “(d) Establishment of the Special Committee in the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below). In addition, together with the December 2019 Report, the Target Company received from the Special Committee a share valuation report regarding the results of calculations of the value of Target Company Shares submitted to the Special Committee by BofA on December 23, 2019 (hereinafter, the “BofA Valuation Report”) and a written opinion (fairness opinion) to the effect that the purchase price for the Target Company Shares and ADSs (as defined in “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below, and the same applies hereinafter) in the Japan and U.S. Tender Offers, including the Tender Offer is fair to the owners of the Target Company Shares and ADSs (except for SoftBank and NAVER, and their affiliated companies) from a financial perspective under certain conditions (hereinafter, the “BofA Fairness Opinion”) (for the outline of the BofA Valuation Report and the BofA Fairness Opinion, please refer to “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below).

As such, based on the legal advice from Anderson, Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho), advice from J.P. Morgan from a financial perspective, the content of the share valuation report regarding the results of calculations of the value of the Target Company Shares from J.P. Morgan as of December 23, 2019 (hereinafter, the “JPM Valuation Report”), a fairness opinion from J.P. Morgan to the effect that, under certain conditions precedent, the Tender Offer Price was fair from a financial perspective for the common shareholders of the Target Company, excluding SoftBank and NAVER, and their related parties (hereinafter, the “JPM Fairness Opinion”), and the BofA Valuation Report and the BofA Fairness Opinion submitted through the Special Committee, and by fully respecting the determinations of the Special Committee as stated in the December 2019 Report, the Target Company carefully discussed and examined at its board of directors meeting held on December 23, 2019, whether the Delisting Procedures including the Japan and U.S. Tender Offers facilitate the improvement of the corporate value of the Target Company, and whether the transaction terms of the Delisting Procedures, including the Tender Offer Price, were appropriate.

Consequently, as described in “(i) Background and Reasons for the Tender Offer” in “① Background, Purpose and decision- making process of the decision to implement the Tender Offer” above, the Target Company concluded that the Business Integration including the Japan and U.S. Tender Offers, in which the ZHD Group and the Target Company Group will consolidate their management resources, strengthen their respective business areas and invest in new business areas for growth, will enable further enhancement of the Target Company’s corporate value.

Furthermore, the Target Company determined from the points below that the Tender Offer Price of JPY 5,380 per share is an appropriate price that ensures the benefit that the Target Company’s general shareholders should receive, and that the Japan and U.S. Tender Offers will provide the Target Company’s general shareholders with a reasonable opportunity to sell the Target Company Shares at a price with an appropriate premium.

(i)

The price was agreed upon as a result of thorough, repeated negotiations with SoftBank and NAVER with the substantial involvement of the Special Committee, subject to sufficient measures to ensure the fairness of the transaction terms of the Delisting Procedures, including the Tender Offer Price, as described in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

(ii)

The price is greater than the upper limit of the valuation range of the valuation results based on the market share price analysis and within the valuation range of the valuation results based on the discounted cash flow method (hereinafter, the “DCF Method”) of J.P. Morgan’s valuation results for the Target Company Shares based on the JPM Valuation Report, as described in “(b) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below. In addition, a fairness opinion has been issued to the effect that the Tender Offer Price is fair to the Target Company’s common shareholders, other than SoftBank, NAVER and their related parties, from a financial perspective under certain conditions, as described in “(b) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

(iii)

The price is greater than the upper limit of the valuation range based on the market share price analysis and within the valuation range based on the discount cash flow analysis (hereinafter, the “DCF Analysis”) of BofA’s valuation results for the Target Company Shares based on the BofA Valuation Report, as described in “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee” in

“(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

(iv)

The price includes a premium of 17.34% (rounded off to three decimal places; the same applies hereinafter in calculating the premium rate) added to the closing price of JPY 4,585 of the Target Company Shares on the First Section of TSE on November 13, 2019, which is regarded as the price not influenced by speculative reports about the Business Integration by some of the media, considering the fact that such speculative reports were made on the night of November 13, 2019; a premium of 31.69% added to the simple average closing price of JPY 4,085 (rounded off to the nearest whole number; the same applies hereinafter in calculating the simple average closing price) for one month prior to November 13, 2019; a premium of 36.75% added to the simple average closing price of JPY 3,934 for three months prior to the same day; and a premium of 50.68% added to the simple average closing price of JPY 3,570 for six months prior to the same day, all of which are regarded as reasonable premiums compared with the premium level in case studies of other tender offers for the purpose of delisting a subsidiary by a parent company.

(v)

The December 2019 Report obtained from the Special Committee determined that the price is appropriate, as described in “(d) Establishment of the Special Committee in the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

Therefore, the Target Company concluded that the Delisting Procedures facilitate the improvement of the corporate value of the Target Company and that the transaction terms of the Delisting Procedures including the Tender Offer Price are appropriate. Accordingly, the Target Company resolved at its board of directors meeting held on December 23, 2019, to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer and to recommend that the Target Company’s shareholders and holders of the ADSs tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer.

Additionally, as the Target Company has not examined the appropriateness of the purchase price of the Share Options and the Convertible Bonds, and as the Share Options were issued to the directors and employees of the Target Company and its subsidiaries and as the purchase price for the Share Options is JPY 1 per unit, the Target Company’s board of directors resolved to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender their Share Options and Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer.

According to the Target Company Press Release of December 2019, while the Japan and U.S. Tender Offers, including the Tender Offer are planned to be promptly implemented once the Conditions Precedent, including the completion of procedures with domestic and foreign competition authorities, are satisfied, it was considered to be difficult to accurately estimate the time required for such procedures with domestic and foreign competition authorities. Given this situation, the aforementioned Target Company’s board of directors meeting also resolved to request that, when the Japan and U.S. Tender Offers, including the Tender Offer commence, the Special Committee review whether there is any change in its opinion stated in the December 2019 Report, and if there is no change, report to the Target Company’s board of directors to that effect, and if there is a change, provide a changed opinion to the Target Company’s board of directors, and resolved that based on such opinion, the Target Company’s board of directors would express its opinion again on the Japan and U.S. Tender Offers, including the Tender Offer at the time of the commencement of the Japan and U.S. Tender Offers, including the Tender Offer.

In late-June, 2020, the Target Company was informed by the Tender Offerors that once the procedures and measures necessary under the competition laws of each country are completed or are expected to be completed by the date immediately before the expiration date of the Tender Offer

Period, the Tender Offerors plan to commence the Japan and U.S. Tender Offer including the Tender Offer. Therefore, as described in “(d) Establishment of the Special Committee in the Target Company” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below, the Target Company requested that the Special Committee review whether there is any change in the opinion stated in the December 2019 Report, and if there is no change, report to the Target Company’s board of directors to that effect, and if there is a change, provide a changed opinion to the Target Company’s board of directors. In response to the request, the Special Committee reviewed the subject of the Terms of Reference and accordingly confirmed that even considering the various events (including the spread of the COVID-19 infection) that occurred after the announcement of the Business Integration (which means the announcement made on December 23, 2019; the same applies hereinafter), no material change in the Target Company’s business conditions and environment surrounding the Business Integration has occurred and submitted today a report dated August 3, 2020 to the effect that there is no change in its opinion (hereinafter, the “August 2020 Report”) to the Target Company’s board of directors. Furthermore, the Special Committee determined that the appropriateness of the Tender Offer Price remains even on the reporting date of the August 2020 Report, because the various events occurred after the announcement of the Business Integration have no material impact on the intrinsic value of the Target Company, and even considering the stock price of the Target Company has exceeded the Tender Offer Price during a part of the period from the announcement of the Business Integration to the reporting date of the August 2020 Report, the Tender Offer Price is the price ensuring the appropriateness in light of the intrinsic value of the Target Company, etc. The Special Committee determined that the Tender Offer Price is not required to be reviewed again because the appropriateness of the Tender Offer Price remains as above, and the Business Integration conforms to the best interest of the minority shareholders of the Target Company, etc.

Based on such opinion of the Special Committee, and the business conditions and environment surrounding the Transaction, the Target Company carefully examined again the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer. As a result, the Target Company concluded that even today, there is no factor that changes its determination regarding the Japan and U.S. Tender Offers, including the Tender Offer. Therefore, the Target Company decided by resolution of the Target Company’s board of directors meeting held as of today, to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer, to recommend that the Target Company’s shareholders and holders of the ADSs tender their Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer, and to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender their Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer. Note that as of today, each country including Japan, where the Target Company operates the businesses, is under the influence of the spread of the COVID-19 infection, but the Target Company decided that it was not necessary to change the conclusion that the Delisting Procedures serve to improve the corporate value of the Target Company and that the transaction terms of the Delisting Procedures including the Tender Offer Price are appropriate, even taking into account the influence of the worldwide spread of the COVID-19 infection. In addition, even though the stock price of the Target Company has exceeded the Tender Offer Price during a part of the period from the announcement of the Business Integration to today, in light of no material change in the Target Company’s business conditions and environment surrounding the Business Integration, no material circumstance which makes it required to change the business plan of the Target Company underlying the valuation of share value by a third party valuation institution, and the contents of the August 2020 Report of the Special Committee, the Target Company determines that there is no impact on the above conclusion.

For the details of the decision-making process of the board of directors, please refer to “(g) Approval of all the directors of the Target Company without interests and the opinion of all the statutory auditors of the Target Company without interests that they have no objection” in

“(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

(3)	Important Agreements Concerning the Tender Offer

①	The Definitive Business Integration Agreement and the Transaction Agreement

To implement the Japan and U.S. Tender Offers, including the Tender Offer, SoftBank, NAVER, ZHD and the Target Company executed the Definitive Business Integration Agreement as of December 23, 2019, and SoftBank and NAVER executed a transaction agreement (hereinafter, the “Transaction Agreement”) as of December 23, 2019, in connection with the Definitive Business Integration Agreement. SoftBank, NAVER, ZHD and the Target Company have generally agreed as follows in the Definitive Business Integration Agreement and the Transaction Agreement:

(i)	Method of the Business Integration

As described in “(1) Overview of the Tender Offer” above, the following matters were agreed upon: (i) subject to the satisfaction of the Conditions Precedent, SoftBank and NAVER or its wholly-owned subsidiary will implement the Japan and U.S. Tender Offers jointly; (ii) in the event that, following the completion of the Japan and U.S. Tender Offers, a portion of the Target Company Share Certificates has not been tendered and acquired through such Japan and U.S. Tender Offers, the relevant parties will implement the Delisting Procedures (with the intended result that post-Delisting Procedures, SoftBank and the NAVER Parties shall be the only shareholders of the Target Company) using a share consolidation or other methods to take the Target Company private; (iii) a tender offer will be implemented after the Delisting Procedures in which the Target Company is the tender offeror, and 2,125,366,950 ZHD shares owned by Shiodome Z Holdings GK (Note 1) (hereinafter, “Shiodome ZHD”) will be the target shares (hereinafter, the “ZHD Tender Offer”) (Note 2), and all ZHD shares owned by SoftBank through Shiodome ZHD will be transferred to the Target Company (hereinafter, the “ZHD Share Transfer Procedures”); (iv) SoftBank will transfer a part of its Target Company Shares to the NAVER Parties so that the ratio of voting rights in the Target Company owned by the NAVER Parties and SoftBank, respectively (immediately after the ZHD Share Transfer Procedures), will be 50:50 (hereinafter, the “Shareholding Adjustment Procedure”); and (v) the Target Company will transfer all of its business under the control of ZHD, and ZHD will be a holding company, shares of which will continue to be listed on TSE and having control over all of the current business of ZHD and the Target Company (hereinafter, the “Target Company Business Transfer Procedures”).

In addition, the following matters were agreed upon: in connection with the ZHD Share Transfer Procedures, the Target Company shall issue to SoftBank the bonds of the Target Company at the cash amount equivalent to the purchase price for the ZHD Tender Offer, and SoftBank shall subscribe for such bonds; the Target Company shall implement an absorption-type merger in which the Target Company is the surviving company and Shiodome ZHD is the absorbed company (hereinafter, the “Merger”), and based on the total numbers of the issued shares of the Target Company and ZHD (excluding treasury shares) respectively as of September 30, 2019, the Target Company shall issue 180,882,293 shares of the Target Company Shares (Note 3), and allocate and deliver all such shares to SoftBank, the parent company of Shiodome ZHD, as consideration for the Merger; in connection with the Target Company Business Transfer Procedures, the Target Company shall implement an absorption-type corporate demerger in which all of the Target Company’s business will be succeeded by the Target Company Successor (hereinafter, the “Demerger”); and, subject to the satisfaction of certain conditions precedent, the relevant parties will implement a share exchange with ZHD shares as consideration whereby ZHD will become the wholly-owning parent company and the Target Company Successor will become the wholly-owned subsidiary company (based on the assumption that the total number of the issued shares of the Target Company Successor becomes the same as the total number of the issued shares of the Target Company (excluding treasury shares) as of September 30, 2019, with

11.75 ZHD common shares for each common share of the Target Company Successor being allocated and delivered by ZHD to the Target Company) (hereinafter, the “Share Exchange”) (Note 4). In addition, SoftBank and NAVER have agreed under the Transaction Agreement that, as part of the Shareholding Adjustment Procedures, SoftBank will sell the necessary number of the Target Company Shares to the NAVER Parties, and the NAVER Parties will purchase such shares from SoftBank (hereinafter, the “Shareholding Adjustment Share Transfer”), in accordance with the provisions of a share transfer agreement to be separately executed, by the date immediately before the commencement of settlement of the Tender Offer, so that the ratio of voting rights in the Target Company held by the NAVER Parties and SoftBank is 50:50 as a result of the Merger.

(Note 1)	Shiodome Z Holdings Co., Ltd. effected an entity conversion into a limited liability company (goudou kaisha) as of March 31, 2020, and its trade name has changed to “Shiodome Z Holdings GK”

(Note 2)

ZHD Tender Offer will not be implemented, directly or indirectly, in the U.S., or targeted at or in the interest of the U.S. Shareholders who are clearly excluded from the procedures of the ZHD Tender Offer.

(Note 3)

If the result of the Delisting Procedures or other factors make it reasonably necessary to adjust the number of shares, it will be adjusted appropriately in accordance with the factors based upon a separate agreement between SoftBank and NAVER.

(Note 4)	On March 17, 2020, a ZHD’s shareholders’ meeting resolved to approve the share exchange agreement concerning the Share Exchange.

(ii)	Cooperation with the Business Integration

SoftBank, NAVER, ZHD and the Target Company have agreed to: (i) make an effort to complete all Clearance Procedures as quickly as practically possible to the extent reasonably possible and necessary; (ii) in the event that, in connection with the implementation of a series of transactions relating to the Business Integration, it is required to obtain necessary permits and licenses under laws and regulations in addition to the Clearance Procedures, make an effort, and mutually cooperate, to obtain such permits and licenses as quickly as practically possible to the extent reasonably possible and necessary; and (iii) mutually cooperate to facilitate a series of transactions related to the Business Integration.

②	The JV Agreement

As of December 23, 2019, in relation to the Business Integration, SoftBank and NAVER executed a joint venture agreement (hereinafter, the “JV Agreement”) and broadly agreed therein as follows with respect to the organization and operation of the Target Company, which will be owned by only SoftBank and the NAVER Parties after the completion of the Business Integration and will be a joint venture for the purpose of owning the ZHD Shares (hereinafter, the “JV”).

(i)	Organizational design

The JV shall be a company with a board of directors.

(ii)	Directors

The JV shall have five directors, of which three shall be appointed by SoftBank and the remaining two shall be appointed by the NAVER Parties. The JV shall have two representative directors, of which SoftBank and the NAVER Parties shall each appoint one. Immediately after the Business Integration, the directors of the JV shall be composed of Ken Miyauchi and Kazuhiko Fujihara, each appointed by

SoftBank, Hae Jin Lee and In Joon Hwang, each appointed by the NAVER Parties, and one more person to be separately appointed by SoftBank. Of these directors, Ken Miyauchi shall assume the position of Representative Director and President of the JV and Hae Jin Lee will assume the position of Representative Director and Chairperson of the Board of the JV.

(iii)	Statutory auditor

The JV shall have two statutory auditors, one of which is appointed by SoftBank and the other which is appointed by the NAVER Parties.

(iv)	Agreement on consolidation of the JV

The NAVER Parties agree that SoftBank shall consolidate the JV, subject to SoftBank’s voting rights in the JV being 50% or more (on a fully diluted basis).

(v)	Agreement regarding the exercise of the right held by the JV to appoint ZHD directors based on the Capital Alliance Agreement

SoftBank and the NAVER Parties shall each appoint three of the six ZHD internal directors that the JV has the right to appoint under the Capital Alliance Agreement.

(vi)	Agreement regarding matters requiring prior consent of the JV as stipulated in the Capital Alliance Agreement

In the event that ZHD intends to carry out any of the following matters, the JV shall obtain prior written consent from SoftBank and the NAVER Parties before granting consent under the Capital Alliance Agreement.

•	Changes to the articles of incorporation of ZHD (excluding minor changes);

•

Issuance of new shares, share options, or convertible bonds (including disposal of treasury shares or treasury share options) or granting of other rights to convert to or acquire ZHD shares, or other actions by ZHD involving the foregoing issuance or granting of rights, which renders the voting rights of the JV in ZHD to be 50% or less on a fully diluted basis; or

•

Transfers, assignments, successions, provisions of collateral or any other disposals (hereinafter, the “Transfers”) of shares or other assets or businesses owned by ZHD or its consolidated subsidiaries that account for one-fifth or more of ZHD’s consolidated book value assets (excluding Transfer of shares of listed companies owned by ZHD or its consolidated subsidiaries) to a third party outside the ZHD Group.

(vii)	Handling of the JV shares

Except as otherwise provided for in the JV Agreement, neither SoftBank nor the NAVER Parties may Transfer the JV shares it owns without the prior written consent of the other party.

③	The Capital Alliance Agreement

As of December 23, 2019, in relation to the Business Integration, the Target Company executed with ZHD a capital alliance agreement providing the governance and operation of ZHD after the completion of the Business Integration (hereinafter, the “Capital Alliance Agreement”) and generally agreed therein as follows with ZHD with respect to the governance and operation of the Integrated Company.

(i)	Independence

The JV and the Integrated Company confirm the following: the JV shall maintain and respect the Integrated Company’s independence as a listed company as long as its listing is maintained and understands that it is important to represent the common interest of shareholders of the Integrated Company including its minority shareholders other than the JV.

(ii)	Organizational structure

The number of directors of the Integrated Company shall be ten. Regarding the organizational structure of the Integrated Company and details thereof, except as provided in the Capital Alliance Agreement, they will be determined by the Integrated Company with the goal of improving its corporate value, and this approach shall be respected by the JV.

(iii)	Directors

Immediately following the effective date of the Share Exchange, two Representative Directors and Co-CEOs shall be appointed for the Integrated Company, with Takeshi Idezawa as Representative Director and Co-CEO, and Kentaro Kawabe as President and Representative Director and Co-CEO. Immediately following the effective date of the Share Exchange, the other directors shall consist of Takao Ozawa, Taku Oketani, Shin Jungho and Jun Masuda, and four (4) independent outside directors who are audit committee members (two of whom will be Tadashi Kunihiro and Rehito Hatoyama, with the remaining two to be determined by ZHD after taking the deliberations and findings of the Nomination Committee of ZHD fully into account).

Thereafter, the directors of the Integrated Company shall consist of six people appointed by the JV (hereinafter “Inside Directors”) and four independent outside directors who are members of the audit committee. However, when exercising the above right to nominate Inside Directors, the JV shall discuss in advance with ZHD and the Nomination and Compensation Committee, and when exercising voting rights in relation to proposals to appoint independent outside directors who are audit committee members, the reports of the Nomination and Compensation Committee shall be respected.

In the event that an Inside Director of the Integrated Company appointed by the JV is required to leave his/her post due to expiration of his/her term, resignation or some other reason, the JV may, in accordance with the above, appoint a new Inside Director of the Integrated Company to replace the departing Inside Director. In the event that the JV appoints any new Inside Director of the Integrated Company in accordance with the above, the Integrated Company shall make best efforts to the extent reasonable to assist with the appointment of the new Inside Director of the Integrated Company, as promptly as reasonably and practically possible.

The JV and the Integrated Company shall discuss and deliberate on, as necessary, the number of directors of the Integrated Company and the ratio of independent outside directors to the total number of directors in light of the circumstances of any relevant discussion concerning the governance of listed companies ongoing at such time.

(iv)	Nomination and Compensation Committee

The Integrated Company shall establish a “Nomination and Compensation Committee” as an advisory committee reporting to the board of directors for the purpose of (a) the appointment and dismissal of directors, the president, CEO, representative director and chairperson, and succession planning for the president and CEO, and (b) the enhancement of the board of directors’ independence, objectivity and accountability in connection with the determination of compensation and bonuses for directors and executives.

The Nomination and Compensation Committee shall consist of four independent outside directors who are members of the audit committee and two Inside Directors, and the chairperson shall be an independent outside director. Regarding the appointment and dismissal of Nomination and Compensation Committee members, it shall be stipulated by internal regulations that the members shall be appointed or dismissed by the approval of two-thirds or more of the directors, and when the board of directors considers a resolution involving the appointment or dismissal of Nomination and Compensation Committee members, the Integrated Company shall notify the JV of the details in advance. Immediately following the effective date of the Share Exchange, the two Inside Directors, as the Nomination and Compensation Committee members, shall be Takeshi Idezawa and Kentaro Kawabe.

Resolutions of the Nomination and Compensation Committee shall be passed by a majority of all committee members.

(v)	Product Committee

The Integrated Company shall, on the effective date of the Share Exchange, resolve at that board of directors meeting to establish a “Product Committee” as a subordinate committee reporting to the board of directors, as well as internal regulations relating to the establishment, operation, etc., of the Product Committee, including the matters set forth below. On and after that date, the Product Committee shall make decisions on products provided by the Integrated Company Group in accordance with those internal regulations, to the extent in compliance with applicable laws and regulations.

The Integrated Company shall select the same number of people from each of Yahoo Japan and the Target Company to serve as members of the Product Committee for a term of three years. Regarding the appointment and dismissal of Product Committee members, it shall be stipulated by internal regulations that they shall be appointed or dismissed by resolution of the board of directors. Immediately following the effective date of the Share Exchange, the Product Committee will consist of Shin Jungho, Takeshi Idezawa, Jun Masuda, Hwang In Joon, Park Euivin, Kentaro Kawabe, Takao Ozawa, Gen Miyazawa, Ryosuke Sakaue and Chiaki Fujimon.

The Integrated Company shall appoint a Chief Product Officer (hereinafter, “CPO”) from among the members of the Product Committee as the person in charge of the Product Committee for a term of three years. Regarding the appointment and dismissal of the CPO, it shall be stipulated by internal regulations that the CPO shall be appointed or dismissed by the approval of two-thirds or more of the directors, and when the board of directors deliberate on a resolution involving the appointment or dismissal of the CPO, the Integrated Company shall notify the JV of the details in advance. The CPO immediately following the effective date of the Share Exchange shall be Shin Jungho.

Decisions of the Product Committee shall be made by a vote of a majority of all members of the Product Committee. However, where resolutions of the Product Committee are deadlocked due to a tie in votes, the final decision shall be made by the CPO after considering the content of the deliberations by the Product Committee.

The Product Committee shall be responsible for the growth (including not only key performance indicators (KPIs), but also sales and profits) of all products of the Integrated Company Group, and make important decisions regarding product planning and development, commencement and abolishment, funding, sales budgets, expense budgets, personnel allocation, etc., for products that are important for the Integrated Company Group, in accordance with the business plan and other policies established by the board of directors of the Integrated Company. In addition, for the avoidance of doubt, the same shall apply even after the completion of the integration of products, except where otherwise specified in the Capital Alliance Agreement. The Product Committee shall delegate to relevant departments the decision-making for day-to-day operations, improvements and other matters related to products in the event the Product Committee deems it to be reasonable by the Product Committee in view of operational efficiency.

The Product Committee shall agree on a policy regarding consolidating or differentiating overlapping products of ZHD Group and the Target Company Group (payment service, newsfeed, etc.) to maximize synergies from the business integration of ZHD and the Target Company. For any products that will be consolidated, the process is required to be completed within around three years after the effective date of the Share Exchange. If the Product Committee cannot agree on such a policy due to a tie in votes, the Product Committee shall continue discussions until an agreement can be reached by a majority of all members. The CPO does not have the authority to make the final decision in this case.

There shall be a separate discussion with respect to the treatment of products of the Integrated Company’s listed subsidiaries and affiliates (hereinafter, “Listed Subsidiaries”) and the details of the Product Committee’s roles regarding those products. The independence of the Listed Subsidiaries shall be considered in this discussion.

The JV and the Integrated Company should assess the progress of the business integration of ZHD and the Target Company and discuss and deliberate on, within three years after the effective date of the Share Exchange, how the Product Committee should be operated and structured so that development and improvement shall be made to enhance reasonableness and efficiency of the structure and operation of the Product Committee.

(vi)	Mid- to long-term business investments

Where it is commercially reasonable in terms of the corporate value of the Integrated Company Group, the Integrated Company shall have its board of directors make decisions, acting in accordance with applicable laws and regulations, regarding investments in products, primarily AI, for the purpose of increasing the Integrated Company Group’s competitiveness such that it makes mid- to long-term investments in products, especially AI, in an amount of approximately JPY 100 billion on a cash basis each year.

The Integrated Company shall establish specific investment plans for mid- to long-term investments by resolution of its board of directors. Regarding amendments to the established investment plans, it shall be stipulated by internal regulations that the approval of two-thirds or more of the directors shall be required. When the board of directors deliberate on a resolution for any amendments to investment plans, the Integrated Company shall notify the JV of the details in advance.

Once the board of directors decides on making mid- to long-term investments and establishes specific investment plans for those investments, the CPO shall be responsible for working with relevant departments to execute those investment plans. The CPO shall be required to periodically provide a report containing the detailed results and the progress of investments to the board of directors.

(vii)	Dividends

With the aim of maximizing the common interests of its shareholders while maintaining or increasing its corporate value in the mid- to long-term, the Integrated Company shall, to the extent that its financial health is maintained and the matters stipulated by the Capital Alliance Agreement are complied with, make best efforts to provide shareholder returns, including dividends, using the previous fiscal year’s dividend amounts as a baseline to a certain extent while also taking into consideration the financial results for the relevant fiscal year. The Integrated Company shall discuss with the JV the amount of dividends for the fiscal year including the effective date of the Share Exchange in advance.

(viii)	Incentive policy

During the period between the execution date of the Capital Alliance Agreement and the effective date of the Share Exchange, taking into consideration the current incentive policy offered to the directors, officers and employees of the Target Company, ZHD shall continue to discuss and consider in good faith with the Target Company the introduction of, as a substitute for such policy, an incentive policy offered to directors, officers and employees of the Target Company Group within the Integrated Company Group, and also make its utmost efforts to introduce a replacement incentive policy promptly on or after the effective date of the Share Exchange. ZHD (the Integrated Company following completion of the Transaction) shall (i) in considering the introduction of such policy, sufficiently reflect the fact that the objectives of the Target Company’s three-year incentive policy (which means the stock compensation policy applicable for the three-year period starting from the fiscal year ending December 2019, based on the policy approved at a meeting of the Target Company’s board of directors held on February 26, 2019) are to provide the eligible directors, officers and employees of the Target Company Group with extensive opportunities to receive economic value generated through the improvement of corporate value and shareholder value in an equitable manner based on their performance and (ii) promptly on or after the effective date of the Share Exchange, as a substitute for the Target Company’s three-year incentive policy, introduce an incentive policy for the Integrated Company Group that is equivalent in scale (which shall be a stock option program that is approximately 10.8% of the total issued shares of the Target Company as of the execution date of the Capital Alliance Agreement or another program equivalent in scale).

(ix)	Actions requiring prior approval

The Integrated Company must obtain written approval from the JV before taking part in any of the following actions.

•	Changes to the articles of incorporation of the Integrated Company (excluding minor changes).

•

Issuance of new shares, share options, or convertible bonds (including disposal of treasury shares or treasury share options) or granting of other rights to convert to or acquire shares of the Integrated Company, or other actions by the Integrated Company involving the foregoing issuance or granting of rights, which renders the voting rights of the JV in the Integrated Company to be 50% or less on a fully diluted basis.

•

Transfers of shares or other assets or businesses owned by the Integrated Company or its consolidated subsidiaries that account for one-fifth or more of the Integrated Company’s consolidated book value assets (excluding Transfers of shares of listed companies owned by the Integrated Company or its consolidated subsidiaries) to a third party outside the Integrated Company Group.

(x)	Handling of Integrated Company shares owned by the JV

If the JV intends to acquire or Transfer shares of the Integrated Company, and if doing so will result in shares of the Integrated Company becoming delisted, the JV’s voting rights falling to 50% or less on a fully diluted basis, or may otherwise cause a material impact on the management of the Integrated Company, the JV and the Integrated Company must first consult with each other in good faith to discuss the appropriate handling of such shares.

④	The Business Alliance MOU

SoftBank, NAVER, ZHD and the Target Company entered into the Business Alliance MOU as of today in relation to the Business Integration, and agreed that they will conduct information sharing, review, verification testing and discussions for the purpose of implementing the business alliance to engage in joint business activities with respect to each of the following matters, to the extent relating to the businesses which are conducted in Japan by one or more groups (referring to, with respect to a person, the group of companies comprised of such person and its subsidiaries) of the parties to the Business Alliance MOU (hereinafter, the “Business Alliance MOU Party Group”), relating to the Business Integration, and within the scope and by the methods permitted under the Business Integration Agreement, on or after the date of the completion of the procedures necessary to implement the Business Integration pursuant to the competition laws if such procedures are completed.

(i)	Organizational restructuring among the Business Alliance MOU Party Groups (excluding those that separately require notice for a business combination review under applicable competition laws) and organizational restructuring internally within the Business Alliance MOU Party Groups

(ii)

Shared recruitment activity, transfers of human resources (including the transfers of human resources involving the merger and dissolution of departments) and personnel exchanges among the Business Alliance MOU Party Groups

(iii)	Implementation of joint development and technical cooperation

(iv)	Implementation of joint sales, promotions and campaigns

(v)	Mutual utilization of sales networks and referrals of customers

(vi)	Standardization of points and ecosystems

(vii)	Mutual utilization of data and user consent acquisitions (including required revisions of the privacy policy resulting therefrom, etc.)

(viii)	Linkage of IDs and services of LINE and Yahoo Japan

(ix)	Shared procurement of hardware, software, content and infrastructure

(x)	Joint consultation and negotiation with stakeholders

(xi)	Having discussions on strategy, creating a business plan and conducting a presentation on integrated strategy

(xii)	Shared operational management

(xiii)	Shared usage of information systems and back office functions

(xiv)	Establishment of, and decision making by, the product committee

(xv)	Making decisions on consolidation of and discontinuing services and products and role-sharing arrangements regarding services and products, and implementation thereof

(xvi)

In addition, any other joint business activities on which the parties to the Business Alliance MOU that will implement such joint business activities separately agree, including but not limited to organizational restructuring, human resources, development, sales, sharing and utilization of data, linkage of services or operations among the Business Alliance MOU Party Groups and procurement (4) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest

Considering that the Target Company is a consolidated subsidiary of NAVER as of today, and the possibility that structural conflicts of interest in Target Company’s consideration of the Delisting Procedures including the Japan and U.S. Tender Offers, NAVER, the Tender Offerors and the Target Company respectively have taken the following measures by today, in order to ensure the fairness of the Japan and U.S. Tender Offers, including the Tender Offer.

1)	acquisition by each of SoftBank and NAVER of share valuation reports from independent third party valuation advisors;

2)	acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Target Company;

3)	acquisition of advice from independent law firms by the Target Company;

4)	establishment of the Special Committee in the Target Company;

5)	acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee;

6)	acquisition of advice from independent law firms for the Special Committee;

7)	approval of all the directors of the Target Company without interests and the opinion of all the statutory auditors of the Target Company without interests that they have no objection; and

8)	measures to ensure opportunities to purchase from other purchasers.

For details regarding the above, please refer to “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase” below.

(5)	Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)

①	Target Company Shares and ADSs

As described in “(1) Overview of the Tender Offer” above, if the Tender Offerors fail to acquire all of the Target Company Share Certificates through the Japan and U.S. Tender Offers, including the Tender Offer, once the Japan and U.S. Tender Offers, including the Tender Offer are complete, the Tender Offerors plan to implement a series of procedures, as set forth below, so that NAVER and the Tender Offerors shall be the only shareholders of the Target Company. (Note)

In particular, NAVER and the Tender Offerors plan to request that the Target Company hold an extraordinary shareholders’ meeting (hereinafter, the “Extraordinary Shareholders’ Meeting”) where the following proposals will be addressed: to implement a share consolidation of the Target Company Shares (hereinafter, the “Share Consolidation”); to make a partial amendment to the Target Company’s articles of incorporation to the effect that it deletes the provisions regarding share unit subject to the effectuation of the Share Consolidation. NAVER and the Tender Offerors plan to request the Target Company to hold the Extraordinary Shareholders’ Meeting around December 2020. Note that NAVER and the Tender Offerors plan to support each of the proposals described above at the Extraordinary Shareholders’ Meeting. If the proposal for the Share Consolidation is approved at the Extraordinary Shareholders’ Meeting, the Target Company shareholders will each, as of the date on which the Share Consolidation is to take effect, own a number of the Target Company Shares corresponding to the Share Consolidation ratio approved at the Extraordinary Shareholders’ Meeting. If the Share Consolidation results in fractional shares that are less than 1 full share, the Target Company Shares, the number of which is equal to the total number of such fractional shares (if the total number includes a fraction less than 1 full share, the fractional shares shall be discarded), shall be sold to the Tender Offerors in accordance with the terms of Article 235 of the Companies Act (Law No. 86 of 2005 as amended; the same applies hereinafter) and other relevant laws and regulations, and the holders of such fractional shares shall be provided with money in exchange. With respect to the sale price of the total number of such fractional Target Company Shares, the Target Company plans to petition for a court permission for voluntary sale, after ensuring that as a result of such sale of fractional shares, the monetary sum provided to the Target Company shareholders who did not apply to the Japan and U.S. Tender Offers, including the Tender Offer (excluding NAVER, the Tender Offerors and the Target Company; the same applies hereinafter) will be the same as the value obtained by multiplying the Tender Offer Price by the number of the Target Company Shares owned by such shareholders. Furthermore, although the ratio of consolidation of the Target Company Shares is still undetermined as of today, the plan is to ensure that the decided-upon ratio will result in the number of Target Company Shares owned by the Target Company shareholders who did not tender for the Japan and U.S. Tender Offers, including the Tender Offer (excluding NAVER and the Tender Offerors) becoming a fraction less than 1 full share so that NAVER and the Tender Offerors will retain all Target Company Shares (excluding treasury shares owned by the Target Company).

In addition, the Target Company Shares subject to the Share Consolidation include the Target Company Shares owned by JP Morgan Chase Bank, N.A. (hereinafter, the “Depositary Bank”) that are the underlying shares of the ADSs. Therefore, if the above decision is made, the number of Target Company Shares to be owned by the Depositary Bank after the Share Consolidation will also become a fraction less than 1 full share. In this case, the holders of the ADSs will be entitled to receive through the Depositary Bank cash delivered to the Depositary Bank, from the cash that is obtained by selling the Target Company Shares equivalent to the total of the fractional shares less than 1 full share resulting from the Share Consolidation to the Tender Offerors pursuant to the procedures set forth in Article 235 of the Companies Act and other relevant laws and regulations. Specifically, the holders of the ADSs will receive through the Depositary Bank cash in the amount equal to the value obtained by multiplying (i) the value derived by converting the Tender Offer Price to USD based on the USD exchange rate against JPY determined at the time when the Depositary Bank deliver the cash to the holders of the ADSs (rounded off to the nearest whole number) by (ii) the number of the Target Company Shares represented by the ADSs owned by each holder of the ADSs.

In the interest of protecting the rights of minority shareholders in connection with the procedures above, if the Share Consolidation is made, and this results in fractional shares that are less than 1 full share, the Companies Act allows the shareholders in the Target Company to demand that the Target Company purchase all fractional shares less than 1 full share in their possession at a fair price (“Share Purchase Demand”), as well as to petition a court for a decision regarding the price of the Target Company Shares (“Price Decision Petition”), all in accordance with the provisions of Articles 182-4 and 182-5 of the Companies Act and all other relevant laws and regulations. As mentioned above, in the Share Consolidation, the number of shares owned by the shareholders in the Target Company who have not tendered in the Japan and U.S. Tender Offers, including the Tender Offer is expected to be less than 1 full share. Therefore, the shareholders in the Target Company who objects to the Share Consolidation will be able to make a Share Purchase Demand to the Target Company for all fractional shares less than 1 full share in their possession, as well as a Price Decision Petition, pursuant to the provisions of Articles 182-4 and 182-5 of the Companies Act and all other relevant laws and regulations. The purchase price for such Price Decision Petition shall ultimately be determined by the courts.

If a holder of the ADSs intends to make a Share Purchase Demand and a Price Decision Petition, the holder must convert his or her own ADSs into Target Company Shares and then make the Share Purchase Demand and the Price Decision Petition, pursuant to the provisions of Articles 182-4 and 182-5 of the Companies Act and all other relevant laws and regulations. It will take a certain period of time to convert the ADSs to Target Company Shares (generally, one (1) Business Day after the Depositary Bank is so instructed); thus, please make any inquiries to the Depositary Bank sufficiently in advance.

With respect to the procedures above, implementation methods and timeline may be subject to change based on the status of amendments to, implementation of, and interpretation by relevant authorities of the relevant laws and regulations, the Ownership Ratio of Share Certificates of NAVER and the Tender Offerors after the Japan and U.S. Tender Offers, including the Tender Offer, and the ownership status regarding the Target Company Shares by the Target Company shareholders other than NAVER and the Tender Offerors. However, even if they are changed, it is intended that cash will be delivered eventually to each of the Target Company shareholders (excluding NAVER and the Tender Offerors) who do not tender in the Japan and U.S. Tender Offers, including the Tender Offer, and the amount of cash delivered to each of such shareholders will be the same as the value obtained by multiplying the Tender Offer Price by the number of the Target Company Share owned by such shareholders. Also in that case, the holders of the ADSs will receive through the Depositary Bank cash in the amount equal to the value obtained by multiplying (i) the value derived by converting the Tender Offer Price to USD based on the USD exchange rate against JPY determined at the time when the Depositary Bank delivers the cash to the holders of the ADSs (rounded off to the nearest whole number) by (ii) the number of the Target Company Shares represented by the ADSs owned by each holder of the ADSs. Specific procedures and the schedule thereof in the above cases will be promptly announced by the Target Company once they are determined, upon mutual discussions among NAVER, the Tender Offerors and the Target Company.

Note that, the Japan and U.S. Tender Offers, including the Tender Offer are not in any way intended to solicit the Target Company shareholders to approve the proposals at the Extraordinary Shareholders’ Meeting. All shareholders and the holders of the ADSs are responsible for consulting with their tax accountants or other professionals for themselves concerning the handling of tax affairs in the tendering for the Japan and U.S. Tender Offers, including the Tender Offer or the above procedures.

(Note)

At present, the Tender Offerors plan to acquire the Target Company Shares through the conversion of ADSs acquired in the U.S. Tender Offer to the Target Company Shares, as well as through the Delisting Procedures, the Merger and the Shareholding Adjustment Share Transfer.

In addition, as described in “① The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” above, after the Share Consolidation, SoftBank and NAVER will make the ratio of voting rights in the Target Company held by SoftBank and NAVER Parties 50:50 through the Shareholding Adjustment Share Transfer and the Merger. The price in the Shareholding Adjustment Share Transfer is agreed through discussion between SoftBank and NAVER to be JPY 9.8 billion. Further, such price differs from the Tender Offer Price. In order to exclude the impact on the stock price due to speculative media reports on the night of November 13, 2019 by certain news agencies regarding the Business Integration, such price has been determined based on the objective value of the Target Company Shares referencing to the average of the market price of the Target Company Shares during a certain period immediately prior to November 13, 2019, which is considered not to be affected by such speculative media reports, and any premium equivalent is not be taken into account.

②	Share Options

In the case where the Tender Offer is consummated but the Tender Offerors fail to acquire all of the Share Options through the Tender Offer, NAVER and the Tender Offerors will promptly request the Target Company to implement the procedures reasonably necessary for the implementation of the Delisting Procedures, such as acquiring the Share Options and encouraging the Share Option Holders to abandon the Share Options.

③	Convertible Bonds

With respect to the Convertible Bonds, the effective conversion price of the Convertible Bonds due 2023 as of today is JPY 7,467 per share, and the effective conversion price of the Convertible Bonds due 2025 as of today is JPY 7,518 per share, both of which are higher than the Tender Offer Price of JPY 5,380. Therefore, it is not expected that the Convertible Bonds will be converted into the Target Company Shares during the Tender Offer Period. The Convertible Bonds have a provision to the effect that the effective conversion price will be adjusted in the event of the acquisition of the Target Company Shares through a tender offer in conjunction with delisting the Target Company Shares. Because the Japan and U.S. Tender Offers, including the Tender Offer fall within a tender offer in conjunction with delisting, the effective conversion price will be adjusted as a result of the settlement of those tender offers. In the Definitive Business Integration Agreement, NAVER has agreed not to convert the Convertible Bonds owned by NAVER into the Target Company Shares.

In addition, the Convertible Bonds have an early redemption provision (Note) generally stipulating to the effect that holders of the Convertible Bonds may exercise the conversion right in the event that the Target Company adopts a resolution at its shareholders’ meeting to approve the share consolidation in conjunction with delisting the Target Company Shares, and that the Target Company Shares are acquired through a tender offer in conjunction with delisting (which is also provided as a cause for adjustment of the effective conversion price as above) (on the condition that the Target Company does not adopt the above resolution at its shareholders’ meeting within 60 days after the acquisition of the Target Company Shares through the tender offer). The Convertible Bonds which are not acquired through the Tender Offer and are not converted into the Target Company Shares will be redeemed after the Tender Offer at a face value or higher amount in accordance with such early redemption provision.

Furthermore, the Target Company plans to make a new loan (the loan amount: approximately JPY 160 billion (estimated), the execution date of the loan agreement: September to October, 2020 (scheduled)) from financial institution(s) for the funds of the redemption of the Convertible Bonds. The Target Company will make an announcement separately, when the details of such loan are determined and the matters to be disclosed occur.

For details of the Convertible Bonds, please refer to “Notice of the Issuance of Zero Coupon Convertible Bonds Due 2023 and Zero Coupon Convertible Bonds Due 2025”, announced by the Target Company on September 4, 2018, and “Announcement of Determination of Terms of Issue, etc. of Zero Coupon Convertible Bonds Due 2023 and Zero Coupon Convertible Bonds Due 2025”, announced by the Target Company on September 5, 2018.

(Note)

In particular, in the event that the Target Company adopts a resolution at its shareholders’ meeting to approve a share consolidation in conjunction with delisting the Target Company Shares (hereinafter, the “Squeeze-out Event”), the Target Company shall, upon the provision of notice to holders of the Convertible Bonds as soon as practicably possible (but within 14 days from the day of the occurrence of the Squeeze-out Event), redeem all of the outstanding Bonds (meaning the part of the Convertible Bonds corresponding to just bonds; hereinafter the same applies) (partial redemption shall not be permitted), on the date specified for redemption in such notice (the redemption date shall be any day before the effective date of the relevant Squeeze-out Event falling between the 14th and 30th Tokyo Business Day after the day of the relevant notice; provided, however, that in the case where the relevant effective date is a day before the 14th Tokyo Business Day from the date of the relevant notice, then the redemption date shall be moved up to a day before the relevant effective date), at the redemption price per Bond certificate calculated by multiplying (a) by (b) and then adding the face value of each Bond to the product wherein: (a) is the amount obtained by deducting the face value of each Bond from the offer price of each Convertible Bond; and (b) is the number obtained by dividing the number of days from the redemption date above (including the same date) to the maturity date (excluding the same date) by the number of days from the payment date (including the same date) to the maturity date (excluding the same date). In addition, in the event that the Squeeze-out Event does not occur within 60 days after the acquisition date of the Target Company Shares by a tender offer, the Target Company shall, upon the provision of notice to holders of the Convertible Bonds as soon as practically possible (but within 14 days from the last day of the 60-day period) redeem all of the outstanding Bonds (partial redemption shall not be permitted), on the date specified for redemption in such notice (the redemption date shall be any day falling between the 14th and 30th Tokyo Business Day after the day of the relevant notice), at the redemption price per one Bond certificate calculated by multiplying (a) by (b) and then adding the face value of each Bond to the product wherein: (a) is the amount obtained by deducting the face value of each Bond from the offer price of each Convertible Bond; and (b) is the number obtained by dividing the number of days from the redemption date above (including the same date) to the maturity date (excluding the same date) by the number of days from the payment date (including the same date) to the maturity date (excluding the same date) (together with provision regarding the early redemption pursuant to the Squeeze-out Event above, hereinafter, the “Early Redemption Provisions”).

(6)	Possibility of Delisting and Reasons Thereof

As of today, the Target Company Shares are listed on the First Section of TSE. However, as the Tender Offerors have not set an upper limit of shares to be purchased with respect to the Tender Offer, depending on the results of the Japan and U.S. Tender Offers, including the Tender Offer, it is possible that the Target Company Shares may become delisted following the designated procedures in accordance with the delisting standards established by TSE. Furthermore, even in the event the delisting standards do not apply as of the completion of the Japan and U.S. Tender Offers, including the Tender Offer, the Tender Offerors will implement certain procedures so that NAVER and the Tender Offerors shall be the only shareholders of the Target Company as described in “(5) Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)” above after the completion of the Japan and U.S. Tender Offers, including the Tender Offer. When the above procedures are implemented, the delisting standards established by TSE will then apply, and the Target Company Shares will be delisted following the designated procedures. Note that, once they are delisted, the Target Company Shares cannot be traded on the First Section of TSE.

Further, as of today, the ADSs are listed on the New York Stock Exchange. However, after the Japan and U.S. Tender Offers including the U.S. Tender Offer are complete, the Target Company will implement the delisting procedures of the ADSs with approval of the relevant authorities as necessary based on procedures and methods permissible under the relevant laws and regulations. Note that, once delisted, the ADSs cannot be traded on the New York Stock Exchange.

2.	Outline of Purchase

(1)	Corporate Profile of the Target Company

①	Name	LINE Corporation

②	Address	4-1-6 Shinjuku, Shinjuku-ku, Tokyo, Japan

③	Name and title of representative	Mr. Takeshi Idezawa Representative Director and President

④	Scope of business	Advertising service based on the mobile messenger application “LINE”, core businesses including the sales of stamp and game service, and strategic businesses including Fintech, AI and commerce service.

⑤	Share capital	JPY 97,284 million (as of June 30, 2020)

⑥	Year of incorporation	September 4, 2000
⑦	Principal shareholders and shareholdings (as of June 30, 2020)	NAVER	72.45%
		UBS AG LONDON A/C IPB SEGREGATED CLIENT ACCOUNT	2.80%
		Shin Jung Ho	1.97%

⑧	Relationships with the other parties at this time

Shareholding relationships

Not applicable.

NAVER, the wholly owning parent company of NAVER J. Hub, is the parent company of the Target Company and holds the Target Company Shares of 174,992,000 (which represents 72.45% of all the outstanding shares of the Target Company Shares, 241,544,142 shares, as of June 30, 2020) and a portion of the Convertible Bonds.

Human relationships

Two (2) people are seconded from the Target Company to NAVER J. Hub.

Mr. Hae Jin Lee, an executive officer of NAVER, the wholly owning parent company of NAVER J. Hub, also serves as the chairman of the board of directors of the Target Company.

Business relationships

There are existing business relationships between SoftBank and the Target Company with respect to communication services, etc.

Not applicable with respect to NAVER J. Hub, excluding a lease of equipment such as personal computers by the Target Company to NAVER J. Hub. There are existing business relationships with respect to advertising services, etc. between the Target Company and NAVER, the wholly owning parent company of NAVER J. Hub.

Current Status of Related Parties	SoftBank is not a related party to the Target Company. NAVER J. Hub is a related party to the Target Company as the Target Company and NAVER J. Hub have the common parent company.

(2)	Schedule

①	Schedule

Date of Determination	August 3, 2020 (Monday)

Date of Public Notice of Commencement of Tender Offer

August 4, 2020 (Tuesday)

Public notice will be made electronically, and a notice to that effect will be published in the Nihon Keizai Shimbun.

(URL of electronic public notice: https://disclosure.edinet-fsa.go.jp/)

Date of Filing of Tender Offer Registration Statement	August 4, 2020 (Tuesday)

②	Tender Offer Period Originally Planned as of the Filing

From August 4, 2020 (Tuesday) through September 15, 2020 (Tuesday) (30 Business Days)

③	Possibility of Extension of the Tender Offer Period upon the Request of the Target Company

N/A

(3)	Price of Purchase

①	Common Shares

JPY 5,380 per share

②	Share Options

(i)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on December 11, 2013 (The exercise period shall be from December 17, 2015 to December 16, 2023) (hereinafter, the “4th Series Share Options”)

(ii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on December 11, 2013 (The exercise period shall be from December 17, 2015 to December 16, 2023) (hereinafter, the “5th Series Share Options”)

(iii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on February 5, 2014 (The exercise period shall be from February 8, 2016 to February 5, 2024) (hereinafter, the “7th Series Share Options”)

(iv)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on February 5, 2014 (The exercise period shall be from February 8, 2016 to February 5, 2024) (hereinafter, the “8th Series Share Options”)

(v)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on August 1, 2014 (The exercise period shall be from August 9, 2016 to August 8, 2024) (hereinafter, the “10th Series Share Options”)

(vi)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on August 1, 2014 (The exercise period shall be from August 9, 2016 to August 8, 2024) (hereinafter, the “11th Series Share Options”)

(vii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on September 30, 2014 (The exercise period shall be from November 1, 2016 to October 31, 2024) (hereinafter, the “13th Series Share Options”)

(viii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on September 30, 2014 (The exercise period shall be from November 1, 2016 to October 31, 2024) (hereinafter, the “14th Series Share Options”)

(ix)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “16th Series Share Options”)

(x)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “17th Series Share Options”)

(xi)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “18th Series Share Options”)

(xii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on January 30, 2015 (The exercise period shall be from February 4, 2017 to February 3, 2025) (hereinafter, the “19th Series Share Options”)

(xiii)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on June 26, 2017 (The exercise period shall be from July 18, 2018 to July 18, 2027) (hereinafter, the “20th Series Share Options”)

(xiv)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “22nd Series Share Options”)

(xv)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “23rd Series Share Options”)

(xvi)

JPY1 per unit of share options issued based on the resolution of the board of directors meeting of the Target Company held on July 9, 2019 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “24th Series Share Options”)

(xvii)

JPY1 per unit of share options issued based on the resolutions of the board of directors meetings of the Target Company held on July 9, 2019 and March 30, 2020 (The exercise period shall be from July 29, 2022 to July 8, 2029) (hereinafter, the “25th Series Share Options”; the share options listed in (i) through (xvii) above are collectively referred to as the “Share Options”.)

(Note)

According to “Notice Regarding the Issuance of Stock Options” announced by the Target Company dated July 29, 2020, the Target Company, at the Target Company’s board of directors meeting held on July 29, 2020, resolved to issue the share options to the directors of the Target Company (excluding the outside directors and part-time directors) (hereinafter, the “26th Series Share Options”), the share options to the outside directors (hereinafter, the “27th Series Share Options”), and the share options to the employees of the Target Company and its subsidiaries (hereinafter, the “28th Series Share Options”, together with the 26th Series Share Options and the 27th Series Share Options, the “26th through 28th Series Share Options”). The 26th through 28th Series Share Options are not subject to the Tender Offer as the allotment dates of the 26th Series Share Options and the 27th Series Share Options are November 5, 2020 and the allotment date of the 28th Series Share Options is April 28, 2021 and none of the 26th through 28th Series Share Options plan to be issued during the Tender Offer Period.

③	Convertible Bonds

(i)

JPY 7,203,820 per a face value of JPY10,000,000 of Euroyen convertible bonds due in 2023 issued based on the resolution of the board of directors of the Target Company held on September 4, 2018 (hereinafter, the “Convertible Bonds due 2023”)

(ii)

JPY 7,155,400 per a face value of JPY10,000,000 of Euroyen convertible bonds due in 2025 issued based on the resolution of the board of directors of the Target Company held on September 4, 2018 (hereinafter, the “Convertible Bonds due 2025”, collectively with the Convertible Bonds due 2023, the “Convertible Bonds”)

④	Depositary Receipts for Share Certificates, etc.

JPY 5,380, per share of the ADSs that are registered and issued by the Depositary Bank in the U.S. and listed on the New York Stock Exchange, representing the title to one Target Company Share deposited with Mizuho Bank, Ltd., which is the custodian bank of the underlying shares (hereinafter, the “ADSs”).

(Note)	With regard to the method to convert the ADSs into Target Company Shares, please refer to “(11) Tender Offer Agent” below.

(4)	Basis for Valuation of the Price of Purchase

①	Basis of Valuation

(i)	Common Shares

(Basis for Valuation by NAVER)

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, NAVER requested Deutsche Bank (hereinafter, “DB”), its financial advisor, as a third party valuation advisor independent from SoftBank, NAVER, ZHD and the Target Company, to evaluate the share value of the Target Company Shares. DB is not a related party to SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interests in relation to the Japan and U.S. Tender Offers, including the Tender Offer (except for the receipt of fees in connection with its engagement in a series of transactions relating to the Business Integration).

DB has evaluated the value of the Target Company Shares by using the average market price method due to the fact that the Target Company Shares are listed on TSE as well as the DCF Method in order to reflect financial forecasts and other information and data related to the Target Company provided by the management of NAVER in the evaluation. NAVER received a report on the valuation of the Target Company Shares from DB (hereinafter, the “DB Valuation Report”) on December 22, 2019.

NAVER has not requested or received any opinion concerning the fairness of the Tender Offer Price (a fairness opinion) from DB. The analyses prepared by DB and furnished to NAVER are not an opinion to NAVER or owners of the Target Company Shares as to the fairness of the Business Integration or the Tender Offer Price, do not constitute a recommendation to SoftBank, NAVER, ZHD, the Target Company, or holders of the Target Company Shares as to the Business Integration or a recommendation to holders of the Target Company Shares that they should tender the Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer or as to how they should vote or act with respect to any other matter, and should not be relied on as the basis for any investment decision.

The results of valuation made by DB with respect to the value of each Target Company Share are as follows:

Average market price method:	JPY 3,570 to JPY 4,585
DCF Method:	JPY 3,819 to JPY 5,497

Under the average market price method, DB reviewed the historical trading prices of the Target Company Shares on TSE and chose November 13, 2019 as the record date in order to avoid any impact on the share value due to speculative press reports regarding the Business Integration that was reported after such date. Based on the closing price of the Target Company Shares of JPY 4,585 on TSE as of the record date as well as the simple average closing price over the month-long period ending on November 13, 2019 of JPY 4,085 (rounded off to the nearest JPY 1; hereinafter the same applies to calculations of the simple average closing price in this section), the simple average closing price over the 3-month-long period ending on November 13, 2019 of JPY 3,934, and the simple average closing price over the 6-month-long period ending on November 13, 2019 of JPY 3,570, DB derived a range of implied value per Target Company Share of JPY 3,570 to JPY 4,585.

Under the DCF Method, DB performed a DCF Analysis of the Target Company using various factors including the Target Company’s business plans and financial forecasts for the fiscal year ending on December 31, 2019 through the fiscal year ending on December 31, 2024 approved for DB’s use by the management of NAVER, earnings projections and investment plans as prescribed in the Target Company’s business plans, and other publicly available information. DB evaluated the equity value and the enterprise value of the Target Company by discounting the Target Company’s projected free cash flow for the period on and after the fourth quarter of the fiscal year ending on December 31, 2019 to present value using a specific discount rate, and based on such calculations, derived a range of implied value per Target Company Share of JPY 3,819 to JPY 5,497. The business plans and financial forecasts of the Target Company that were provided to DB by NAVER for purposes of the DCF Analysis assumed that operating losses will be recorded during the fiscal years ending on December 31, 2019 and December 31, 2020 due to the investments and high marketing costs associated with the strategic businesses, and that a significant increase in profits will be recorded for the period after the fiscal year ending on December 31, 2021 due to the decrease in marketing costs and positive impacts of the business investments. DB did not take into account the synergies or tax impacts anticipated by the management of NAVER to result from the series of transactions relating to the Business Integration and assumed that there are no off-balance sheet liabilities.

NAVER resolved at the meeting of its board of directors held on December 23, 2019 that the Tender Offer Price will be JPY 5,380 per share, based on a comprehensive review of various factors, including the results of due diligence of the Target Company that took place from early October 2019 to early November 2019, examples of premiums granted upon pricing in tender offers where a parent company aimed to make its listed subsidiary into its wholly-owned subsidiary among past cases of tender offers for shares, etc., by parties other than issuers, the likelihood of approval for the Japan and U.S. Tender Offers, including the Tender Offer by the Target Company’s board of directors, the market trends of the price of the Target Company Shares and the prospects of tendering for the Japan and U.S. Tender Offers, including the Tender Offer, in addition to the valuation analysis contained in the DB Valuation Report received from DB, as well as taking into account results of the discussions and negotiations with the Target Company.

(Note)

The following is a supplemental explanation of the assumptions made, matters considered and limitations in connection with DB’s financial analyses of the share value of the Target Company, based on the information that DB received by December 22, 2019 and various conditions in effect as of the same date.

In preparing the DB Valuation Report, DB reviewed certain publicly available financial and other information concerning the Target Company, certain internal analyses, financial forecasts and other information relating to the Target Company prepared by the management of the Target Company, and certain internal analyses, financial forecasts and other information relating to the Target Company prepared by the management of NAVER. DB did not assume any responsibility for independently verifying, nor did it independently verify any of the information of the Target Company, including any financial information or financial forecasts that were analyzed (regardless of whether such information was publicly available, or provided by NAVER or the Target Company). Accordingly, in preparing the DB Valuation Report, DB has assumed and relied upon the accuracy and completeness of all such information. DB has not verified any assets or liabilities of SoftBank, NAVER, ZHD or the Target Company, nor has it independently appraised or valued any assets or liabilities of SoftBank, NAVER, ZHD or the Target Company. In relying on the financial forecasts that were provided by NAVER or the Target Company to DB and used by DB for its analyses, including analyses and forecasts concerning the financial impacts that the Japan and U.S. Tender Offers, including the Tender Offer may have on the Target Company, DB assumed that such information was reasonably prepared and reflected the best currently available estimates and judgment of NAVER or the Target Company, as applicable. In preparing the DB Valuation Report, DB did not express any view as to such analyses or forecasts or the reasonableness of the assumptions on which they were based. The DB Valuation Report is based on financial, market and other conditions in effect as of December 22, 2019, as well as information that DB received by such date. Events that occur after the date of the DB Valuation Report may affect the valuation results contained in the DB Valuation Report, although DB does not have any obligation to revise, modify or reaffirm the contents of the DB Valuation Report.

With respect to the DB Valuation Report, DB has assumed that the Tender Offerors and the Target Company will each take appropriate actions to comply with the restrictions and agreed terms necessary for the consummation of the Japan and U.S. Tender Offers, including the Tender Offer, and that all conditions and obligations of the Tender Offerors and the Target Company with respect to the Japan and U.S. Tender Offers, including the Tender Offer will be completed or satisfied without being waived. DB has further assumed that all material consents and approvals by government, regulatory authority or other parties (hereinafter, the “Authorities”) necessary to consummate the Japan and U.S. Tender Offers, including the Tender Offer, will be obtained, and that the obtaining of such consents, approvals or orders by the Authorities will not, and any revisions, modifications or waiver of such necessary consents, approvals, orders or measures by the Authorities, or any contracts to which SoftBank, NAVER or the Target Company is a party, will not have any adverse effect on SoftBank,

NAVER or the Target Company, will not impose any restrictions, regulations or conditions that may reduce the profits resulting from the Japan and U.S. Tender Offers, including the Tender Offer for SoftBank, NAVER or the Target Company, and will not revise, modify or relinquish the profits expected to be earned from the Japan and U.S. Tender Offers, including the Tender Offer.

DB does not provide legal, tax or regulatory advice. With respect to such matters, NAVER relies on the advice of specialists who are experts in such fields.

The DB Valuation Report was provided solely for the information of the board of directors of NAVER and to assist the board of directors of NAVER in connection with its consideration of the Tender Offer Price. DB has not recommended any specific purchase price to NAVER or its board of directors, shareholders, creditors or other relevant parties, and does not recommend or guarantee that any specific purchase price is the only appropriate purchase price. The DB Valuation Report does not constitute a recommendation as to whether or not NAVER should commence the Japan and U.S. Tender Offers, including the Tender Offer, or a recommendation as to whether any owner of the Target Company Shares should tender in the Japan and U.S. Tender Offers, including the Tender Offer or as to how any owner of the Target Company Shares or any other securities should vote or act with respect to any other matter. By submitting the DB Valuation Report to the board of directors of NAVER, DB did not guarantee the business plans or financial forecasts as provided by NAVER or the Target Company, nor did it guarantee that the earnings projections and investment plans as contained in the Target Company’s business plans or financial projections will be realized or implemented.

DB did not have the authority to solicit, and did not solicit, investments in securities or other financial products issued by the Target Company. DB will not provide any opinion in respect of the values of the Target Company’s shares after the announcement or consummation of the Japan and U.S. Tender Offers, including the Tender Offer.

DB has acted as NAVER’s financial advisor in connection with the Japan and U.S. Tender Offers, including the Tender Offer and will be paid a fee for its services as the financial adviser. NAVER has agreed to reimburse DB for its expenses related to such services, and to indemnify DB against certain liabilities that may arise in connection with its engagement. DB is an affiliate of Deutsche Bank AG (hereinafter, together with its affiliates, the “DB Group”). One or more of the members of the DB Group may provide, or may be providing, investment banking, commercial banking (including credit financing) or other financial services to SoftBank, NAVER, ZHD, the Target Company or their affiliates, and may receive, or may be receiving, fees with respect to such services. In the ordinary course of its business, a member of the DB Group may exercise its voting rights in respect of the Target Company’s shares, or actively trade the Target Company’s shares, bonds or other marketable securities (or related transactions) for DB’s own account or for the accounts of its customers. Accordingly, the DB Group may at any time hold a long or short position or other trading position in such securities, instruments and obligations.

Subject to its internal rules and procedures, such as policies concerning conflicts of interest, the DB Group may provide investment banking, commercial banking or financial advisory services to clients that may have, currently or in the future, a conflict of interest with NAVER or the Target Company, and may receive fees for such services. In such case, the DB Group will not owe any duty to disclose any confidential information to NAVER, the Target Company or their affiliates.

(Basis for Calculation by SoftBank)

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, SoftBank requested Nomura Securities Co., Ltd. (hereinafter, “Nomura Securities”), its financial advisor, as a third party valuation advisor independent from SoftBank, NAVER, ZHD, and the Target Company, to evaluate the share value of the Target Company. Nomura Securities is not a related party to SoftBank, NAVER, ZHD, or the Target Company, nor does it have any material interests in relation to the Business Integration including the Japan and U.S. Tender Offers.

Nomura Securities considered which methods should be used, from among several share price valuation methods, to conduct a valuation of the Target Company Shares and concluded that it was appropriate to evaluate the Target Company Shares from multiple angles on the assumption that the Target Company is a going concern. Therefore, Nomura Securities has evaluated the value of the Target Company Shares by using the average market price method due to the fact that the Target Company Shares are listed on the First Section of TSE and the DCF Method in order to reflect future business activities in the valuation. SoftBank received a report on the valuation of the Target Company Shares (hereinafter, the “Nomura Valuation Report”) from Nomura Securities dated December 23, 2019. Note that SoftBank has not received any opinion regarding the fairness of the Tender Offer Price (a fairness opinion).

The results of valuation made by Nomura Securities with respect to the value of each Target Company Share are as follows:

Average market price method:	JPY 3,570 to JPY 4,585
DCF Method:	JPY 3,412 to JPY 5,142

For the average market price method, Nomura Securities set a record date of November 13, 2019, which was before speculative press reports regarding the Business Integration were released (after the close of regular trading hours on November 13, 2019), in order to exclude the effect of the speculative press reports on the share price. Based on the closing price of the Target Company Shares of JPY 4,585 on the First Section of TSE as of the record date as well as the simple average closing price over the 5-Business-Day period ending on November 13, 2019 of JPY 4,427 (rounded off to the nearest JPY 1; hereinafter the same applies to calculations of the simple average closing price in this section), the simple average closing price over the 1 month-long period ending on November 13, 2019 of JPY 4,085, the simple average closing price over the 3-month-long period ending on November 13, 2019 of JPY 3,934, and the simple average closing price over the 6-month-long period ending on November 13, 2019 of JPY 3,570, Nomura Securities evaluated the range of the share value per Target Company Share as being between JPY 3,570 and JPY 4,585.

For the DCF Method, calculations were based on the revenues and investment plans described in business plans over 6 fiscal years from the fiscal year ending on December 31, 2019 to the fiscal year ending on December 31, 2024, and publicly available information, from which the Target Company’s corporate value and share value were derived by discounting the free cash flow expected to be generated by the Target Company in the future from the third quarter of the fiscal year ending on December 31, 2019 to the present value by a certain discount rate in order to determine the present value, which resulted in a range of value per Target Company Share of JPY 3,412 to JPY 5,142. The business plans based on which the DCF Method was conducted contemplate a significant fluctuation in profit and loss. Specifically, those business plans anticipate an operating loss due to expected recording of investments in strategic businesses and large marketing expenses in the fiscal years ending on December 31, 2019 and December 31, 2020 and a significant increase in revenue due to the reduction of marketing expenses and the improvement of profit and loss associated with the emergence of the effect through business investments after the fiscal year ending on December 31, 2021. The synergies expected to be realized through the implementation of the Business Integration including the Japan and U.S. Tender Offers are not taken into account because it is difficult to specifically estimate their impact on revenues at the current point.

(Note)

In evaluating the share value of the Target Company, Nomura Securities assumed that publicly available information and all information provided to Nomura Securities was correct and complete, and Nomura Securities has not independently investigated the correctness and completeness of such information. Nomura Securities has not conducted an independent evaluation, appraisal, or assessment of any assets or liabilities held by the Target Company or any of its affiliated companies (including derivative financial instruments, un-booked assets and liabilities, and other contingent liabilities), including individualized analyses and evaluations of each asset and liability, nor has it requested a third party organization to conduct any such appraisal or assessment.

With respect to the financial projections made by the Target Company (including profit plans and other information), Nomura Securities has assumed that such projections were reasonably considered or developed by the management of the Target Company based on the best and most good faith projections and judgements available at the time. The valuation made by Nomura Securities reflects the information and financial conditions obtained by Nomura Securities up to December 20, 2019. Note that the valuation made by Nomura Securities was for the sole purpose of being referenced by SoftBank’s board of directors when considering the share value of the Target Company.

In addition to the valuation result of the Nomura Valuation Report obtained from Nomura Securities on December 23, 2019, comprehensively taking into account the result of initial due diligence conducted during the period from late September to early November, 2019, the actual examples of premiums granted upon determining the purchase price in the past tender offers for the share certificates by persons other than issuers which are similar to the Tender Offer, market share price trends of the Target Company Shares, whether the board of directors of the Target Company supports the Japan and U.S. Tender Offers, including the Tender Offer, and the forecast of the tendering in the Japan and U.S. Tender Offers, including the Tender Offer, and based on the result of the discussions and negotiations with NAVER and the Target Company, SoftBank decided to set the Tender Offer Price at JPY 5,380 per share on December 23, 2019.

(Premium of the Tender Offer Price against the Market Price)

The Tender Offer Price, JPY 5,380 per share, is the price including a premium of 17.34% added to the closing price of the Target Company Shares of JPY 4,585 on the First Section of TSE on November 13, 2019, which is regarded as the price not influenced by speculative reports about the Business Integration by some of the media on the night of November 13, 2019; a premium of 31.69% to the simple average closing price of JPY 4,085 for one month prior to November 13, 2019; a premium of 36.75% to the simple average closing price of JPY 3,934 for three months prior to the same day; and a premium of 50.68% to the simple average closing price of JPY 3,570 for six months prior to the same day.

Further, the Tender Offer Price, JPY 5,380 per share, is the price with a discount of 3.76% on the closing price of the Target Company Shares of JPY 5,590 on the First Section of TSE on the Business Day immediately before today, July 31, 2020.

Note that although the market price, with respect to recent closing prices as of and from June 24, 2020, of the Target Company Shares has been trending above the Tender Offer Price, it can be attributed to multiple factors such as the influence of various announcements regarding the Business Integration that were issued by SoftBank, NAVER, ZHD and the Target Company on or after December 23, 2019 and media reports related to such announcements, the volume of trading and price movements in the stock market as a whole. Meanwhile, the Tender Offerors consider that, despite those recent share price movements, there are no circumstances that would affect the basis of the review of the Tender Offer Price, and that the Tender Offer Price is still an appropriate price.

(ii)	Share Options

In light of the fact that the Share Options were issued as incentive plans for directors and employees of the Target Company and the fact that the Tender Offerors would be unable to exercise such Share Options even after the Tender Offerors acquired such Share Options, the Tender Offerors have set the price of purchase of the Share Options at JPY 1 per unit of share options. In determining the purchase price for the Share Options, SoftBank and the NAVER Parties have not obtained a valuation report or a fairness opinion from a third party valuation advisor.

(iii)	Convertible Bonds

For the Convertible Bonds due 2023, the Tender Offerors have decided to set the purchase price per face value of JPY 10,000,000 at JPY 7,203,820, which is calculated by multiplying 1,339 common shares (the quotient of the face value of JPY 10,000,000 divided by the conversion price of JPY 7,467 effective as of today (a fractional share shall be omitted)) by the Tender Offer Price of JPY 5,380. This price of JPY 7,203,820 represents a discount of 27.96% on the face value of such Convertible Bonds.

For the Convertible Bonds due 2025, the Tender Offerors have decided to set the purchase price per face value of JPY 10,000,000 at JPY 7,155,400, which is calculated by multiplying 1,330 common shares (the quotient of the face value of JPY 10,000,000 divided by the conversion price of JPY 7,518 effective as of today (a fractional share shall be omitted)) by the Tender Offer Price of JPY 5,380. This price of JPY 7,155,400 represents a discount of 28.45% on the face value of such Convertible Bonds.

As stated in “(5) Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)” in “1. Purpose of Purchase” above, with respect to the Convertible Bonds it is stipulated to the effect that, in the event that a tender offer is made to the Target Company Shares with the aim of delisting, the conversion price will be adjusted due to the settlement of the tender offer. In addition, the Convertible Bonds have the Early Redemption Provisions, and the Convertible Bonds that are not acquired by the Tender Offer and are not converted into the Target Company Shares are scheduled to be redeemed after the Tender Offer at a par value or more in accordance with the Early Redemption Provisions.

(iv)	ADSs

Regarding the ADSs, in light of the fact that the ADS, per share, represents the title to one Target Company Share, the Tender Offerors have set the price of purchase of the ADSs at JPY 5,380 per share, which is the same price with the Tender Offer Price per Target Company Share.

②	Process of Valuation

(i)	Process that Led up to Determination of the Tender Offer Price

SoftBank and ZHD, and NAVER and the Target Company, began discussions on various possibilities, including business alliances, in mid-June 2019. After that, since around early August of the same year, the four companies have discussed and examined a wide range of options for the Business Integration feasibility and methods, bearing in mind issues such as limitation under applicable domestic and foreign laws and regulations. Through these discussions, the four companies decided to conduct an initial examination from mid-August until late-August primarily focused on the feasibility of a series of transactions, to be conducted jointly by SoftBank and NAVER or its wholly-owned subsidiary as the method for the Business Integration, which include a tender offer to the Target Company, the absorption-type corporate demerger in which the Target Company will cause the Target Company Successor to succeed all of the Target Company’s business, the share exchange in which ZHD becomes the share exchange wholly-owning parent company while the Target Company Successor becomes the share exchange wholly-owned subsidiary with ZHD shares as consideration. In early September 2019, each party shared the understanding on the significance of the transaction, and decided to conduct further deliberations including the implementation of due diligence. As a result, from late September to early November 2019, while discussions on the objectives of the Business Integration including synergies continued, due diligence on the Target Company by SoftBank, NAVER and ZHD and due diligence on ZHD by NAVER and the Target Company were conducted. As a result of this process, a basic common understanding was reached among the four companies that the method stated in “(i) Method of the Business Integration” in “(A) The Definitive Business Integration Agreement and the Transaction Agreement” in “(3) Important Agreements Concerning the Tender Offer” in “1. Purpose of Purchase” above, including the delisting of the Target Company by SoftBank and NAVER or its wholly-owned subsidiary was to be mainly considered. Accordingly, on November 18, 2019, the Business Integration MOU was executed. On the same day, SoftBank and NAVER submitted to the Target Company a letter of intent regarding the proposal of the Japan and U.S. Tender Offers, including the Tender Offer for conducting the transaction to realize the Business Integration. In the letter of intent, SoftBank and NAVER proposed to the Target Company the Tender Offer Price to be JPY 5,200 per Target Company Share, taking into account the Business Integration synergies and the premiums associated with the transfer of control.

Since the Business Integration MOU was executed, SoftBank and ZHD, and NAVER and the Target Company have continued to examine deliberately the details of terms and conditions and the method of transactions in a series of the transactions in relation to the Business Integration, in order to execute the Definitive Business Integration Agreement. Furthermore, concurrently with the aforementioned examinations, SoftBank and NAVER have engaged in discussions and negotiations repeatedly with the Target Company on the Tender Offer Price since early December 2019. Specifically, although SoftBank and NAVER proposed to the Target Company the Tender Offer Price to be JPY 5,200 on December 10, 2019 and JPY 5,320 on December 18, 2019, the Target Company requested SoftBank and NAVER to reconsider the proposal because the proposed Tender Offer Prices are not sufficient as an appropriate price. Through the aforementioned negotiations, SoftBank and NAVER proposed to the Target Company the Tender Offer Price to be JPY 5,380 on December 20, 2019. After that, SoftBank and NAVER, and the Target Company agreed to set the Tender Offer Price as JPY 5,380 per share on December 23, 2019. Further, NAVER, at the board of directors meeting held on December 23, 2019, and SoftBank, by the decision of Ken Miyauchi, Representative Director, President & CEO of SoftBank, who was authorized by the resolution of the board of directors meeting of SoftBank held on December 23, 2019, decided to implement the Japan and U.S. Tender Offers, including the Tender Offer, respectively. as the Tender Offerors confirmed today, that given that the procedures and measures necessary under the competition laws of the U.S., Taiwan, and South Korea have been completed, and the procedures and measures necessary under the competition laws of Japan are expected to be completed by the date immediately before the expiration date of the Tender Offer Period, all of the Conditions Precedent have been completed and satisfied, except for the condition that the Clearance Procedures which are, among the Conditions precedent, necessary for the implementation of the Delisting Procedures have been completed and satisfied, and such condition for the completion of the Clearance Procedures has been waived by all the parties to the Definitive Business Integration Agreement. Accordingly, today, NAVER J. Hub, by the resolution of the board of directors meeting of NAVER J. Hub held as of today, and SoftBank, by the decision of Ken Miyauchi, Representative Director, President & CEO of SoftBank, who was authorized by the resolution of the board of directors meeting of SoftBank held on July 20, 2020, decided to implement the Japan and U.S. Tender Offers, including the Tender Offer. Furthermore, although as to the trends of the market price of the Target Company Shares, the price fluctuation thereof has exceeded the Tender Offer Price at a closing price basis most recently since June 24, 2020 this seems to be caused by a combination of factors including the impacts of each announcement made by SoftBank, NAVER, ZHD and the Target Company since December 23, 2019 with respect to the Business Integration and the news reports relevant thereto, trading volume, the trends in the entire stock market. On the other hand, the Tender Offerors consider that regardless of such latest price fluctuation, as there is no change in circumstances that may have impact on the basis for the consideration of the Tender Offer Price, the Tender Offer Price is still an appropriate price.

In addition, SoftBank and NAVER respectively decided the Tender Offer Price based on the process described as follows.

(a)    Common Shares

(Background for NAVER to determine the Tender Offer Price)

A)    Name of the third party requested to provide opinion on valuation

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, NAVER requested DB, its financial advisor, as a third party valuation advisor independent from SoftBank, NAVER, ZHD and the Target Company, to evaluate the share value of the Target Company Shares. DB is not a related party to, SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interests in relation to the Japan and U.S. Tender Offers, including the Tender Offer (except for the receipt of fees in connection with its engagement in a series of transactions relating to the Business Integration).

B)    Summary of the opinion

DB has evaluated the share value of the Target Company Shares by using the average market price method due to the fact that the Target Company Shares are listed on TSE, and a DCF Method in order to reflect the forecasts of financial and business activities of and other information and data related to the Target Company provided by the management of NAVER in the evaluation. The range of the share value per Target Company Share evaluated by such methods is as below.

Average market price method	JPY 3,570 to JPY 4,585
DCF Method	JPY 3,819 to JPY 5,497

C)    Background for determining the Tender Offer Price taking into account such opinion

In addition to the valuation result of the DB Valuation Report obtained from DB (please refer to “①Basis of Valuation” above for details), comprehensively taking into account the result of due diligence on the Target Company conducted by NAVER between early October and early November 2019, the actual examples of premiums granted upon determining the purchase price in the past tender offers for the Share Certificates by persons other than the issuers, which is based on the premise that a parent company attempts to make a listed subsidiary its wholly-owned subsidiary, whether the board of directors of the Target Company supports the Japan and U.S. Tender Offers, including the Tender Offer, market share price trends of the Target Company Shares, the forecast of the tendering in the Japan and U.S. Tender Offers, including the Tender Offer, and based on the result of the discussions and negotiations with the Target Company, NAVER ultimately resolved to set the Tender Offer Price at JPY 5,380 per share, at its board of directors meeting held on December 23, 2019.

(Background for SoftBank to determine the Tender Offer Price)

A)    Name of the third party requested to provide opinion on valuation

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, SoftBank requested Nomura Securities, its financial advisor and a third party valuation advisor independent from SoftBank, NAVER, ZHD, and the Target Company, to evaluate the share value of the Target Company. SoftBank received the Nomura Valuation Report from Nomura Securities on December 23, 2019. Note that SoftBank has not received from Nomura Securities any opinion regarding the fairness of the Tender Offer Price (a fairness opinion).

B)    Summary of the opinion

According to the Nomura Valuation Report, the methods adopted and the range of the share value per Target Company Share evaluated by such methods are as below.

Average market price method	JPY 3,570 to JPY 4,585
DCF Method	JPY 3,412 to JPY 5,142

C)    Background for determining the Tender Offer Price taking into account such opinion

As described in “①Basis of Valuation” above, in addition to the valuation result of the Nomura Valuation Report obtained from Nomura Securities on December 23, 2019, comprehensively taking into account the result of initial due diligence conducted during the period from late September to early November 2019, the actual examples of premiums granted upon determining the purchase price in the past tender offers for the share certificates by persons other than issuers which are similar to the Tender Offer, market share price trends of the Target Company Shares, whether the board of directors of the Target Company supports the Japan and U.S. Tender Offers, including the Tender Offer, and the forecast of the tendering in the Japan and U.S. Tender Offers, including the Tender Offer, and based on the result of the discussions and negotiations with NAVER and the Target Company, SoftBank decided to set the Tender Offer Price at JPY 5,380 per share on December 23, 2019.

(b)    Share Options

Regarding the Share Options, as stated in “①Basis of Valuation” above, the Tender Offerors have set the price of purchase of the Share Options at JPY 1 per Share Option. In determining the purchase price for the Share Options, SoftBank and the NAVER Parties have not obtained a valuation report or a fairness opinion from a third party valuation advisor.

(c)    Convertible Bonds

Regarding the Convertible Bonds, as stated in “①Basis of Valuation” above, the Tender Offerors have decided to set the purchase price per face value of JPY 10,000,000 of the Convertible Bonds due 2023 at JPY 7,203,820, which is calculated by multiplying 1,339 common shares (the quotient of the face value of JPY 10,000,000 of the Convertible Bonds due 2023 divided by the conversion price of JPY 7,467 effective as of December 23, 2019 (a fractional share shall be omitted)) by the Tender Offer Price of JPY 5,380. Also, as stated in “①Basis of Valuation” above, the Tender Offerors have decided to set the purchase price per face value of JPY 10,000,000 of the Convertible Bonds due 2025 at JPY 7,155,400, which is calculated by multiplying 1,330 common shares (the quotient of the face value of JPY 10,000,000 of the Convertible Bonds due 2025 divided by the conversion price of JPY 7,518 effective as of December 23, 2019 (a fractional share shall be omitted)) by the Tender Offer Price of JPY 5,380. As stated in “(5) Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)” in “1. Purpose of Purchase” above, the Convertible Bonds have a provision to the effect that, in the event that a tender offer is made to the Target Company Shares in conjunction with delisting, the conversion price will be adjusted due to the settlement of the tender offer. In addition, the Convertible Bonds have the Early Redemption Provisions, and the Convertible Bonds that are not acquired by the Tender Offer and are not converted into the Target Company Shares are scheduled to be redeemed after the Tender Offer at a par value or more in accordance with the Early Redemption Provisions.

(d)    ADSs

Regarding the ADSs, as stated in “①Basis of Valuation” above, the Tender Offerors have set the price of purchase of the ADSs at JPY 5,380 per share, which is the same price with the Tender Offer Price per Target Company Share.

(ii)	Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest

Taking into account that the Target Company is the consolidated subsidiary of NAVER as of today, and the possibility that structural conflicts of interest may arise in considering the Delisting Procedures of the Target Company, NAVER, the Tender Offerors, and the Target Company have respectively implemented the measures below from the perspective of ensuring the fairness of the Japan and U.S. Tender Offers, including the Tender Offer.

(a)    Acquisition by each of SoftBank and NAVER of share valuation reports from independent third party valuation advisors

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, NAVER requested DB, its financial advisor, as a third party valuation advisor independent from SoftBank, NAVER, ZHD and the Target Company, to evaluate the share value of the Target Company Shares. DB is not a related party to SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interest in the Delisting Procedures, including the Japan and U.S. Tender Offers. Please refer to “①Basis of Valuation” above for a summary of the DB Valuation Report acquired by NAVER from DB on December 22, 2019.

In determining the Tender Offer Price, in order to ensure the fairness of the Tender Offer Price, SoftBank requested Nomura Securities, its financial advisor, as a third party valuation advisor independent from SoftBank, NAVER, ZHD and the Target Company, to evaluate the share value of the Target Company Shares. Nomura Securities is not a related party to SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interest in the Business Integration, including the Japan and U.S. Tender Offers. Please refer to “①Basis of Valuation” above for the summary of the Nomura Valuation Report acquired by SoftBank from Nomura Securities on December 23, 2019.

(b)    Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Target Company

According to the Target Company Press Releases, in examining the Tender Offer Price presented by SoftBank and NAVER and forming the opinion with respect to the Japan and U.S. Tender Offers, including the Tender Offer, in order to ensure the fairness of the opinion, in July 2019, the Target Company appointed J.P. Morgan, a third party valuation advisor independent from SoftBank, NAVER, ZHD and the Target Company, as its financial advisor and requested that J.P. Morgan evaluate the share value of the Target Company Shares and also provide a fairness opinion to the effect that the purchase price for the Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer (i.e., JPY 5,380 per Target Company Share, the same applies to this paragraph) is fair for the common shareholders of the Target Company (except for SoftBank and NAVER, and their affiliates) from a financial perspective.

J.P. Morgan evaluated the value of the Target Company Shares by using the market share price analysis due to the fact that the Target Company Shares are listed on the First Section of TSE, and a DCF Method based on the stand-alone business plan and financial projections (not including the impact of the Business Integration) prepared by the management of the Target Company and furnished to J.P. Morgan by the Target Company in order to reflect the situation of the future business of the Target Company in the valuation and submitted to the Target Company the JPM Valuation Report concerning the share value of the Target Company Shares dated December 23, 2019. Furthermore, J.P. Morgan submitted the JPM Fairness Opinion dated December 23, 2019 to the board of directors of the Target Company, to the effect that the purchase price for the Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer is fair for the common shareholders of the Target Company (except for SoftBank and NAVER, and their affiliates) under certain conditions precedent from a financial perspective. The JPM Valuation Report and JPM Fairness Opinion were prepared solely for the purpose of providing information and supporting the board of directors of the Target Company in connection with the evaluation of the Japan and U.S. Tender Offers, including the Tender Offer. In addition, J.P. Morgan is not a related party of SoftBank, NAVER, ZHD or the Target Company and has no material interest in the Business Integration including the Delisting Procedure.

According to the JPM Valuation Report, the calculated ranges of the share value per Target Company Share based on each method adopted are as indicated in the table below.

In light of speculative press reports about the Business Integration having been published after TSE market hours on November 13, 2019, in performing the market share price analysis, November 13, 2019 was set as the record date for calculation (hereinafter, the “Record Date”), and the closing price of ordinary transactions of common shares of the Target Company at TSE on the Record Date and the each simple average of the closing prices for the one month, three months and six months up to and including the Record Date are used as the basis for the calculations.

The DCF Method was based on factors such as the business plan and financial projections of the Target Company for the fiscal year ending December 2019 through the fiscal year ending December 2029, earnings projections and investment plans as set forth in the business plans of the Target Company, the results of interviews with and due diligence on the Target Company, and other publicly available information, which the Target Company approved J.P. Morgan to use. In calculating the share value, a range of discount rates of either 6.0%~7.0% or 10.5%~12.5% depending on the business segment of the Target Company is applied to the free cash flows projected to be produced by each business segment of the Target Company for the periods in and after fiscal year ending December 2021, while a range of perpetual growth rates of 1.0%~2.0% is used to calculate the perpetual growth value. The business plan of the Target Company, which was used by J.P. Morgan for the purposes of calculation using the DCF Method with the approval of the Target Company, expects operating deficit for the fiscal years ending December 2019 and December 2020, due to the investments and high marketing costs associated with the strategic businesses, and expects a substantial increase in its profits in and after the fiscal year ending December 2021 as a result of the improvement of the profitability due to the decrease in marketing cost and positive impact from the business investments. As the Target Company Shares are listed on the New York Stock Exchange in addition to TSE, after carefully considering the risk under the U.S. securities regulations, it is decided that the business plan of the Target Company, which the DCF Method by J.P. Morgan is based upon, is not disclosed on the Target Company Press Releases.

Valuation method	Calculated Range of the Share Value per Target Company Share
Market share price analysis	JPY 3,570 to JPY 4,585
DCF Method	JPY 4,371 to JPY 6,414

(Note)

In preparing the opinions contained in the JPM Fairness Opinion and in calculating the share value of the Target Company Shares on which such opinions were based (including the JPM Valuation Report; the same applies hereinafter), J.P. Morgan has relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished by or discussed with the Target Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan has not independently verified (nor has it assumed responsibility or liability for independently verifying) the accuracy or completeness of such information. J.P. Morgan has not conducted or been provided with any valuation or appraisal of any assets or liabilities of the Target Company, nor has it evaluated the creditworthiness of the Target Company under any laws and regulations relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and projections provided by the Target Company or derived therefrom, J.P. Morgan has assumed that they have been reasonably prepared based on the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Target Company to which such analyses and projections relate. Further, J.P. Morgan expresses no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan has also assumed that the Japan and U.S. Tender Offers, including the Tender Offer and any other transactions stipulated by the Definitive Business Integration Agreement (hereinafter, collectively referred to as “TOB-related Transactions”) will be consummated as described in the Definitive Business Integration Agreement, that the Tender Offer and the U.S. Tender Offer shall be implemented on the substantively same terms and conditions in all material aspects and that the final execution version of the Definitive Business Integration Agreement will not differ in any material respects from the draft thereof furnished to J.P. Morgan. J.P. Morgan is not a legal, regulatory, tax or accounting expert and relied on the assessments made by advisors to the Target Company with respect to such issues. J.P. Morgan has further assumed that all material governmental, regulatory or other consents and approvals necessary for the implementation of the TOB-related Transactions would be obtained without any adverse effect on the Target Company or on the contemplated benefits of the TOB-related Transactions.

The JPM Fairness Opinion and the valuation results of the share value of the Target Company Shares on which the JPM Fairness Opinion was based was necessarily based on the information made available to J.P. Morgan as of the date of the JPM Valuation Report, and economic, market and other conditions as of the same date. It should be understood that subsequent developments may affect the JPM Fairness Opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such valuation results or opinion.

The JPM Fairness Opinion was limited to expressing the opinion to the effect that the purchase price for the Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer is fair to the common shareholders of the Target Company (except for SoftBank and NAVER and their affiliates) under certain conditions precedent from a financial perspective, and J.P. Morgan expressed no opinion as to the fairness of the Tender Offer Price in the Japan and U.S. Tender Offers, including the Tender Offer to the owners of any class of securities, creditors or other constituencies of the Target Company, or as to the appropriateness of the decision by the Target Company to engage in the TOB-related Transactions. Furthermore, neither the JPM Fairness Opinion nor the valuation results of the share value of the Target Company Shares on which the JPM Fairness Opinion was based are intended to recommend a certain purchase price to the Target Company, its board of directors, SoftBank or NAVER, or the board of directors of SoftBank or NAVER, nor are they intended to recommend that a certain purchase price is the only appropriate purchase price. J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors or employees, or related parties in any position, of any party to the TOB-related Transactions or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Target Company Shares may trade at any future time. The JPM Fairness Opinion was limited to the amount payable in JPY and was not made to the USD amount to be paid to the owners of the Target Company Shares by applying the applicable exchange rate.

The business plans and financial projections of the Target Company furnished to J.P. Morgan by the Target Company (hereinafter, the “Projections”) were prepared by the management of the Target Company. The Target Company has not publicly disclosed the Projections provided to

J.P. Morgan in connection with J.P. Morgan’s preparation of JPM Fairness Opinion and calculation of the share value of the Target Company Shares on which the JPM Fairness Opinion was based, and the Projections were not prepared with a view toward public disclosure. The Projections are inherently uncertain and relied on numerous variables and conditions precedent that may be beyond the control of management of the Target Company (including, but not limited to, factors related to general economic and competitive conditions and prevailing interest rates). Accordingly, actual results could vary significantly from the Projections.

The foregoing summary of the opinion stated in the JPM Fairness Opinion and the results and methods of calculation of the share value of the Target Company Shares on which the JPM Fairness Opinion was based does not include a complete description of data obtained or referenced by J.P. Morgan. The JPM Fairness Opinion and JPM Valuation Report was prepared through a complex process and a part or summary of the analysis results do not necessarily accurately present all aspects of the analysis. The analysis results by J.P. Morgan must be considered as a whole and reference to a part or summary of such analyses, without considering all of such analyses as a whole, could create an incomplete view of J.P. Morgan’s analyses and the processes underlying such analyses. In expressing its opinion, J.P. Morgan considered each analysis and factor in a comprehensive and holistic manner, did not attribute any particular weight to any analyses or factors considered by it, and did not form a view as to whether or how much any individual analysis or factor, considered in isolation, supported the valuation results by J.P. Morgan. None of the selected companies reviewed in the above analysis as a comparable company is identical to any business units or subsidiaries of the Target Company. However, the companies selected were chosen because they are publicly traded companies with businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Target Company, as the case may be. The analyses made by J.P. Morgan necessarily involve complex considerations and judgments concerning differences in financial and business characteristics of the companies reviewed for comparison with the Target Company and other factors that could affect these companies.

J.P. Morgan has acted as financial advisor and third party valuation advisor to the Target Company with respect to the Business Integration including the Delisting Procedure and will receive compensation from the Target Company for its services as financial advisor and third party valuation advisor, a substantial portion of which will become payable only if the Business Integration including the Delisting Procedure is consummated. In addition, the Target Company has agreed to indemnify J.P. Morgan against certain liabilities arising out of its engagement. During the two years up to the date of the JPM Fairness Opinion, J.P. Morgan and its affiliates have conducted commercial or investment banking businesses for the Target Company and SoftBank, for which J.P. Morgan and its affiliates have received customary compensation. During such period, J.P. Morgan or its affiliates have acted as a Joint Active Bookrunner for the Target Company’s issuance of the Euroyen convertible bonds in September 2018, as a Lead Arranger and Lender for SoftBank’s borrowing under the Loan Agreement in August 2018, and as a Joint Global Coordinator for SoftBank’s Global Initial Public Offering of SoftBank’s common shares in December 2018. In addition, J.P. Morgan and its affiliates own less than 1% of the outstanding common shares of the Target Company, ZHD, SoftBank and NAVER, respectively in its own accounts. In the ordinary course of businesses, J.P. Morgan and its affiliates may trade the bonds and shares issued by the Target Company, ZHD, NAVER or SoftBank for their own account or for the accounts of customers, and accordingly, J.P. Morgan and its affiliates may at any time own long or short positions in such securities.

(c)	Acquisition of advice from independent law firms by the Target Company

According to the Target Company Press Releases, prior to the proposal of the Japan and U.S. Tender Offers, including the Tender Offer by SoftBank and NAVER, the Target Company

selected Anderson Mori & Tomotsune in July 2019, and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho) in August 2019 as legal advisors, which were independent from SoftBank, NAVER, ZHD and the Target Company. The Target Company has received legal advice from those firms with respect to the procedures of the Business Integration and the Target Company’s decision-making methods and process, etc.

Given that the Target Company received the proposal of the Japan and U.S. Tender Offers, including the Tender Offer from SoftBank and NAVER, in order to ensure the fairness of the Japan and U.S. Tender Offers, including the Tender Offer, the Target Company has received legal advice from Anderson Mori & Tomotsune, and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho) with respect to the procedures of the Japan and U.S. Tender Offers including the Tender offer and the Target Company’s decision-making methods and process, etc.

Anderson Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho) are not related parties to SoftBank, NAVER, ZHD and the Target Company, nor do they have any material interests that should be described in respect of the Delisting Procedures, including the Japan and U.S. Tender Offers.

(d)	Establishment of the Special Committee in the Target Company

A.	Background of establishment, etc.

According to the Target Company Press Releases, in order to ensure the appropriateness of the transaction terms and the fairness of procedures from the standpoint to improve the corporate value of the Target Company and the benefit of its general shareholders in the Business Integration, the Target Company established the Special Committee on October 15, 2019, which consists of three persons, Rehito Hatoyama (Chairperson), Tadashi Kunihiro and Koji Kotaka, who have no interests with SoftBank, NAVER, ZHD, and the Target Company, are the outside directors of the Target Company notified to TSE as independent officers, and who are judged to have the experience and eligibility necessary to consider the Business Integration. In considering the Business Integration, the Target Company consulted with the Special Committee regarding (i) whether the Business Integration facilitates the improvement of the corporate value and its purpose is reasonable, (ii) whether the fairness of procedures for the Business Integration is ensured, (iii) whether the appropriateness of the terms and conditions of the Business Integration is ensured, and (iv) whether it is considered based on the above (i) to (iii) that the Business Integration is not disadvantageous to the minority shareholders of the Target Company.

After receiving the proposal of the Japan and U.S. Tender Offers, including the Tender Offer from SoftBank and NAVER, given that if the Delisting Procedures including the Japan and U.S. Tender Offers are implemented, the Delisting Procedures will fall within transactions between the Target Company and its controlling shareholder as set forth in the Securities Listing Regulations of TSE in the future, the Target Company continued to consult with the Special Committee and resolved at its board of directors meeting held on November 18, 2019, to change the terms of reference for the Special Committee to: (i) whether the Business Integration including the Japan and U.S. Tender Offers facilitates the improvement of the corporate value and its purpose is reasonable, (ii) whether the fairness of procedures for the Business Integration including the Japan and U.S. Tender Offers is ensured, (iii) whether the appropriateness of the terms and conditions of the Delisting Procedures including the Japan and U.S. Tender Offers (including the Japan and U.S. Tender Offers, including the Tender Offer Price of the Tender Offer) is ensured, (iv) whether it is considered based on the above (i) to (iii) that the Business Integration is not disadvantageous to the minority shareholders of the Target Company, and (v) whether it is considered to be reasonable that the Target Company’s board of directors will express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer and recommend the Target Company’s shareholders to tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer. The Target Company also resolved to make decisions on the Business Integration including the Japan and U.S. Tender Offers, by accurately understanding and comprehending, and fully respecting, the determinations of the Special Committee, and not to agree to the Business Integration including the Japan and U.S. Tender Offers if the Special Committee determined that the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures are not appropriate.

In addition, fixed compensation will be paid to each member of the Special Committee in consideration for their service, regardless of the content of its report.

B.	Process of Review

The Special Committee held 18 meetings in total (approximately 28 hours in total) between October 15, 2019 and December 23, 2019. Between these meetings, the Special Committee shared reports/information, deliberated and made decisions, via email, and thereby carefully discussed and considered the terms of reference.

Specifically, the Special Committee first appointed Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo) as the legal advisors to the Special Committee, after confirming their independence and wealth of experience based on the information provided by those advisors. After interviewing multiple candidates and confirming submitted disclosure letters describing the fact that they are providing services to other parties involved in the Business Integration, etc. in transactions other than the Business Integration, the Special Committee compared each candidate. Consequently, taking into account the nature of the services to be provided by BofA to other parties involved in the Business Integration in transactions other than the Business Integration reported by BofA, BofA’s wealth of experience, reputation, etc., the Special Committee determined that the fact of BofA’s providing those services to other parties will not prevent BofA from giving their independent advice regarding the Business Integration to the Special Committee, and appointed BofA as the financial advisor and third party valuation advisor exclusively for the Special Committee.

Furthermore, the Special Committee confirmed the independence and wealth of experience of Anderson Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho), the legal advisors to the Target Company, based on what was reported by such advisors. The Special Committee also confirmed the independence and wealth of experience of J.P. Morgan, the financial advisor and third party valuation advisor to the Target Company, based on what was reported by such advisor.

In addition, regarding the Target Company’s internal review structure on the Delisting Procedures, the Special Committee requested explanations from the Target Company’s management and Anderson Mori & Tomotsune, the legal advisor to the Target Company, with respect to the number of directors that had conflicts of interest. The Special Committee reviewed Anderson Mori & Tomotsune’s response based on the advice from Nakamura, Tsunoda & Matsumoto, the legal advisor to the Special Committee, and considered carefully whether the Target Company’s internal review structure has any problems from a fairness point of view.

Besides, the Special Committee received explanations from the Target Company’s management on the preparation process/objectives, contents, important assumption, etc. of the Target Company’s stand-alone business plan (excluding the effects of the Business Integration) (hereinafter, the “Business Plan”), as well as on the integration benefits, etc. of the Business Integration, and had a question and answer session.

The Special Committee received advice from BofA, Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/

White & Case (Gaikokuho-Kyodo-Jigyo), as well as explanations with respect to the Business Integration from SoftBank and NAVER. In response, the members of the Special Committee asked various questions on the operation/governance policy of the Target Company and the Integrated Company after the completion of the Business Integration, the evaluation of the Business Plan, the integration benefits of the Business Integration, the synergies anticipated between the NAVER group and the SoftBank group, the Tender Offer Price of the Japan and U.S. Tender Offers, including the Tender Offer, proposed by SoftBank and NAVER, the planned procedures of the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures after the Japan and U.S. Tender Offers, including the Tender Offer, and received answers to these questions.

Moreover, the Special Committee received advice from BofA, as well as explanations from ZHD, which is the other party to the Business Integration. In response, the members of the Special Committee asked various questions with respect to the Business Integration, including the operation/governance policy of the Target Company and the Integrated Company after the completion of the Business Integration, the evaluation of the Business Plan, and the integration benefits of the Business Integration, and received answers to these questions from ZHD.

Thereafter, as described in “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee” below, the Special Committee obtained the BofA Valuation Report regarding the Target Company Shares from BofA on December 23, 2019 under certain conditions, and received explanations from BofA on the method for calculating the share value of the Target Company Shares, the reasons for choosing such methods, the results of calculations based on Market Share Analysis and DCF Analysis, and the premium levels in similar recent transactions in the Japan and the U.S. markets, as well as the details and assumptions related to such matters, deliberated those matters, and conducted a question and answer session. Moreover, as described in “(e) Acquisition of a share valuation report and a fairness opinion from an independent third party valuation institution by the Special Committee” below, the Special Committee obtained the BofA Fairness Opinion from BofA on December 23, 2019 under certain conditions, to the effect that the Tender Offer Price of the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer is fair to owners of the Target Company Shares and ADSs (except for SoftBank and NAVER, and their affiliated companies) from a financial perspective given certain assumptions, received explanations regarding its contents, assumption, etc., deliberated those matters and conducted a question and answer session.

The Special Committee received a letter of intent that included the initial price proposal from SoftBank and NAVER on November 18, 2019, and an explanation directly from SoftBank and NAVER of the rationale for the Tender Offer Price. The Special Committee deliberated and considered the content of the letter of intent based on the financial advice provided by BofA, as well as the explanation above, and requested that the Target Company’s management ask SoftBank and NAVER to increase the Tender Offer Price, considering the Target Company’s stand-alone share value and the premiums in similar cases. In addition, in order to clearly communicate this request to the relevant parties, the Special Committee of its own accord requested its attendance at negotiations with SoftBank and NAVER on three occasions, and, having received the opportunity to express its opinion, the Special Committee did so.

The Special Committee received an explanation of a summary of the Definitive Business Integration Agreement and the Capital Alliance Agreement, to which the Target Company was to become a party, from the Target Company’s management and Anderson Mori & Tomotsune, the Target Company’s legal advisor, and conducted a question and answer session.

The Special Committee received advice from its legal advisors, Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-

Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo), regarding the Target Company and ZHD’s press release titled “Announcement Regarding Capital Alliance MOU on Business Integration” dated November 18, 2019, SoftBank and NAVER’s press release titled “Notice Concerning the Entry into a Memorandum of Understanding Regarding the Business Integration of Z Holdings Corporation (Securities Code: 4689) and LINE Corporation (Securities Code: 3938), and the Submission of a Letter of Intent in Relation to a Joint Tender Offer for the Shares of LINE Corporation” dated November 18, 2019, and a draft of the Target Company Press Release of December 2019 at the time of the 17th meeting of the Special Committee (collectively referred to as the “Drafts of Disclosure Documents”), requested and received explanations from the Target Company’s management and Anderson Mori & Tomotsune, the legal advisor to the Target Company, regarding the contents of the information scheduled to be disclosed by the Drafts of Disclosure Documents, and conducted a question and answer session.

Following the procedures, etc. noted above, the Special Committee received advice from Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo), the legal advisors to the Special Committee, and deliberated the draft of the December 2019 Report multiple times.

C	Details of Judgment

Under the background discussed above, and as a result of the Special Committee carefully discussing and considering the terms of reference based on the legal advice from Nakamura, Tsunoda & Matsumoto, the Special Committee’s legal advisor on Japanese law, and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo), the Special Committee’s legal advisor on U.S. law, and the financial advice from the Special Committee’s exclusive financial advisor and third party valuation advisor, BofA, as well as the BofA Valuation Report and BofA Fairness Opinion dated December 23, 2019, obtained from BofA, the Special Committee unanimously agreed and submitted the December 2019 Report dated December 23, 2019 to the Target Company’s board of directors, the details of which are outlined below.

(i)	Details of the December 2019 Report

(A)	The Business Integration including the Japan and U.S. Tender Offers facilitates the improvement of the corporate value and its purpose is reasonable.

(B)	It is found that the fairness of procedures for the Business Integration including the Japan and U.S. Tender Offers is ensured.

(C)

The appropriateness of the terms and conditions of the Delisting Procedures including the Japan and U.S. Tender Offers (excluding the prices of the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer) is ensured.

(D)

Taking (A) through (C) together, an expression of support for the Japan and U.S. Tender Offers, including the Tender Offer, or a board resolution in favor of the Business Integration (including the Delisting Procedures through a share consolidation or other methods after the Japan and U.S. Tender Offers including the Tender Offer,) can be considered not to be adverse to the interests of minority shareholders; and

(E)

It is considered to be reasonable that the Target Company’s board of directors express support for the Japan and U.S. Tender Offers, including the Tender Offer and recommend the Target Company’s shareholders and holders of the ADSs to tender their Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer.

Please note that, in preparing the December 2019 Report regarding the U.S. Tender Offer and stating the determinations and opinions stated in the December 2019 Report, all of such determinations and opinions of the Special Committee (irrespective of whether they relate to the fairness of procedures, the price in the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures, or any other matter) are based on the following assumptions reported by the Target Company and its advisors.

i

Documents submitted to the U.S. Securities and Exchange Commission in connection with the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures involving the Japan and U.S. Tender Offer will comply with applicable U.S. securities regulations (including, but not limited to, disclosure of the price and other related terms (including the purchase period and other procedural requirements of tender offers applicable pursuant to U.S. securities regulations) proposed to the owners of the certificates subject to the U.S. Tender Offer including the ADSs).

ii

The price paid to owners of the certificates subject to the U.S. Tender Offer including the ADSs in the Delisting Procedures involving the Japan and U.S. Tender Offer will be a USD denominated price calculated by subtracting the ordinary reasonable expenses and other fair expenses incurred in connection with the conversion from JPY to USD and termination of the deposit of the ADSs from the price made by converting the Tender Offer Price into USD based on the market rate on the date of receipt by the tender agent of the certificates subject to the U.S. Tender Offer including the ADSs or other fair rate determined by a reasonable calculation method and process.

Additionally, since the Target Company is listed on both the Japanese and U.S. stock exchanges, the Special Committee makes it clear that the terms used in the Report are used in the way in which they are used in the laws and regulations of Japan (including, but not limited to, the Companies Act) that are directly applicable to the Target Company as a stock company listed on the Japanese stock exchange. Specifically, phrases such as the term, “independence” (including, but not limited to, in the context of the financial advisor and legal advisor of the Target Company), which the Special Committee uses, and the terms used in the Special Committee’s discussions about the “Majority of Minority” condition and an indirect “market check” are used in the way in which they are used in the laws of Japan and “Fair M&A Guidelines—Enhancing Corporate Value and Securing Shareholders’ Interests” announced as of June 28, 2019 by the Ministry of Economy, Trade and Industry. Although it is possible that the terms similar to the aforementioned terms exist in the U.S. or each state of the U.S., the aforementioned terms and the usage of these terms with regard to the examination of the Special Committee are different from the terms and the usage of these terms in the U.S. or each state of the U.S., and thus, in any disclosures, without supplementary explanations, these cannot be used in a confusing way with regard to the opinions of the Special Committee.

(ii)	Review

(A)	Based on the following, it is found that the Business Integration including the Japan and U.S. Tender Offer facilitates the improvement of the corporate value and its purpose is reasonable.

i

It was decided that the Target Company’s understanding regarding the purpose and significance of the Business Integration stated in “②Purpose and Background of the Tender Offer” in “(2) Grounds and Reasons for the Opinion” in “3. Details, Grounds, and Reasons for Opinion Regarding the Tender Offer” of the Target Company Press Releases is consistent with the objective circumstances, and even from the understanding of the members of the Special Committee, as the Target Company’s independent outside directors, regarding the Target Company’s circumstances such as actively developing businesses in Asia, it is reasonable for the Target Company Group to seek to carry out the Business Integration upon a spirit of equality with the ZHD

Group and play a proactive role in the operation of the Integrated Company after the Business Integration.

ii

Even though the purpose of the Business Integration may be reasonable as discussed above, in order to determine whether the Business Integration will in fact facilitate the improvement of the corporate value, the Special Committee considered it important to review the basic strategy and integration synergies of the Integrated Company and thus interviewed the Target Company’s management, as well as ZHD, SoftBank and NAVER. As a result of the interviews, the Special Committee concluded as follows that overall, there were no particularly unreasonable issues with respect to the basic strategy of the Integrated Company, and that reasonable integration synergies could be expected from the Business Integration.

•

Through discussions with the Target Company’s management, the Special Committee understands that the basic strategy of the Integrated Company includes: (i) seeking to quickly establish itself as the domestic market leader with respect to its core services, (ii) mutually utilizing the ZHD Group’s customer base and the Target Company Group’s customer base, and maximizing the user bases by mutually referring one’s existing customers to the other; and (iii) seeking to become an “AI tech company that leads the world from Japan and Asia” within a short period of time by developing new services that take advantage of the technical capabilities and know-how of both companies. Especially, regarding (iii), the Special Committee understands that the Integrated Company plans to make investment decisions in order to carry out mid- to long-term investments in the field of AI-centric products, in an amount of approximately JPY 100 billion on a cash basis each year.

•

The Special Committee, through discussions with the Target Company’s management, understands that the Target Company’s management considers that there will be synergies in marketing, attracting customers, Fintech and new businesses/system developments resulting from the Business Integration.

•

From the perspective of the Special Committee, Mr. Jungho Shin, the Representative Director and CWO of the Target Company who created the business model of the LINE message App and became the starting point of founding the Target Company has greatly contributed to the improvement of the Target Company’s corporate value to date. Therefore, from the perspective of the Special Committee, he should receive due recognition in the Business Integration for his achievements thus far and should assume an important position in the Integrated Company and occupy a core position in its operations when considering its basic strategy and integration synergies.

•

From the perspective of the Special Committee, an appropriate structure is required in order to achieve the synergistic effects of the Business Integration. Based on the question and answer session with the Target Company’s management, the Special Committee understands that the corporate structure that the Target Company and ZHD will manage the Integrated Company on equal terms is ensured, through the Integrated Company’s corporate governance measures including the Co-CEO system, the number of directors and the members of the Product Committee that make decisions concerning the products provided by the Integrated Company Group. The Special Committee also understands that Mr. Jungho Shin, who is the Target Company’s Representative Director and CWO, will serve as the CPO, who will be in charge of the Product Committee, at the Integrated Company immediately after the Business Integration. As a result, the Special Committee understands that he will assume an important position in the Integrated Company and occupy a core position in its operations.

•

The Special Committee asked ZHD the same questions, as the Special Committee considered it necessary that the views of the Target Company’s management and the views of ZHD on the other side of the Business Integration were consistent regarding the abovementioned basic strategy, integration synergies and the corporate structure that enables the realization of the integration synergies. Because ZHD’s responses were consistent with the Target Company’s management’s responses, the Special Committee concludes that the Target Company’s management and ZHD do not have different opinions regarding the Business Integration.

•

The Special Committee requested explanations from all parties (the Target Company’s management, ZHD, SoftBank, and NAVER) on whether there will be dis-synergies from the Business Integration and the details of the dis-synergies, if any. All parties responded that it is their understanding that there will not be any material dis-synergy. The Special Committee carefully considered this understanding of the parties and concluded that this understanding is not particularly unreasonable, in light of the objective circumstances of the Target Company.

After reviewing comprehensively the facts that it received explanations from the Target Company’s management that compared with other possibilities (including growth through the execution of a business on a stand-alone basis and without conducting an integration with another company), the Business Integration brings great integration synergies to the Target Company and facilitates the improvement of the Target Company’s corporate value, received explanations from NAVER that transactions to sell the Target Company Shares without the Business Integration are not anticipated, and received a response from both the Target Company and NAVER that they recognize that there are no realistic alternatives to the Business Integration, as well as factors such as the business environment faced by the Target Company, the risk awareness in the case of the Target Company’s seeking growth through the execution of business on a stand-alone basis without integration with another company and the possibilities of integrating with a third party other than ZHD, the Special Committee concluded that in order to improve the Target Company’s corporate value, the Business Integration would be more effective than executing business on a stand-alone basis and there are no realistic alternatives to the Business Integration that are more effective than the Business Integration.

(B)

Based on the following, it is found that the fairness of procedures for the Business Integration including the Japan and U.S. Tender Offers is ensured, because fair procedures were implemented in order to ensure the interests of general shareholders, from the perspective of ensuring (1) a situation that one could view as being the same as if it were a transaction between independent parties in the process of establishing transaction terms, and (2) an opportunity for general shareholders to make an appropriate judgment based on adequate information.

i	The Special Committee acknowledges that with respect to the Business Integration, an independent Special Committee was established at the Target Company and functioned effectively.

ii

The Special Committee acknowledges that it obtained independent advice from Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo), as well as BofA. The Special Committee also acknowledges that the Target Company obtained independent advice from Anderson Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho), as well as J.P. Morgan.

iii

The Special Committee acknowledges that it obtained a share valuation report from BofA, an independent financial advisor and third party valuation advisor that has a lot of experiences, as a basis for its determination regarding the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures. The Special Committee also acknowledges that the Target Company obtained a share valuation report from J.P. Morgan, an independent third party valuation advisor that has a lot of experiences, as the basis for its determination regarding the Delisting Procedures.

iv	The Special Committee obtained the BofA Fairness Opinion from BofA. The Target Company obtained the JPM Fairness Opinion from J.P. Morgan.

v

The Special Committee received an explanation from the Target Company’s management that, with respect to the Target Company’s internal examination framework for the Business Integration, Director Hae-Jin Lee, who also serves as NAVER’s Global Investment Officer, neither participated in the Target Company’s board discussion and decision-making regarding the Business Integration nor did he participate in any discussion or negotiation with NAVER as a representative of the Target Company from the perspective of eliminating arbitrariness from the Target Company’s decision-making process in deliberating on and deciding upon the Business Integration. Additionally, the Special Committee questioned the Target Company’s management regarding the internal examination framework for the Business Integration and received answers that no Target Company employee concurrently serving as an officer or employee at NAVER was involved in examinations for the Business Integration on the Target Company’s side. Based on these explanations and answers, the Special Committee judged that an examination framework independent from NAVER had been put in place at the Target Company. Moreover, with respect to the fact that the Target Company’s Representative Director and CWO, Jungho Shin, who also holds a position as Representative of Search and Clova Company, a company within NAVER, was involved in the deliberations and decisions regarding the Business Integration at the Target Company, the Special Committee determined that his involvement was not a problem for the fairness of the procedures based on, in addition to the explanation provided by Anderson Mori & Tomotsune, the following factors: (i) six years had passed since he was transferred to the Target Company from NAVER; (ii) he did not, and was not in a position to, become involved in the deliberation or decision-making regarding the Business Integration by NAVER; (iii) the Target Company had received a written confirmation letter from him to the effect that, his involvement in the Business Integration was solely for the benefit of the Target Company, and he would not in any way make contact, deliberate, discuss or negotiate with the Target Company, ZHD, SoftBank or other related persons regarding the Business Integration from the standpoint of NAVER or a related person of NAVER; and (iv) his involvement was necessary and indispensable to the deliberation of the Business Integration by the Target Company.

vi

The Special Committee considered that, if there possibly were other realistic measures to improve the corporate value of the Target Company other than through the Business Integration, one option would be to conduct a proactive market check to explore the possibility. For this reason, the Special Committee asked NAVER to deliberate and explain whether it would be possible for them to carry out transactions whereby NAVER sells the Target Company Shares that it owns, in lieu of the Business Integration. However, NAVER provided a clear answer to the effect that they do not anticipate that kind of transaction. Accordingly, the Special Committee determined that there would be little meaning to conducting a so-called proactive market check, whereby one explores and considers whether there are alternative potential buyers in the market, because there is no realistic alternative to the Business Integration. However, it would be worthwhile to a certain extent to conduct a so-called indirect market check whereby one conducts an M&A transaction after having announced the transaction and created an environment where it is possible for alternative potential buyers to make competing proposals after the announcement, even though NAVER owns 72.64% of the Target Company Shares and is not considering selling them, and thus, if a third party implements a tender offer with a tender offer price higher than the Japan and U.S. Tender Offer including the Tender Offer and consequently the number of the shares which NAVER purchases in the Japan and U.S. Tender Offers, including the Tender Offer is limited to a small number, NAVER can still implement the Delisting Procedures after the Japan and U.S. Tender Offers, including the Tender Offer. The Special Committee determined that in the Business Integration, an opportunity is indirectly secured for alternative buyers to make tender offer proposals since it is judged that there is a relatively long period available after the announcement of the Japan and U.S. Tender Offers, including the Tender Offer, even though the possible impact of such opportunity on the Delisting Procedures is limited in light of the fact that NAVER can still commence the Delisting Procedures regardless of other competitive tender offers.

vii

SoftBank and NAVER informed the Special Committee that they would not impose the majority of minority condition for the Japan and U.S. Tender Offers, including the Tender Offer based on the understanding that, in light of the fact that NAVER owns 72.64% of the Target Company Shares, the majority of minority condition enables a comparatively small number of shares to be used to interfere with the Japan and U.S. Tender Offers, including the Tender Offer, which may not be in the interests of ordinary shareholders who wish to tender in the Japan and U.S. Tender Offers, including the Tender Offer. The Special Committee found this point to be reasonable. Accordingly, the Special Committee determined that the absence of the majority of minority condition in the Japan and U.S. Tender Offers, including the Tender Offer is not unreasonable.

viii	The Special Committee acknowledges that there will be an opportunity for ordinary shareholders to make an appropriate decision based on adequate information about the Business Integration.

ix

The Special Committee concludes that coercive elements have been eliminated from the Business Integration for various reasons including the following: for the Delisting Procedures after the Japan and U.S. Tender Offers, including the Tender Offer, a transaction structure that cannot secure the dissenting shareholders’ right to demand their shares be purchased or demand the price of their shares be decided is not adopted; and there is a plan to disclose the fact that a share consolidation based on the Tender Offer Price will be implemented promptly after the implementation of the Japan and U.S. Tender Offers, including the Tender Offer.

(C)

Based on the following, it is acknowledged that the appropriateness of the transaction terms (excluding the prices for the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer) of the Delisting Procedures, including the Japan and U.S. Tender Offers has been ensured.

i

With respect to the method of acquisition, the Delisting Procedures are conducted for the purpose of taking the Target Company private by making the Target Company’s shareholders consist solely of NAVER Parties and SoftBank. The Special Committee carefully discussed whether or not the method of conducting a share consolidation as the second step, following the first step of the Japan and U.S. Tender Offers, including the Tender Offer, is an appropriate method to achieve that purpose. The Special Committee also carefully discussed the reasonableness of the type of purchase consideration used in the Japan and U.S. Tender Offers, including the Tender Offer. One might have considered using shares of NAVER, SoftBank or the Integrated Company (ZHD) in lieu of cash consideration. However, the businesses of NAVER, SoftBank and ZHD are quite a bit different from the business of the Target Company. In addition, it may be thought that the use of cash consideration makes it possible to avoid the risk of a decrease in the share price that could occur if shares are used as consideration. After comprehensively considering the afore-mentioned discussion, the Special Committee concluded that the type of purchase consideration used in the Japan and U.S. Tender Offers, including the Tender Offer is appropriate.

ii

The Tender Offer Price can be recognized as appropriate based on the following factors: (A) regarding the Business Plan that forms the basis of the valuation by the DCF Analysis in the BofA Valuation Report, the Special Committee received explanations from the Target Company’s management about the preparation process, objectives, contents, and important assumptions, etc., asked questions to the Target Company’s management about the key factors of business growth potential related to each key point, core business synergies and other key points, etc., received their responses, and carefully discussed the reasonableness of the Business Plan based on these explanations and responses from the Target Company’s management; (B) the BofA Valuation Report does not contain points that can be recognized as unreasonable regarding the method of the valuation or the content of valuation, and the Tender Offer Price is above the top end of the range of market price analysis in the BofA Valuation Report and within the range of the DCF Analysis; (C) the premium provided in the Tender Offer Price is considered a significant premium in comparison with the levels of the premiums provided in similar transactions; (D) the Special Committee obtained the BofA Fairness Opinion from BofA; and (E) the Tender Offer Price was agreed as a result of sincere negotiation between the Target Company, SoftBank and NAVER with the substantive involvement of the Special Committee, which of its own accord requested its attendance at negotiations, attended negotiations on three occasions, and expressed its opinion.

Although the Share Options and the Convertible Bonds are subject to the Japan and U.S. Tender Offers, including the Tender Offer, the purchase price of the Share Options is JPY 1 per unit and the purchase price of the Convertible Bonds is below the face value thereof. Additionally, as of the time of announcement of the Japan and U.S. Tender Offers, including the Tender Offer, the Target Company plans to express their opinion to the effect that the Target Company leaves it to the discretion of each holder of the Share Options and the Convertible Bonds as to whether to tender the Share Options and the Convertible Bonds. Thus, the Special Committee withholds its opinion on the appropriateness of the purchase price of the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer.

(D)

As discussed above, it is recognized that the Business Integration contributes to the advancement of the Target Company’s corporate value, its purpose is reasonable, fairness has been ensured in the procedures related to the Business Integration, and appropriateness of the terms (excluding the prices for the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer) of the Delisting Procedures, including the Japan and U.S. Tender Offers, has been ensured. Accordingly, it is thought that the announcement of an opinion in support of the Japan and U.S. Tender Offers, including the Tender Offer and the resolution of the Target Company’s board of directors with regard to the Business Integration including the Delisting Procedures using a share consolidation or other methods after the Japan and U.S. Tender Offers, including the Tender Offer, are not against the interests of the Target Company’s minority shareholders.

(E)

Accordingly, it is believed to be appropriate for the Target Company’s board of directors to express its opinion in support of the Japan and U.S. Tender Offers, including the Tender Offer, and to recommend that the Target Company’s shareholders and ADS holders tender the Target Company Shares and the ADSs in response to the Japan and U.S. Tender Offers, including the Tender Offer.

D.	To the effect that there is no change

The Target Company was informed by the Tender Offerors in late-June, 2020 that once the procedures and measures necessary under the competition laws of each county are or are expected to be completed by the date immediately before the expiration date of the Tender Offer Period, the Tender Offerors plan to commence the Japan and U.S. Tender Offers, including the Tender Offer. Therefore, the Target Company requested that the Special Committee review whether there is any change in the opinion stated in the December 2019 Report, and if there is no change, tell the Target Company’s board of directors to that effect, and if there is a change, provide a changed opinion to the Target Company’s board of directors. In response to the request, the Special Committee held five meetings in total from July 14, 2020 to today (approximately 6 hours in total), and carefully discussed and reviewed the terms of reference as cited above by reports, information exchange, deliberation, decision making, etc. through email even during the above period. Accordingly, the Special Committee confirmed that even considering the various events (including the spread of the COVID-19 infection) occurred after the announcement of the Business Integration, no material change in the Target Company’s business conditions and environment surrounding the Business Integration has occurred and submitted the August 2020 Report to the effect that there is no change in its opinion to the Target Company’s board of directors as of today with unanimities.

Furthermore, the Special Committee determined that the appropriateness of the Tender Offer Price remains even on the reporting date of the August 2020 Report, because the various events occurred after the announcement of the Business Integration have no material impact on the intrinsic value of the Target Company, and even considering the stock price of the Target Company has exceeded the Tender Offer Price during a part of the period from the announcement of the Business Integration to the reporting date of the August 2020 Report, the Tender Offer Price is the price ensuring the appropriateness in light of the intrinsic value of the Target Company, etc. The Special Committee determines that the Tender Offer Price is not required to be reviewed again because the appropriateness of the Tender Offer Price remains as above, and the Business Integration conforms to the best interest of the minority shareholders of the Target Company, etc.

(e)    Acquisition of a share valuation report and a fairness opinion from an independent third party valuation advisor by the Special Committee

In order to obtain expert advice and support regarding the matters such as the valuation of corporate value and price negotiations, the Special Committee asked BofA, a financial advisor and third party valuation advisor independent of SoftBank, NAVER and the Target Company, to calculate the share value of the Target Company Shares and submit an opinion (fairness opinion) as to whether or not the purchase price for the Target Company Shares (including the ADSs, hereinafter, the “Target Company Shares and ADSs”) in the Japan and U.S. Tender Offers, including the Tender Offer is fair to the owners thereof (except for SoftBank and NAVER and their affiliated companies) from a financial perspective, and under the assumptions set forth below and certain other conditions, obtained the BofA Valuation Report and the BofA Fairness Opinion dated December 23, 2019 to the effect that the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer is fair to owners thereof from a financial perspective, under certain assumptions set forth below.

BofA examined the Business Plan prepared by the Target Company and various methods for evaluating the Target Company’s share value and determined that two evaluation methods below are appropriate:

A.	Market share price analysis based on the fact that the Target Company Shares are traded on the First Section of the TSE

B.

Based on an assumption that the Target Company is a going concern, DCF Analysis in order to reflect in the valuation the status of the future business activities of the Target Company, under the assumptions set forth below and certain other conditions.

Please note that BofA is not a related party of SoftBank, NAVER or the Target Company, and has no material interest in relation to the Delisting Procedures including the Japan and U.S. Tender Offers that should be stated.

According to BofA, the range of the share value per share of the Target Company Shares calculated based on such methods are as follows.

Valuation method	Range of share value of the Target Company Shares per share
Market share price analysis	JPY 3,570 ~ JPY 4,585
DCF Analysis	JPY 4,701 ~ JPY 6,293

In the market share price analysis used by BofA, due to the publication of speculative press reports concerning the Business Integration after the closing of the trading session of the TSE on November 13, 2019, calculations were carried out based on the closing price of JPY 4,585 for the Target Company Shares on the First Section of the TSE as of November 13, 2019, as the valuation record date, and the simple averages of the closing prices for one month, three months and six months prior thereto (respectively JPY 4,085, JPY 3,934, and JPY 3,570) were used to calculate the range of share values of the Target Company Shares of JPY 3,570 to JPY 4,585.

In the DCF Analysis, analysis was carried out based on the Target Company’s business plans and financial projections, the earnings and investment plans in the Target Company’s business plans that the Target Company submitted to BofA, and other factors, such as information that has been disclosed publicly (as discussed below, however, BofA has not independently verified the accuracy and completeness of such materials, and does not bear any responsibility or obligation to conduct independent verification). The corporate value and share value were analyzed by discounting the free cash flows expected to be generated by each business of the Target Company by a certain discount rate back to the current value, and a share value range of JPY 4,701 to JPY 6,293 per share was calculated. The Target Company’s business plans which constituted the assumptions of BofA’s calculation using the DCF Analysis in accordance with the instruction of the Target Company contemplate an operating loss due to the post of large marketing expenses and investments to strategic businesses in the fiscal years ending December 2019 and 2020 and a significant fluctuation in revenue due to the reduction of marketing expenses and the improvement of profitability according to the emergence of the effect through business investments after the fiscal year ending December 2021. These business plans and free cash flows (to be stated below) reflected in the DCF Analysis do not include synergies from the Business Integration. Additionally, the discount rate (weighted average capital cost) was analyzed based on CAPM (capital asset pricing model) generally used in share valuation practice, and a discount rate range of 5.75% to 6.75% or 9.50% to 10.50% was applied depending on each business of the Target Company. Calculation of the going concern value used a perpetual growth rate analysis, and adopted a perpetual growth rate of 1.25% to 1.75% at the direction of the Target Company.

(Note)	The BofA Valuation Report and the BofA Fairness Opinion were submitted in connection with the Special Committee of the Target Company’s board of directors examining the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer from a financial perspective in such role, and submitted to the Special Committee of the Target Company’s board of directors for their convenience for the purpose of such examination. The BofA Fairness Opinion does not express any opinion or view whatsoever with respect to the other aspects of the Business Integration and does not express any opinion or view whatsoever with respect to consideration received by the owners of any type of security, creditors, or other interested parties of any of the parties in connection with the Business Integration. BofA does not express any opinion or view whatsoever with respect to the terms or other aspects of the Business Integration, including the form or structure, etc. of the Business Integration (excluding the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer to the extent expressly stated in the BofA Fairness Opinion), and does not express any opinion or view whatsoever with respect to the relative merits of the Business Integration compared to other strategies or transactions that could be adopted by the Target Company or implemented by the Target Company, or the business decision-making regarding facilitating or implementing the Business Integration. BofA does not express any opinion or recommendation whatsoever with respect to whether the Target Company’s shareholders should tender their shares for the Japan and U.S. Tender Offers, including the Tender Offer or how the Target Company’s shareholders should exercise their voting rights or act in relation to the Business Integration or matters in connection therewith. BofA does not express any opinion or view whatsoever with respect to the fairness (irrespective of whether financial or otherwise) of the amount, nature, or other aspect of any remuneration to the officers, directors, or employees of the parties to the Business Integration compared to the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer. BofA does not express any opinion or view whatsoever with respect to the impact of the exchange rate related to the Japan and U.S. Tender Offers, including the Tender Offer, and BofA Fairness Opinion is solely based on the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer expressed in JPY as mentioned above. BofA does not express any opinion whatsoever with respect to the price at which Target Company Shares and ADSs should be traded at any time, including after the Business Integration is publicly disclosed or commenced. As already announced, BofA has not been retained to solicit, and is not soliciting, any third party to express interest or make a proposal with respect to the acquisition of all or part of the Target Company or any alternative transaction.

BofA, in relation to the BofA Valuation Report and the BofA Fairness Opinion, performed work including the following:

A. Considering the public information with respect to the Target Company’s business and finance in certain scope.

B. Considering the internal finance and operational information regarding the Target Company’s operation and prospect (including the Target Company’s financial forecast prepared by its management) (the “Target Company Financial Forecast”) which is provided by the Target Company’s management to BofA or discussed between the Target Company’s management and BofA.

C. Discussing with the Target Company’s management the Target Company’s past and current business, operational and financial status and prospect.

D. Considering the trend of the market price of Target Company Shares on the First Section of TSE, and performing comparative analysis by comparing to the trend of the market price of common shares of other companies that BofA determined relevant.

E. Performing comparative analysis between the financial and stock market information of the Target Company and corresponding information of other companies that BofA determined relevant.

When preparing the BofA Valuation Report and the BofA Fairness Opinion and carrying out the valuation analysis on which they are based, BofA did not independently verify the financial or other information and data that were publicly disclosed, submitted to BofA, or separately examined or discussed by BofA, assuming that such information and data was accurate and complete, and relied on the accuracy and completeness thereof. Furthermore, BofA relied on the representations of the Target Company’s management that they were not aware of any facts or circumstances that would cause such information or data to be inaccurate or could give rise to any misunderstanding in any material respect, BofA received representations from the Target Company that the Target Company Financial Forecast prepared by the Target Company’s management reflects the best possible projections and honest judgment of the Target Company’s management relating to the Target Company’s future performance currently available and has been reasonably prepared, and BofA has used these as assumptions at the direction of the Special Committee of the Target Company’s board of directors. The BofA Valuation Report naturally uses the current financial, economic, foreign exchange, market and other conditions and circumstances as of the date of the BofA Valuation Report and the BofA Fairness Opinion as assumptions (unless otherwise stated in such analysis), and is based on the information available to BofA as of such date. Circumstances arising after the date of the BofA Valuation Report and the BofA Fairness Opinion may affect the content of the BofA Valuation Report and the BofA Fairness Opinion; however, it is understood that BofA bears no obligation to update, revise, or reconfirm the BofA Valuation Report and the BofA Fairness Opinion. The BofA Valuation Report and the BofA Fairness Opinion do not infer or imply any opinion whatsoever with respect to any matter not expressly stated in the BofA Valuation Report and the BofA Fairness Opinion or anything after the submission date of the BofA Valuation Report and the BofA Fairness Opinion.

As explained above, the foregoing statement regarding the BofA analysis is an outline of the key financial analyses presented by BofA to the Special Committee of the Target Company’s board of directors in connection with the BofA Valuation Report and the BofA Fairness Opinion and does not encompass all analyses carried out by BofA in connection with the BofA Valuation Report and the BofA Fairness Opinion. The preparation of the BofA Valuation Report and the BofA Fairness Opinion and the analyses forming the basis thereof were a complex analysis processes involving various judgments regarding the appropriateness and relevance of each financial analysis method and the application of each method to the specific circumstances; therefore, it is not necessarily appropriate to state just a part of the analysis results or a summary. The analyses by BofA must be considered as a whole. Furthermore, not taking into consideration all of the analysis and factors considered or all of the explanatory statements of factors considered, but extracting just part of the analyses or factors, or only looking at the information stated in the tables, etc., may give rise to misunderstanding or incomplete understanding of the process forming the basis for BofA’s analysis and opinion. The fact that a certain analysis is referred to in the above outline does not mean that such analysis was given more weight than other analyses mentioned in such outline.

When conducting its analysis, BofA took into account the performance of the industry, general business and economic circumstances, and other matters, but most of these are beyond the control of SoftBank, NAVER and the Target Company. The projections regarding the Target Company’s future performance on which BofA’s analysis was based do not necessarily indicate the actual value or future results, and the actual value and future results may be significantly better or worse than such projections. BofA’s analysis was performed as part of the analysis for the BofA Valuation Report and the BofA Fairness Opinion and was provided to the Special Committee of the Target Company’s board of directors in connection with the submission of the BofA Valuation Report and the BofA Fairness Opinion. BofA’s analysis was not intended to constitute an appraisal, and does not indicate the price in the event that the business is actually sold or the price that any security whatsoever is traded at or may be traded at in future. Therefore, the projections used in the above analysis and the valuation range elucidated in such analysis are by their nature materially uncertain, and should not be construed as indicating BofA’s opinion regarding the actual value of the Target Company.

The purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer was determined through negotiations between SoftBank, NAVER and (based on the Special Committee’s opinion, intent, and requests, etc. with respect to material respects) the Target Company, not by a financial advisor. The decision to disclose the opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer was made solely by the Target Company’s board of directors in accordance with the recommendation of the Special Committee thereof. As stated above, the BofA Valuation Report and the BofA Fairness Opinion were merely one of the many factors considered by the Special Committee of the Target Company’s board of directors when examining the Business Integration, and must not be construed to be the deciding factor in the opinion of the Special Committee of the Target Company’s board of directors regarding the Business Integration or the purchase price for the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer.

BofA has not conducted an independent appraisal or valuation of the Target Company’s assets or liabilities (irrespective of whether they are contingent liabilities or not), and has not been provided with such appraisal or valuation. BofA has not carried out an on-site inspection of the Target Company’s assets or property, either. BofA has not evaluated the Target Company’s solvency or fair value under any applicable law relating to bankruptcy, insolvency, or other matters similar thereto.

In accordance with the directions of the Special Committee of the Target Company’s board of directors, BofA has assumed that the Japan and U.S. Tender Offers, including the Tender Offer will be completed with the currently contemplated terms without any waiver, amendment, or revision of material terms or agreed matters, and that there will be no delay, restriction, constraint or condition imposed (including an order to cease and desist or to take amendment measure) that may have an adverse effect on SoftBank, NAVER or the Target Company, or the planned interests of the Business Integration in the process of obtaining authorization, approval, exemption, or release from government, regulatory authority or others necessary for the Business Integration.

BofA serves as the financial advisor of the Special Committee of the Target Company’s board of directors in relation to the overall Business Integration, including the Delisting Procedures, and receives a fee for such services from the Target Company. Part of the fee is paid upon submission of the BofA Fairness Opinion and payment of most of the fee is conditional on the completion of the Japan and U.S. Tender Offers, including the Tender Offer and the Delisting Procedures (however, after the completion of the Japan and U.S. Tender Offers, including the Tender Offer, if the Delisting Procedures are not completed by the end of December 2020, such fee will be paid on January 1, 2021). The Target Company has agreed to indemnify BofA for all costs borne by it in relation to its involvement and certain liabilities incurred due it its involvement.

BofA and its affiliated companies are full-service securities firms and commercial banks, and provide investment banking services, corporate and private banking services, asset and investment management, financing, and financial advisory services, and other commercial services and products to a wide range of companies, government agencies, and individuals, and are engaged in securities, financial products and derivatives trading, foreign exchange, and other brokerage services, as well as investing on their own account. In the course of their ordinary business, BofA and its affiliated companies have chances to invest in securities, such as shares and bonds, and other financial products (including derivatives and bank loans or other debt) of SoftBank, NAVER, the Target Company, ZHD, and their respective affiliated companies, on their own account or account of customers, manage funds to invest in them, acquire or hold long or short positions in them, and provide funds, sell or purchase, or otherwise carry out transactions with respect to such positions.

BofA and its affiliated companies have provided and currently provide investment banking services, commercial banking services, and other financial services to SoftBank, NAVER, the Target Company, ZHD, and their respective affiliated companies, and may also do so in the future. BofA and its affiliated companies receive fees for the provision of such services, and may receive fees in the future as well. Such services include, but are not limited to, (i) serving as the dealer manager and consent solicitation agent for the consent solicitation and exchange offer for foreign currency denominated senior notes issued in 2015, conducted by SBG in March 2018, (ii) serving a joint global coordinator for the issuance of USD 3.3 billion of USD denominated senior notes conducted by SBG in April 2018, and (iii) serving as an international active joint bookrunner for the listing and share price setting for the initial public offering for SoftBank in December 2018.

BofA expresses no opinion or view with respect to any legal, regulatory, accounting, tax, or similar matter in relation to the Target Company or the Delisting Procedures, and has relied on the assessment of these matters by the Target Company, at the direction of the Special Committee of the Target Company’s board of directors. BofA understands that the Target Company has received advice that the Target Company deems necessary from qualified experts with respect to such matters.

(f)    Acquisition of advice from independent law firms for the Special Committee

According to the Target Company Press Releases, as stated above in “(d) Establishment of the Special Committee in the Target Company”, the Special Committee has retained Nakamura, Tsunoda & Matsumoto and White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo), as legal advisers independent from SoftBank, NAVER, ZHD and the Target Company in order to obtain the professional advice with respect to the fairness of procedures and has received the legal advice including advice on the procedures of the Delisting Procedures and the review method and processes in the Special Committee in relation to the Delisting Procedures.

Neither of Nakamura, Tsunoda & Matsumoto or White & Case Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho)/White & Case (Gaikokuho-Kyodo-Jigyo) is a related party of SoftBank, NAVER, ZHD and the Target Company and nor do they have material interests to be described with respect to the Delisting Procedures including the Japan and U.S. Tender Offers.

(g)    Approval of all the directors of the Target Company without interests and the opinion of all the statutory auditors of the Target Company without interests that they have no objection

As described in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” in “1. Purpose of Purchase” above, the Target Company’s board of directors carefully discussed and examined whether the Delisting Procedures, including the Japan and U.S. Tender Offers, facilitate the improvement of the Target Company’s corporate value and whether the transaction terms relating to the Delisting Procedures, including the Tender Offer Price, are appropriate, based on legal advice received from Anderson Mori & Tomotsune and Shearman & Sterling Registered Foreign Lawyers’ Office (Gaikokuho-Jimu-Bengoshi-Jimusho), advice from a financial perspective received from J.P. Morgan, the JPM Valuation Report and the JPM Fairness Opinion provided by J.P. Morgan dated December 23, 2019, and the BofA Valuation Report and the BofA Fairness Opinion submitted via the Special Committee, while giving full respect to the judgment of the Special Committee stated in the December 2019 Report.

Consequently, as described in “③ Process and Reasons for the Decision that led to the Target Company’s Approval of the Tender Offer” in “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” in “1. Purpose of Purchase” above, the Target Company’s board of directors determined that the Delisting Procedures serve to improve the corporate value of the Target Company and the transaction terms of the Delisting Procedures including the Tender Offer Price were appropriate. At the meeting of the board of directors held on December 23, 2019, the board members who participated in deliberations and resolutions unanimously passed a resolution as of December 23, 2019, as the Target Company’s opinion, to announce approval of the Japan and U.S. Tender Offers, including the Tender Offer if the Japan and U.S. Tender Offers, including the Tender Offer commences, to recommend that the Target Company’s shareholders and holders of the ADSs tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer, and that holders of the Share Options and the Convertible Bonds determine at their own discretion whether to tender.

Of the Target Company’s three statutory auditors (all outside statutory auditors), except for an outside statutory auditor who could not attend due to work (Yoichi Namekata), two of them participated in deliberations at the above meeting of the board of directors, and voiced their opinion that they had no objection to the above resolution. Moreover, it is confirmed that Yoichi Namekata, who could not attend the above meeting of the board of directors, prior to the above meeting, voiced his opinion that he had no objection to the above resolution, after being given the explanations about the Japan and U.S. Tender Offers, including the Tender Offer.

According to the Press Release for the Planned Commencement of the Joint Tender Offer, the Japan and U.S. Tender Offers, including the Tender Offer are planned to be implemented promptly once the Conditions Precedent, including completion of procedures, etc. with domestic and foreign competition authorities, are satisfied. Meanwhile, given that it was considered to be difficult to accurately estimate the time required for the procedures, etc. with domestic and foreign competition authorities, the aforementioned Target Company’s board of directors meeting also resolved to request that the Special Committee review whether there is any change in its opinion stated in the December 2019 Report, and if there is no change, tell the Target Company’s board of directors to that effect, and if there is a change, provide a changed opinion to the Target Company’s board of directors when the Japan and U.S. Tender Offers, including the Tender Offer commence, and based on such opinion, to express its opinion again on the Japan and U.S. Tender Offers, including the Tender Offer at the time of the commencement of the Japan and U.S. Tender Offers, including the Tender Offer.

In addition, recently, in connection with the commencement of the Japan and U.S. Tender Offers, including the Tender Offer, based on such opinion of the Special Committee, and the Target Company’s business conditions and environment surrounding the Transaction, the Target Company carefully examined again the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer. As a result, the Target Company concluded that there is no factor changing its determination on the Japan and U.S. Tender Offers, including the Tender Offer also today. Therefore, all of the board members who participated in deliberations and resolutions unanimously decided by resolution of the board of directors meeting held today, to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer, and to recommend that the Target Company’s shareholders and holders of the ADSs to tender their Target Company Shares in the Japan and U.S. Tender Offers, including the Tender Offer, and to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer. Note that as of today each country including Japan, where the Target Company operates the businesses, is under the influence of the spread of COVID-19, but the Target Company decided that it was not necessary to change the conclusion that the Delisting

Procedures serve to improve the corporate value of the Target Company and that the transaction terms of the Delisting Procedures including the Tender Offer Price are appropriate, even taking into account the influence of the worldwide spread of COVID-19. In addition, even though the stock price of the Target Company has exceeded the Tender Offer Price during a part of the period from the announcement of the Business Integration to today, in light of no material change in the Target Company’s business conditions and environment surrounding the Business Integration, no material circumstance which makes it required to change the business plan of the Target Company underlying the valuation of share value by a third party valuation institution, and the contents of the August 2020 Report of the Special Committee, the Target Company determines that there is no impact on the above conclusion.

In addition, all of the Target Company’s three statutory auditors (all outside statutory auditors) participated in deliberations at the above meeting of the board of directors, and voiced their opinion that they had no objection to the above resolution.

Of the Target Company’s directors, because Mr. Hae Jin Lee also serves as NAVER’s Global Investment Officer, before proposal of the Japan and U.S. Tender Offers, including the Tender Offer, from the standpoint of eliminating arbitrariness in the decision-making process when examining and making decisions on the Business Integration, he did not participate in the deliberations and resolution of the Target Company’s board of directors regarding the Business Integration and did not participate in discussions or negotiations with NAVER for the Target Company. Additionally, after proposal of the Japan and U.S. Tender Offers, including the Tender Offer, from the standpoint of eliminating arbitrariness in the decision-making process when examining the Japan and U.S. Tender Offers, including the Tender Offer, he did not participate in deliberation and resolutions of the Target Company’s board of directors regarding the Business Integration involving the Japan and U.S. Tender Offers, including the above meeting of the board of directors held on December 23,2019, and did not participate in discussions or negotiations with NAVER for the Target Company.

(h)    Measures to ensure opportunities to purchase from other purchasers

The Target Company has not entered into any agreements with the Tender Offerors that would restrict the Target Company’s contact with competitive potential bidders, such as agreements that include safeguarding provisions that would prohibit the Target Company from having contact with the competitive potential bidder.

In addition, the Tender Offerors have set a Tender Offer Period of 30 Business Days, which is longer than the Japanese statutory minimum of 20 Business Days. By setting a comparatively long-term tender offer period, the Tender Offerors intend to ensure the appropriate opportunity for the Target Company’s shareholders to decide on whether to tender in the Japan and U.S. Tender Offers, including the Tender Offer.

③	Relationships with valuation organization

DB, financial advisor of NAVER (valuation institution), is not a related party to SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interests in relation to the Tender Offer (except for the receipt of fees in connection with its engagement in a series of transactions relating to the Business Integration).

In addition, Nomura Securities, financial advisor of SoftBank (valuation institution), is not a related party to SoftBank, NAVER, ZHD or the Target Company, nor does it have any material interests in relation to the Business Integration including the Tender Offer.

(5)	Number of Share Certificates to be Purchased

Number of Share Certificates to be Purchased	Lower limit on the Number of Share Certificates to be Purchased	Upper limit on the Number of Share Certificates to be Purchased
88,308,442 shares	— Shares	— Shares

(Note 1)	The Tender Offerors do not set an upper or lower limit for the number of Share Certificates to be purchased, and the Tender Offerors will purchase all the Tendered Share Certificates.

(Note 2)

The Tender Offer does not set an upper limit on the number of shares to be purchased, so the number of shares to be purchased is 88,308,442 shares, the maximum number of the Target Company Shares that the Tender Offerors may acquire through the Tender Offer. Such maximum number (88,308,442 shares) is calculated by adding (i) 241,544,142 shares, all the outstanding shares of the Target Company as of June 30, 2020, as stated in the Target Company Summary of Financial Results for the Second Quarter, which includes 2,355,197 shares of the underlying shares of the ADSs (the number of shares in case ADSs are converted into the Target Company Shares) and (ii) the total number of the Target Company Shares to be issued upon exercise of all the Share Options existing as of June 30, 2020 (11,998,800 shares) and the Target Company Shares to be issued upon exercise of all share options attached to the Convertible Bonds (19,529,086 shares), and subtracting from the sum of (i) and (ii) (273,072,028 shares) the following: (iii) the aggregate of the total number of the Target Company Shares owned by NAVER (174,992,000 shares) and the Target Company Shares to be issued upon exercise of share options attached to the Convertible Bonds owned by NAVER (9,764,543 shares), and the number calculating by subtracting the number of treasury shares owned by the Target Company as of June 30, 2020 as stated in the Target Summary of Financial Results for the Second Quarter by the parts owned by J-ESOP of the Target Company as of the same day (7,043 shares).

(Note 3)

Shares less than one unit are also eligible for the Tender Offer. If a right to demand purchase of shares less than one unit is exercised by a shareholder in accordance with the Companies Act, the Target Company may purchase the shares in the Target Company during the Tender Offer Period in accordance with the procedures under the laws and regulations.

(Note 4)	There is no plan to acquire the treasury shares owned by the Target Company through the Tender Offer.

(Note 5)

The Tender Offerors have the plan in that SoftBank will purchase the number of the Target Company Shares equal to 50% of each type of the Tendered Share Certificates, and NAVER J. Hub will purchase the number of the Target Company Shares equal to 50% of the remaining thereof (provided, however, that if there is a fraction in the number of any type of the Tendered Share Certificates that each of the Tender Offerors will purchase, the number of such type of the Tendered Share Certificates that SoftBank will purchase will be rounded up, and the number of such type of the Tendered Share Certificates that NAVER J. Hub will purchase will be rounded down).

(6)	Changes in Ownership Ratio of Share Certificates as a Result of Purchases

Number of voting rights represented by Share Certificates held by the Tender Offerors before the Tender Offer	—	(Ownership ratio of Share Certificates before the Tender Offer —%)
Number of voting rights represented by Share Certificates held by Special Related Parties before the Tender Offer	1,901,025	(Ownership ratio of Share Certificates before the Tender Offer 69,62%)
Number of voting rights represented by Share Certificates held by the Tender Offerors after the Tender Offer	883,084	(Ownership ratio of Share Certificates after the Tender Offer 32.34%)
Number of voting rights represented by Share Certificates held by Special Related Parties after the Tender Offer	1,847,565	(Ownership ratio of Share Certificates after the Tender Offer 67.66%)
Number of voting rights of all shareholders of the Target Company	2,412,535

(Note 1)

The “Number of voting rights represented by Share Certificates held by Special Related Parties before the Tender Offer” and the “Number of voting rights represented by Share Certificates held by Special Related Parties after the Tender Offer” represent the total number of voting rights represented by the Share Certificates owned by each Special Related Party (excluding those Special Related Parties who are, for the purpose of the calculation of ownership ratio in accordance with each item of Article 27-2(1) of the Act, excluded from the definition of “Special Related Parties” pursuant to Article 3(2)(i) of the Cabinet Office Order on Disclosure Required for Tender Offer for Shares by Persons Other Than Issuers of Japan (Ministry of Finance Order No. 38 of 1990, as amended from time to time, hereinafter the “Ordinance”)) (excluding the treasury shares owned by the Target Company). Since the Share Certificates owned by the Special Related Parties (excluding the NAVER-owned Target Company Share Certificates) are also subject to the Tender Offer, the “Number of voting rights represented by Share Certificates held by Special Related Parties before the Tender Offer” (excluding the number of voting rights (1,847,565 voting rights) represented by NAVER-owned Target Company Share Certificates) are not included in the “Ownership ratio of Share Certificates after the Tender Offer”

(Note 2)

The “Number of voting rights of all shareholders of the Target Company” represents the total number of voting rights of all shareholders as of March 31, 2020, as stated in the Quarterly Report for the First Quarter of the 21st Fiscal Year submitted on May 14, 2020 by the Target Company (on the basis that one unit consists of 100 shares). However, as shares constituting less than one unit, the Share Options, and the Convertible Bonds are also subject to the Tender Offer, the “Ownership ratio of Share Certificates before the Tender Offer” and “Ownership ratio of Share Certificates after the Tender Offer” are calculated on the basis that the denominator is 2,730,649 voting rights, which is the aggregate number of issued shares (241,544,142 shares) of the Target Company as of June 30, 2020 stated in the Target Company Summary of Financial Results for the Second Quarter decreased by the number calculating by subtracting from the number of treasury shares the ones owned by J-ESOP of the Target Company as of the same day (7,043 shares) owned by the Target Company as of June 30, 2020 stated in the Target Company Summary of Financial Results for the Second Quarter, and increased by the number of the Target Company Shares to be issued by the Share Options (109,348 units) as of June 30, 2020 (11,998,800 shares) and the number of Target Company Shares to be issued by the share options (14,632 units) attached to the Convertible Bonds (19,529,086 shares) as of June 30, 2020.

(Note 3)	“Ownership ratio of Share Certificates before the Tender Offer” and “Ownership ratio of Share Certificates after the Tender Offer” have been rounded off to the second decimal place.

(7)	Purchase price: JPY 371,958,224,687

(Note 1)

The purchase price is the total amount calculated as follows: the amount obtained by multiplying the number of shares (69,137,199 shares) calculated by subtracting from the number of shares to be purchased (88,308,442 shares) (i) the total number of the Target Company Shares to be issued upon exercise of the 22nd Series Share Options, the 23rd Series Share Options, the 24th Series Share Options, and the 25th Series Share Options, which are unable to be exercised because the exercise periods of those share options do not come during the Tender Offer Period (9,406,700 shares), and (ii) the total number of the Target Company Shares to be issued upon exercise of share options attached to the Convertible Bonds (excluding the total number of the Target Company Shares to be issued upon exercise of share options attached to the Convertible Bonds owned by NAVER (9,764,543 shares) (Note 2) which is not included in the number of shares to be purchased), by the Tender Offer Price (JPY 5,380); plus (iii) the amount obtained by multiplying the number of units in the 22nd Series Share Options (30,240 units), the 23rd Series Share Options (240 units), the 24th Series Share Options (15,744 units), and the 25th Series Share Options (47,843 units), by the purchase price per unit for each share option (JPY 1), respectively.

(Note 2)

Since it is not assumed that the Convertible Bonds will be tendered in the Tender Offer because their purchase prices are significantly below the face value thereof (27.96% discount for the Convertible Bonds due 2023 and 28.45% discount for the Convertible Bonds due 2025) and they are scheduled to be redeemed at an amount greater than the face value under the Early Redemption Provisions after the Tender Offer, the total number of the Target Company Shares to be issued upon exercise of the Convertible Bonds is not considered in the calculation of the purchase price above.

(8)	Methods of Settlement

①	Name and Address of the Head Office of the Financial Instruments Business Operators or Banks in Charge of the Settlement for the Purchase Through the Tender Offer

Nomura Securities Co., Ltd.                             1-9-1, Nihonbashi, Chuo-ku, Tokyo

②	Commencement Date of Settlement of the Tender Offer

September 24, 2020 (Thursday)

③	Methods of Settlement

A notice with respect to the purchase through the tender offer will be mailed (by post) to the address of each of the persons who consent to the offer of purchase or offer sale of the Share Certificates (excluding the ADRs) in the Tender Offer (hereinafter, the “Tendering Shareholders”) (or the standing proxy in the case of the Foreign Shareholders) without delay after the expiration of the Tender Offer Period.

Payment of the purchase price will be made in cash. The Tendering Shareholders are entitled to receive the purchase price for the shares sold in the tender offer without delay on or after the commencement date of settlement in a manner designated by the Tendering Shareholders, such as remittance (a remittance fee may be charged).

④	Methods of Returning Share Certificates

If all of the Tendered Share Certificates are not purchased in accordance with the terms described below in “② Conditions to Withdrawal of the Tender Offer and Details Thereof; Methods of Disclosure of Withdrawal of the Tender Offer” in “(9) Other Conditions and Methods of the Purchase Through the Tender Offer”, the Share Certificates required to be returned will be returned to the Tendering Shareholders promptly after two Business Days following the last day of the Tender Offer Period (or the day of the withdrawal, if the tender offer is withdrawn). Shares that must be returned will be returned to the Tendering Shareholders by restoring the record of the shares in the Tendering Shareholder Account of the Tender Offer Agent to the state that existed immediately prior to the relevant tender. (If the Tendering Shareholders wish to have their shares be transferred to their accounts established with other financial instruments business operators, they are requested to confirm with the head office or any branch office in Japan of the Tender Offer Agent at which the relevant tender was accepted). The Share Options that must be returned will be returned to each Tendering Shareholder by personal delivery or by mail to the address (as instructed by the relevant Tendering Shareholder) of the documents that were submitted at the time of tendering of the Share Options. The Convertible Bonds that must be returned will be returned to the deposit status upon the tender in the event the Convertible Bonds are deposited in Euroclear Bank SA/NC upon the tender.

* Along with taking preventative measures against COVID-19, during the Tender Offer Period, special measures may be taken such as temporarily suspending services provided by the Tender Offer Agent in person at branch offices. For details, please contact the head office or domestic branch offices of the Tender Offer Agent. Furthermore, with respect to the special measures and the branch offices subject to it, etc., please also refer to the Tender Offer Agent’s website (https://www.nomura.co.jp/).

(9)	Other Conditions and Methods of the Purchase Through the Tender Offer

①	Conditions Set Forth in Each Item of Article 27-13(4) of the Act and Details Thereof

There is no upper or lower limit on the Share Certificates to be purchased. Therefore, the Tender Offerors will purchase all of the Tendered Share Certificates.

②	Conditions to Withdrawal of the Tender Offer and Details Thereof; Methods of Disclosure of Withdrawal of the Tender Offer

The Tender Offer may be withdrawn upon the occurrence of any event listed in items (a) through (i) and items (l) through (r) of Article 14(1)(i), items (a) through (h) and (j) of Article 14(1)(iii), and Article 14(1)(iv). as well as items (iii) through (vi) of Article 14(2) of the Order. The “matters equivalent to the matters listed in items (a) through (i)” as set out in item (j) of Article 14(1)(iii) of the Order means any case where it is found that there is a false statement regarding a material matter or an omission of a material matter required to be stated in the statutory disclosure documents filed by the Target Company in the past and the Tender Offerors did not know such false statements or omissions and could not have known even with reasonable care.

In addition, in the even that, by the date immediately before the expiration date of the Tender Offer Period (including the case where it is extended), with respect to the prior notice under Article 10(2) of the Act on Prohibition of Private Monopolization and Maintenance of Fair Trade of Japan (Act No. 54 of 1947, as amended; hereinafter, the “Anti-Monopoly Act”), (i) the waiting period does not expire; (ii) the prior notice of cease and desist order is given; or (iii) an urgent temporary suspension order by the court is petitioned as a person doing an act suspected of violating the provisions of Article 10(2) of the Anti-Monopoly Act, then the Tender Offerors may withdraw the Tender Offer by regarding such situation where “Permission, etc.” was not obtained as provided for in Article 14(1)(iv) of the Order.

Should the Tender Offerors intend to withdraw the Tender Offer, they will issue an electronic public notice thereof and make an announcement with respect thereof in the Nihon Keizai Shimbun; provided, however, that if it is difficult to issue such notice within the Tender Offer Period, the Tender Offerors will make an announcement in accordance with the manner as set forth in Article 20 of the Ordinance and issue the public notice immediately thereafter.

③	Conditions to Reduction of the Purchase Price for the Tender Offer and Details Thereof; Methods of Disclosure for Reduction of the Purchase Price for the Tender Offer

Pursuant to Article 27-6(1)(i) of the Act, if the Target Company takes any action set forth in Article 13(1) of the Order during the Tender Offer Period, the Tender Offerors may reduce the purchase price for the Tender Offer pursuant to the standards set forth in Article 19(1) of the Ordinance. Should the Tender Offerors intend to reduce the purchase price for the Tender Offer, they will issue an electronic public notice and make an announcement with respect thereof in the Nihon Keizai Shimbun; provided, however, that if it is difficult to issue such notice within the Tender Offer Period, the Tender Offerors will make an announcement in the manner as set forth in Article 20 of the Ordinance and issue the public notice immediately thereafter. If the purchase price for the Tender Offer is reduced, the Tender Offerors will also purchase the Tendered Share Certificates tendered on or prior to the date of such public notice at the reduced price.

④	Matters Concerning Tendering Shareholders’ Right to Cancel their Contract

The Tendering Shareholders may cancel a contract related to the tender offer at any time during the Tender Offer Period. In order to cancel the contract, the Tendering Shareholders must deliver (by hand) or mail (by post) a written request for the cancellation of the contract related to the tender offer (the “Cancellation Documents”) to the head office or a branch office in Japan of the person designated below that receives the application from such Tendering Shareholders, by 3:30 p.m. on the last day of the Tender Offer Period. If cancellation is made by postal mail, the cancellation will not come into effect unless the Cancellation Documents are delivered by 3:30 p.m. on the last day of the Tender Offer Period.

A contract entered into via the online service may be canceled either via the online service (http://hometrade.nomura.co.jp/) or by hand-delivering or mailing (by post) the Cancellation Documents. To cancel a contract via the online service, the Tendering Shareholders must complete the cancellation procedures in the manner prescribed on that website, by 3:30 p.m. on the last day of the Tender Offer Period. The Tendering Shareholders may not cancel via the online service the contract entered into at the office of the Tender Offer Agent with whom they have an account. To cancel a contract by hand-delivering or mailing (by post) the Cancellation Documents, the Tendering Shareholders need to request the form of the Cancellation Documents in advance from the office of the Tender Offer Agent they have an account with and then deliver (by hand) or mail (by post) the completed form to such office by 3:30 p.m. on the last day of the Tender Offer Period. If cancellation is made by postal mail, the cancellation will not come into effect unless the Cancellation Documents are delivered by 3:30 p.m. on the last day of the Tender Offer Period.

* Along with taking preventative measures against COVID-19 infection, during the Tender Offer Period, special measures may be taken such as temporarily suspending services provided by the Tender Offer Agent in person at branch offices. For details, please contact the head office or domestic branch offices of the Tender Offer Agent. Furthermore, with respect to the special measures and the branch offices subject to it, etc., please also refer to the Tender Offer Agent’s website (https://www.nomura.co.jp/).

Person Authorized to Receive the Cancellation Documents:

Nomura Securities Co., Ltd.                             1-9-1, Nihonbashi, Chuo-ku, Tokyo, Japan

(as well as branch offices of Nomura Securities Co., Ltd. located in Japan)

The Tender Offerors will not make any claim for damages or a penalty payment to the Tendering Shareholders due to the cancellation of their contracts. In addition, the Tender Offerors will bear the cost of returning the Tendered Share Certificates to the Tendering Shareholders.

⑤	Methods of Disclosure if the Terms for the Tender Offer are Changed

The Tender Offerors may change the terms for the Tender Offer during the Tender Offer Period unless prohibited by Article 27-6(1) of the Act and Article 13 of the Order. Should any terms of the purchase be changed, the Tender Offerors will issue an electronic public notice thereof and make an announcement with respect thereof in the Nihon Keizai Shimbun; provided, however, that if it is difficult to issue such notice within the Tender Offer Period, the Tender Offerors will make an announcement in the manner as set forth in Article 20 of the Ordinance and issue the public notice immediately thereafter. If any terms of the purchase have been changed, the purchase of the Tendered Share Certificates tendered on or prior to the date of such notice will also be made in accordance with the changed terms.

⑥	Methods of Disclosure if Amendment to this Statement is Filed

If the Tender Offerors file an amendment to this Statement with the Director General of the Kanto Local Finance Bureau (except as provided in Article 27-8(11) of the Act), the Tender Offerors will, in respect of the details of such amendment, immediately make an announcement to the extent relevant to the contents of the public notice in respect of the Tender Offer pursuant to the method set forth in Article 20 of the Ordinance. The Tender Offerors will also immediately amend the Tender Offer Explanatory Statement and provide the amended Tender Offer Explanatory Statement to the Tendering Shareholders who received the original Tender Offer Explanatory Statement. However, to the extent that the amendments are limited, the Tender Offerors will convey the amendments to the Tendering Shareholders by way of preparing and delivering to the Tendering Shareholders a document stating the reason for the amendments, the matters amended and the details thereof.

⑦	Methods of Disclosure of Results of the Tender Offer

The Tender Offerors will announce the results of the Tender Offer in accordance with the methods stipulated in Article 9-4 of the Order and Article 30-2 of the Ordinance on the day following the last day of the Tender Offer Period.

⑧	Other Information

The Tender Offer will not be conducted, directly or indirectly, in or targeted at the United States, nor through the U.S. postal mail services or other interstate or international commercial methods or means (including, but not limited to, facsimile, e-mail, Internet communication, telex, and telephone), nor through any stock exchange facilities in the United States. No application for the Tender Offer will be accepted through any of those methods or means, through those stock exchange facilities, or from the United States.

In addition, neither this Statement nor relevant purchase documents will, or may, be sent or distributed to, in, or from the United States by postal mail or other means. No application for the Tender Offer that violates, directly or indirectly, the aforementioned restrictions will be accepted.

When applying for the Tender Offer, the Tendering Shareholders (or standing proxies in the case of the Foreign Shareholders) may be required to provide the Tender Offer Agent with representations and warranties listed below:

The Tendering Shareholders are not located in the United States at the time of applying for the Tender Offer or at the time of sending an application form for the Tender Offer. The Tendering

Shareholders have not, directly or indirectly, received or sent any information (including its copies) related to the Tender Offer to, in, or from the United States. The Tendering Shareholders did not use, directly or indirectly, in connection with the purchase or the signature and submission of the application form for the Tender Offer, the U.S. postal mail services or any other interstate or international commercial methods or means (including, but not limited to, facsimile, e-mail, Internet communication, telex, and telephone) or any stock exchange facilities in the United States. The Tendering Shareholders are not acting as an agent, entrustee or delegate, without discretion, of another person (except where such other person provides the Tendering Shareholders with all instructions relating to the purchase from outside the United States).

(10)	Date of Public Notice of Commencement of Tender Offer

August 4, 2020 (Tuesday)

(11)	Tender Offer Agent

Nomura Securities Co., Ltd.                             1-9-1, Nihonbashi, Chuo-ku, Tokyo, Japan

(Note)

The Tender Offer covers all of the Share Certificates issued by the Target Company as provided by the Act. However, it was found to be difficult for the Tender Offerors who reside in Japan to acquire ADSs (which are listed securities in the U.S.) through the Tender Offer to be implemented outside the U.S. Therefore, in the Tender Offer, only the tenders of the Target Company Share Certificates other than ADSs will be accepted, and the tenders of ADSs are not accepted. In the meantime, tenders of ADSs are accepted under the U.S. Tender Offer; however, the holders of ADSs who desire to tender their ADSs in the Tender Offer, but not in the U.S. Tender Offer, shall convert their ADSs to the Target Company Shares in advance. It is possible to convert ADSs to the Target Company Shares by submitting ADSs to the Corporate Trust Office of the Depositary Bank or by instructing a broker to whom the handling of ADSs is entrusted to convert them to the Target Company Shares, and paying the fee prescribed by the Depositary Bank (provided that the fee shall not exceed USD 5 for conversion of 100 ADSs) and taxes among other costs thereon.

For informational purposes: the U.S. Tender Offer that the Tender Offerors are implementing concurrently with the Tender Offer covers the Target Company Shares owned by U.S. Shareholders and all ADSs. Holders of ADSs who are considering tendering ADSs without converting them to Target Company Shares are requested to confirm the necessary procedures with Equiniti Trust Company, the administrator of the U.S. Tender Offer. The Tender Offerors intend to provide the fact that the U.S. Tender Offer is currently being implemented in parallel with the Tender Offer as information, and not to solicit owners of the Target Company Share Certificates to tender their shares in the U.S. Tender Offer.

3.	Managing Policy following the Tender Offer and the Outlook Going Forward

Please refer to “(2)Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer”, “(5) Policies on Post-Tender Offer Reorganizations (Matters Regarding So-Called Two-Step Acquisition)” and “(6) Possibility of Delisting and Reasons Thereof” in “1. Purpose of Purchase” above for details of the managing policy following the Tender Offer.

4.	Other Information

(1)	Existence and details of agreements executed between the Tender Offerors and the Target Company or its officers

①	Existence and details of agreements executed between the Tender Offerors and the Target Company or its officers

According to the Target Company Press Release of December 2019, the Target Company, at its board of directors meeting held on December 23, 2019, adopted a resolution to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer in the event of the commencement of the Japan and U.S. Tender Offers, including the Tender Offer, and to recommend that the shareholders of the Target Company and the holders of the ADSs tender their shares in the Japan and U.S. Tender Offers, including the Tender Offer. On the other hand, as for whether to tender the Share Options and the Convertible Bonds in the Japan and U.S. Tender Offers, including the Tender Offer, as the Target Company has not examined the appropriateness of the purchase price for the Share Options and the Convertible Bonds, and as the Share Options were issued to directors and employees of the Target Company and its subsidiaries as stock options and the purchase price is JPY 1 per Share Option, the board of directors has resolved to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender the Share Options and the Convertible Bonds.

In addition, according to the Target Company Press Release of August 2020, the Target Company considered that there was no factor changing its judgement regarding the Japan and U.S. Tender Offers, including the Tender Offer also today, as a result of carefully examining again the terms and conditions of the Japan and U.S. Tender Offers, including the Tender Offer, based on the business conditions of the Target Company and environment surrounding the Transaction. Accordingly, the Target Company decided again by resolution of its board of directors meeting held as of today, to express its opinion supporting the Japan and U.S. Tender Offers, including the Tender Offer, to recommend that the shareholders of the Target Company and the holders of the ADSs tender the Target Company Shares and ADSs in the Japan and U.S. Tender Offers, including the Tender Offer, and to leave it to the discretion of each of the Share Option Holders and the Convertible Bond Holders as to whether to tender the Share Options and the Convertible Bonds in the Tender Offer.

For details of the decision-making process at the Target Company, please refer to the above section “(g) Approval of all the directors of the Target Company without interests and the opinion of all the statutory auditors of the Target Company without interests that they have no objection” in “(ii) Measures to Ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest ” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of Purchase”.

SoftBank, NAVER, ZHD and the Target Company executed the Definitive Business Integration Agreement on December 23, 2019. For the details, please refer to the above section in “(3) Important Agreements Concerning the Tender Offer” in “1. Purpose of Purchase”.

②	Background, purpose and decision-making process to the decision to conduct the Tender Offer and the management policy after the Tender Offer

Please refer to “(2) Background, Purpose and Decision-making Process of the Decision to Implement the Tender Offer, and the Management Policy after the Tender Offer” in “1. Purpose of Purchase” above for the background, purpose, and decision-making process to the decision to conduct the Tender Offer and the management policy after the Tender Offer.

③	Measures to ensure the fairness of the Tender Offer, such as measures to ensure the fairness of the Tender Offer Price and measures to avoid conflicts of interest

Please refer to “(ii) Measures to ensure the Fairness of the Tender Offer, such as Measures to Ensure the Fairness of the Tender Offer Price and to Avoid Conflicts of Interest” in “② Process of Valuation” in “(4) Basis for Valuation of the Price of Purchase” in “2. Outline of the Purchase”.

(2)	Other information necessary for investors to determine whether to tender in purchase

①	U.S. Tender Offer

The Tender Offerors have implemented the U.S. Tender Offer in parallel with the Tender Offer. The target of the U.S. Tender Offer includes the Target Company Shares owned by the U.S. Shareholders and all of the ADSs, and the terms and conditions of the U.S. Tender Offer are substantially the same as the terms and conditions of the Tender Offer to the extent possible in light of the U.S. Securities Exchange Act and the tender offer practices in the U.S. Specifically, the purchase price of each ADS (Note 1) and purchase price of each Target Company Share in the U.S. Tender Offer are both the same (JPY 5,380) as the purchase price of each Target Company Share in the Tender Offer, and the purchase period pertaining to the U.S. Tender Offer is the same (Note 2) as the purchase period pertaining to the Tender Offer (from August 4, 2020 to September 15, 2020).

(Note 1)

As stated above, the purchase price of each ADS in the U.S. Tender Offer is the same (JPY 5,380) as the Tender Offer Price; however, the settlement of the ADSs tendered in the U.S. Tender Offer will be made in USD. Such settlement of the ADSs in the U.S. Tender Offer in USD will be made by converting JPY 5,380, the Tender Offer Price, into USD based on the spot rate of JPY and USD on at 10 a.m. on the Business Day following the expiration of the purchase period of the Japan and U.S. Tender Offers published by Bloomberg LP. (rounded off to the nearest whole cent). Meanwhile, the settlement of the Target Company Shares in the U.S. Tender Offer will be made in JPY.

(Note 2)

Considering that the period for accepting tendering in the Tender Offer ends at 15:30 on the last day of the Tender Offer Period, the purchase period pertaining to the U.S. Tender Offer also ends at the same time as such time (at 02:30 local time on the last day of the Tender Offer Period in New York City in the U.S.)

②	Announcement of the “Consolidated Financial Results (IFRS) for the Six Months Ended June 30, 2020”

The Target Company announced the Target Company Summary of Financial Results for the Second Quarter (the “Consolidated Financial Results (IFRS) for the Six Months Ended June 30, 2020”) dated July 29, 2020 (Note that the Target Company issued “Notice of Amendment to “Consolidated Financial Results (IFRS) for the Six Months Ended June 30, 2020” as of today.). The outline of the summary of financial results of the Target Company based on such announcement is as follows. Furthermore, such summary of financial results has not gone through quarterly review under Article 193-2(1) of the Act. In addition, as the following the outline of the announced content below is an excerpt of the content announced by the Target Company, the Tender Offerors are not in position to or actually do not verify correctness and truth thereof. For the details, please refer to such announcement.

(i)	Operating Results (Consolidated)

(Unit: million of JPY)

Fiscal Year	Second Quarter of the fiscal year ending December 2020
Revenues and other operating income	119,123
Operating Expense	133,073
Loss from operating activities	13,950
Profit in this quarter	Δ24,522
Profit in this quarter attributable to the shareholders of the company	Δ20,163

(ii)	Results per Share (Consolidated)

(JPY)

Fiscal Year	Second Quarter of the fiscal year ending December 2020
Basis profit in this quarter per share	Δ83.99
Amount of dividend per share	0.00

③	Issuance of the 26th through 28th Series Share Options

The Target Company, at its board of directors meeting held on July 29, 2020, resolved to issue the 26th Series Share Options to the directors of the Target Company (excluding the outside directors and part-time directors), the 27th Share Options to the outside directors, and the 28th Series Share Options to the employees of the Target Company and its subsidiaries. For the details, please refer to the “Notice Regarding the Issuance of Share Options” announced by the Target Company dated July 29, 2020,

④	Publication of “Announcement Regarding Schedule for Implementation of the Business Integration”

Given that the Tender Offerors decided to commence the Japan and U.S. Tender Offers, including the Tender Offer, SoftBank, NAVER, ZHD and the Target Company announced, in “Announcement Regarding Schedule for Implementation of the Business Integration” announced as of today, the future schedule for the implementation of the Business Integration assumed as of today as below. For the details, please refer to such announcement.

(Schedule for the Business Integration)

Commencement of the Japan and U.S. Tender Offers, including the Tender Offer	August 4, 2020
Commencement of the ZHD Tender Offer	around January 2021
General meetings of shareholders for approval of the merger agreement for the Merger (target)	around February 2021
General meeting of shareholders for approval of the corporate demerger agreement for the Demerger (target)	around February 2021
Effective date of the Merger (target)	around March 2021
Effective date of the Demerger (target)	around March 2021
Effective date of the Share Exchange (target)	around March 2021

⑤	Execution of the Business Alliance MOU

SoftBank, NAVER, ZHD and the Target Company entered into the Business Alliance MOU as of today, pursuant to which they will conduct the information sharing, review, verification testing and discussions, for the purpose of implementing the business alliance to engage in joint business activities relating to the businesses conducted in Japan. For the details, please refer to the Business Alliance MOU Press Release.

⑥	Plan to Record Other Operating Income

The Target Company is expected to record gains of approximately JPY 26.8 billion resulting from the loss of control of subsidiaries as other operating income in the Target Company’s Consolidated Financial Statements for the Nine Months Ending September 30, 2020. For details, please refer to the Target Company’s Notice Regarding Change in Specified Subsidiary dated May 27, 2020, Notice Regarding Merger of LINE Corporation’s Consolidated Subsidiary and Expected Recording of Gains Resulting from its Transfer dated July 30, 2020, and (Progress of a Disclosed Matter) Notice Regarding Recording of Other Operating Income (from Loss of Control of Subsidiaries) dated as of today.

This press release contains “forward-looking statements” as defined in Article 27A of the U.S. Securities Act of 1933, as amended, and Article 21E of the U.S. Securities Exchange Act of 1934. Actual results might be materially different from the express or implied predictions, including the “forward-looking statements” contained herein due to known or unknown risks, uncertainties, or any other factors. Neither the Tender Offerors, the Target Company, nor their respective affiliates assure that such express or implied predictions, including the “forward-looking statements” contained herein, will be achieved. The “forward-looking statements” contained in this press release have been prepared based on the information possessed by the Tender Offerors and the Target Company as of the date hereof, and unless otherwise required under applicable laws and regulations, neither the Tender Offerors, the Target Company, nor any of their affiliates assume any obligation to update or revise such statements to reflect any future events or circumstances.

The respective financial advisors of NAVER, the Tender Offerors, the Target Company or the Target Company’s Special Committee as well as the tender offer agent(s) (including their affiliates) may, in the ordinary course of their business, engage in the purchase of shares or other securities of the Target Company not by the Tender Offer, or act in preparation for such purchase, for their own account or for their customers’ account before or during the Tender Offer Period in accordance with the requirements of Rule 14e-5(b) under the U.S. Securities Exchange Act of 1934 and to the extent permitted under Japanese financial instruments and exchange regulations and other applicable laws and ordinances. If any information concerning such purchase is disclosed in Japan, the relevant financial adviser or tender offer agent who conducted such purchase will disclose such information on its English website (or by any other means of public disclosure).

The Tender Offer described in this press release has not yet commenced. This press release is provided for informational purposes only and does not constitute an offer to purchase or the solicitation of an offer to sell any common stock (including any American Depositary Share representing any common stock) or other securities of the Target Company. At the time the Tender Offer is commenced, the Tender Offerors and NAVER will file with the U.S. SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer, the Target Company will file with the U.S. SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Tender Offer, and the Tender Offerors, NAVER and the Target Company will file with the U.S. SEC a Schedule 13E-3 with respect to the Tender Offer. The Tender Offerors will mail the offer to purchase, form of letter of transmittal and other documents relating to the Tender Offer to the Target Company shareholders listed or recorded on the Target Company’s shareholder register. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THOSE DOCUMENTS CAREFULLY BEFORE MAKING A DECISION TO SELL OR TENDER IN THE TENDER OFFER AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TENDER OFFER. Those documents and other documents filed by the Tender Offerors and the Target Company may be obtained without charge after they have been filed at the U.S. SEC’s website at https://www.sec.gov. The offer to purchase and related materials may also be obtained (when available) for free by contacting the information agent for the Tender Offer.